    As filed with the Securities and Exchange Commission on March ___, 1997

                                                       Registration No. ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------

                                    Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------
                          CONESTOGA ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

       Pennsylvania                         6719                  23-2565087
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)      Classification No.)      Identification No.)

                             202 East First Street
                             Birdsboro, PA  19508
                                (610) 582-8711

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -----------------------

                                 JOHN R. BENTZ
                                   President
                             202 East First Street
                              Birdsboro, PA  19508
                                 (610) 582-8711
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------
                                   Copies to:
    JOHN S. HIBSCHMAN, ESQUIRE                   DAVID S. ANTZIS, ESQUIRE
      Miller and Murray, LLP                    Saul, Ewing, Remick & Saul
         542 Court Street                          1055 Westlakes Drive
           P.O. Box 942                               Berwyn, PA 19312
     Reading, PA  19603-0942                           (610) 251-5055
          (610) 376-6651

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and upon consummation of the merger of Infocore, Inc. with and into a subsidiary of the Registrant described in the enclosed Proxy Statement/Prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [ ].
                            ----------------------

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

================================================================================

                                                      ____________________, 1997


  Dear Shareholder:

       We invite you to attend a Special Meeting (the "Infocore Meeting") of Shareholders to be held at 661 Moore Road, King of Prussia, Pennsylvania 19406 on Monday, June 16, 1997, at 10:00 a.m., local time.

       At the Infocore Meeting, shareholders will be asked to consider and vote upon approval of the Agreement and Plan of Merger dated as of March 14, 1997 (the "Merger Agreement") among Infocore, Conestoga Enterprises, Inc. ("CEI") and CI Merger Corporation, a wholly owned subsidiary of CEI ("Merger Sub"). Pursuant to the Merger Agreement, Infocore would be merged (the "Merger") with and into Merger Sub, with Merger Sub being the surviving corporation. In connection with the Merger and as more fully described in the accompanying Joint Proxy Statement/Prospectus, shares of Infocore common stock, par value $.02 per share (the "Infocore Common Shares"), outstanding as of the effective time of the Merger will be converted into and become a right to receive shares of CEI common stock, par value $5.00 per share ("CEI Common Shares"). All outstanding Infocore Common Shares shall in the aggregate be converted into 200,000 CEI Common Shares.

       Your attention is directed to the attached Proxy Statement/Prospectus which contains a more complete description of the terms of the Merger and provides detailed financial, business and other information concerning Infocore and CEI.

       After careful consideration of the terms of the Merger Agreement, the board of directors of Infocore has determined that the Merger is in the best interests of Infocore and its shareholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

       It is very important that your shares be represented at the Infocore Meeting, whether or not you plan to attend in person. The affirmative vote of a majority of the Infocore Common Shares present and entitled to vote at the Infocore Meeting is required to approve the Merger Agreement. We urge you to execute, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to assure that your shares will be voted at the meeting. On behalf of the Board of Directors, we thank you for your support and urge you to vote "FOR" approval of the Merger Agreement.

       Infocore shareholders will be entitled to exercise statutory dissenters' rights with respect to the Merger. To exercise such rights, Infocore shareholders must provide written notice of their intention to dissent to Infocore prior to the vote at the Infocore Meeting. Returned proxies which do not contain voting instructions will be voted "FOR" approval of the Merger.

                                      Sincerely,


                                      Harrison H. Clement, Jr.
                                      President and Chief Executive Officer

                                INFOCORE, INC.
                                661 Moore Road
                           King of Prussia, PA 19406
                                (610) 337-9611


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 16, 1997


  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Infocore Meeting") of Infocore, Inc. ("Infocore") will be held at 661 Moore Road, King of Prussia, Pennsylvania 19406 on Monday, June 16, 1997, at 10 a.m., local time. A Proxy Card and a Joint Proxy Statement/Prospectus for the Infocore Meeting are enclosed. The Infocore Meeting is for the purpose of considering and acting upon:

       1. A proposal to approve the Agreement and Plan of Merger dated as of March 14, 1997 (the "Merger Agreement") among Infocore, Conestoga Enterprises, Inc. ("CEI") and CI Merger Corporation, a wholly owned subsidiary of CEI ("Merger Sub"). Pursuant to the Merger Agreement, and as more fully described in the accompanying Joint Proxy Statement/Prospectus, shares of Infocore common stock, par value $.02 per share (the "Infocore Common Shares"), outstanding as of the effective time of the Merger will be converted into and become a right to receive shares of CEI common stock, par value $5.00 per share ("CEI Common Shares"). All outstanding Infocore Common Shares shall in the aggregate be converted into 200,000 CEI Common Shares.

       2. Such other matters as may properly come before the Infocore Meeting or any adjournment thereof.

       Any action may be taken on any one of the foregoing proposals at the Infocore Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Infocore Meeting may be adjourned. Pursuant to the Bylaws of Infocore, the Board of Directors has fixed the close of business on May 20, 1997, as the record date for determination of the shareholders entitled to vote at the Infocore Meeting and any adjournments thereof.

       You are requested to complete, sign and date the enclosed proxy card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the Infocore Meeting.

       Infocore shareholders will be entitled to exercise statutory dissenters' rights with respect to the Merger. To exercise such rights, Infocore shareholders must provide written notice of their intention to dissent to Infocore prior to the vote at the Infocore Meeting. Returned proxies which do not contain voting instructions will be voted "FOR" approval of the Merger.

                       BY ORDER OF THE BOARD OF DIRECTORS



                               Henry M. Stringer
                                   Secretary
  King of Prussia, Pennsylvania
  May ___, 1997

  IMPORTANT: PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE INFOCORE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                          CONESTOGA ENTERPRISES, INC.

                             Cross-Reference Sheet

Item Number                                Location in Proxy
in Form S-4                                Statement/Prospectus
-----------                                --------------------
1.  Forepart of Registration Statement
    and Outside Front Cover Page of
    Prospectus...........................  Facing Page; Cross-Reference Sheet;
                                           Cover Page of Proxy
                                           Statement/Prospectus

2.  Inside Front and Outside Back Cover
    Pages of Prospectus..................  Available Information; Incorporation
                                           of Documents by Reference; Table of
                                           Contents

3.  Risk Factors, Ratio of
    Earnings-to-Fixed Charges and Other
    Information..........................  Cover Page of Proxy
                                           Statement/Prospectus; Summary; Risk
                                           Factors

4.  Terms of the Transaction.............  Notices of Special Meeting of
                                           Shareholders; Summary; The Merger;
                                           Description of Capital Stock of CEI;
                                           Comparison of Shareholder Rights

5.  Pro Forma Financial Information......  *

6.  Material Contacts with the Company
    Being Acquired.......................  The Merger

7.  Additional Information Required for
    Reoffering by Persons and Parties
    Deemed to Be Underwriters............  *

8.  Interests of Named Experts and
    Counsel..............................  Legal Opinions; Experts

9.  Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities..........................  *

10. Information with Respect to S-3
    Registrants..........................  *

11. Incorporation of Certain               Incorporation of Documents by
    Information by Reference.............  Reference

12. Information with Respect to S-2 or
    S-3 Registrants......................  *

13. Incorporation of Certain
    Information by Reference.............  *

14. Information with Respect to
    Registrants Other Than S-3 or S-2
    Registrants..........................  *

15. Information with Respect to S-3
    Companies............................  *

16. Information with Respect to S-2 or
    S-3 Companies........................  *

17.  Information with Respect to
     Companies Other Than S-3 or S-2
     Companies...........................  Summary; Business of Infocore;
                                           Security Ownership of Certain
                                           Beneficial Owners and Management
                                           of Infocore

18.  Information if Proxies, Consents or
     Authorizations are to be Solicited..  Notice of Special Meeting of
                                           Shareholders; Cover Page of Proxy
                                           Statement/Prospectus; Summary; The
                                           Infocore Meeting;  The Merger;
                                           Incorporation of Documents by
                                           Reference

19.  Information if Proxies, Consents or
     Authorizations are not to be
     Solicited or in an Exchange Offer...  *

-----------------------

*Omitted because the item is inapplicable or the answer thereto is negative.

  Proxy Statement/Prospectus

                                INFOCORE, INC.

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                                 JUNE 16, 1997

                             --------------------

                          CONESTOGA ENTERPRISES, INC.
                                PROSPECTUS FOR
                      200,000 SHARES OF CEI COMMON STOCK
                           PAR VALUE $5.00 PER SHARE

       This Proxy Statement/Prospectus is being furnished to holders of common stock, $.02 par value ("Infocore Common Shares"), of Infocore, Inc., a Pennsylvania corporation ("Infocore"), in connection with the solicitation of proxies by Infocore's Board of Directors (the "Infocore Board") for use at a Special Meeting of Shareholders (the "Infocore Meeting") to be held at 661 Moore Road, King of Prussia, Pennsylvania 19406, on Monday, June 16, 1997 at 10:00 a.m., local time. At the Infocore Meeting, shareholders of Infocore will be asked to consider and vote upon (i) a proposal to approve the Agreement and Plan of Merger dated as of March 14, 1997 (the "Merger Agreement") among Infocore, Conestoga Enterprises, Inc., a Pennsylvania corporation ("CEI") and CI Merger Corporation, a wholly owned subsidiary of CEI ("Merger Sub"), and (ii) such other business as may properly come before the Infocore Meeting or any adjournment thereof.

       Pursuant to the Merger Agreement, Infocore would be merged (the "Merger") with and into Merger Sub, with Merger Sub being the surviving corporation.
  All outstanding Infocore Common Shares shall in the aggregate be converted into 200,000 CEI Common Shares.

       This Proxy Statement/Prospectus also constitutes a prospectus of CEI filed as part of a registration statement filed with the Securities and Exchange Commission (the "Commission") relating to 200,000 CEI Common Shares issuable pursuant to the Merger Agreement. All information contained in this Proxy Statement/Prospectus with respect to CEI and its subsidiaries has been supplied by CEI, and all information with respect to Infocore has been supplied by Infocore.

       Shareholders should carefully consider the information under "RISK FACTORS" beginning on page ___ in determining how to vote with respect to the matters to be considered at the Infocore Meeting and, with respect to Infocore shareholders, whether to exercise dissenters' rights.

       This Proxy Statement/Prospectus does not cover any resales of the CEI Common Shares issuable in the Merger by any shareholders deemed to be affiliates of Infocore or CEI. No person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale.

       THE CEI COMMON SHARES ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       This Proxy Statement/Prospectus and the accompanying proxy cards and notices of special meeting are first being mailed to shareholders of Infocore on or about May ___, 1997.

  The date of this Proxy Statement/Prospectus is ________________________, 1997

 No person is authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by CEI or Infocore. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities covered by this Proxy Statement/Prospectus, or the solicitation of a proxy to or from any person in any jurisdiction where it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the information about CEI or Infocore contained in this Proxy Statement/Prospectus since the date hereof.

                             AVAILABLE INFORMATION

            CEI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information is also available from the Commission over the Internet at http://www.sec.gov. CEI Common Shares (symbol: CENI) is
  authorized for quotation on the Nasdaq Small-Cap Market.   Such materials and
  other information concerning CEI, therefore, can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

            CEI has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-4 (including all amendments and exhibits thereto, the "Registration Statement") with respect to the CEI Common Shares issuable pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

            This Proxy Statement/Prospectus incorporates by reference documents relating to CEI which are not presented herein or delivered herewith. These documents (not including exhibits thereto, unless such exhibits are specifically incorporated by reference herein) are available without charge to any person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered, upon written or oral request directed to Conestoga Enterprises, Inc., 202 East First Street, Birdsboro, PA 19508, telephone number (610) 582-8711, Attention: Kenneth A. Benner, Secretary. In order to ensure timely delivery of the documents, any request should be made no later than ____________________, 1997.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

            Certain documents previously filed by CEI (File No. 33-30715) with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus as follows:

            (1) the Annual Report on Form 10-K for the year ended December 31, 1996.


            All documents filed by CEI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Infocore Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus. All information appearing in this Proxy Statement/Prospectus should be read in conjunction with, and is qualified in its entirety by, the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                               TABLE OF CONTENTS

                                                                            Page

  AVAILABLE INFORMATION .....................................................

  INCORPORATION OF DOCUMENTS BY REFERENCE ...................................

  SUMMARY ...................................................................
       The Companies ........................................................
            CEI .............................................................
            Infocore, Inc. ..................................................
       The Infocore Meeting .................................................
            General .........................................................
            Matters to be Considered at the Infocore Meeting ................
            Record Date; Shares Outstanding; Quorum; Vote Required ..........
       The Merger ...........................................................
            Terms of the Merger .............................................
            Recommendation of the Infocore Board of Directors ...............
            Opinion of CEI Financial Advisor ................................
            Conditions to the Merger ........................................
            Certain Covenants ...............................................
            Effective Time ..................................................
            Termination; Waiver; Amendment ..................................
            Fees and Expenses ...............................................
            Dissenters' Rights ..............................................
            Certain Federal Income Tax Consequences .........................
            Accounting Treatment ............................................
            Interest of Certain Persons in the Merger .......................
            Comparison of Shareholder Rights ................................
       Selected Historical Financial Data ...................................
            Selected Historical Financial Data ..............................
       Market Price Data ....................................................

  RISK FACTORS ..............................................................
       Competitive Industry .................................................
       Effect of Regulation .................................................
       Limited Trading Market for CEI Common Shares .........................
       Personal Communication Services ......................................
       Effect of Substantial Indebtedness and Preferred Stock on Future
            Operations ......................................................
       Dilution to Earnings .................................................
       Dividend Policy ......................................................
       Regulated/Nonregulated Revenue Mix ...................................
       Integration of the Operations of Infocore and CEI.....................
  THE INFOCORE MEETING ......................................................
       General ..............................................................
       Matters to be Considered at the Infocore Meeting .....................
       Infocore Record Date; Shares Outstanding; Quorum .....................
       Vote Required ........................................................
       Effect of Abstentions ................................................
       Voting, Revocation and Solicitation of Proxies .......................

  THE MERGER ................................................................
       Background of the Merger .............................................
       Merger Negotiations ..................................................
       Infocore's Reasons for the Merger; Recommendation of the Infocore
            Board of Directors ..............................................
       CEI's Reasons for the Merger .........................................
       Opinion of CEI Financial Advisor .....................................
       Terms of the Merger ..................................................
       Interest of Certain Persons in the Merger ............................
       Accounting Treatment .................................................

       Certain Federal Income Tax Consequences ..............................
       Dissenters' Rights ...................................................

  RESALE RESTRICTIONS .......................................................

  DESCRIPTION OF CAPITAL STOCK OF CEI .......................................
       CEI Common Shares ....................................................
       CEI $3.42 Series A Preferred Shares ..................................
       Pennsylvania Anti-Takeover Law Provisions ............................

  COMPARISON OF SHAREHOLDER RIGHTS ..........................................
       Introduction .........................................................
       Dividends ............................................................
       Voting Rights Generally ..............................................
       Classified Board of Directors ........................................
       Number of Directors ..................................................
       Removal of Directors .................................................
       Filling Vacancies on the Board of Directors ..........................
       Call of Special Shareholders' Meeting ................................
       Notice of Shareholders' Meeting ......................................
       Quorum Requirements and Adjournment of Meetings ......................
       Action Without Meeting ...............................................
       Dissenters' Rights ...................................................
       Limitations on Directors' Liability ..................................
       Indemnification ......................................................
       State Anti-Takeover Law Provisions ...................................
       Amendment of Articles of Incorporation ...............................
       Amendment of Bylaws ..................................................

  BUSINESS OF INFOCORE ......................................................
       Description of Business ..............................................
       Security Ownership of Certain Beneficial Owners and Management of
            Infocore ........................................................

  EXPERTS ...................................................................
       CEI ..................................................................

  LEGAL OPINIONS ............................................................

  APPENDIX A -  MERGER AGREEMENT
  APPENDIX B -  FAIRNESS OPINION OF JSI FINANCIAL SERVICES
  APPENDIX C -  PROVISIONS REGARDING DISSENTERS' RIGHTS
  APPENDIX D -  TAX OPINION OF SAUL, EWING, REMICK & SAUL

--------------------------------------------------------------------------------

                                    SUMMARY

       This summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus and the Appendices hereto. Shareholders are urged to read this entire Proxy Statement/Prospectus, including the Appendices hereto. Certain terms used in this summary and elsewhere in this Proxy Statement/Prospectus are used as defined in this summary or elsewhere in this Proxy Statement/Prospectus.


                                 The Companies

     CEI

       Conestoga Enterprises, Inc. ("CEI"), incorporated in the Commonwealth of Pennsylvania in 1989, is a holding company with wholly owned subsidiaries engaged in various aspects of the telecommunications business.

       CEI's principal subsidiaries are Conestoga Telephone and Telegraph Company ("CTT") and Buffalo Valley Telephone Company ("BVT"), both of which are local exchange carriers ("LEC"). CTT, incorporated in 1902, furnishes communication services, mainly local and toll telephone service, to an area of approximately 300 square miles, including parts of Berks, Chester, Lancaster and Montgomery Counties in Pennsylvania. CTT provides service to approximately 48,150 access lines. The population of CTT's service area is estimated to be 120,400. BVT was originally founded in 1904 and provides local telephone service to Union and Northumberland Counties in Central Pennsylvania. BVT provides service to approximately 19,100 telephone access lines. The population of BVT service area is estimated to be 32,000.

       Other subsidiaries include Northern Communications, Inc. ("NCI"), which is engaged in the resale of long distance service as a non-regulated business, Conestoga Mobile Systems, Inc. ("CMS"), which is engaged in the provision of paging services, and Conestoga Investment Corporation ("CIC"), which is an investment company incorporated in the State of Delaware to hold certain CEI investments. CMS provides service to approximately 4,700 paging access lines.

       CEI owns interests in two joint ventures which provide cellular telephone services in the Reading, Harrisburg, Lancaster and York Metropolitan Areas. In 1995, CTT acquired an 11.85% interest in a partnership that provides Internet and similar computer services in Pennsylvania east of the Susquehanna River.

       CEI owns a 60% interest in Conestoga Wireless Company ("CWC"), which was formed by CEI and Infocore in March 1995 to bid in the auctions by the Federal Communications Commission for bandwidth to provide Personal Communication Services ("PCS"), a wireless telecommunications technology. CWC was successful in bidding for radio spectrum "D" bandwidth in the Reading, Pottsville and Williamsport, Pennsylvania basic trading areas and for "F" bandwidth in the Sunbury basic trading area. These territories cover nine (9) counties in Pennsylvania with a population of 840,000.

       CEI's executive offices are located at 202 East First Street, Birdsboro, Pennsylvania 19508, and its telephone number is (610) 582-8711.

     Infocore, Inc.

       Infocore, Inc., a Pennsylvania corporation ("Infocore"), is a diversified telecommunications services company founded in 1981, which designs, installs and maintains telephone and computer systems and resells local exchange and toll services. Infocore Wireless, Inc., a wholly owned subsidiary, owns a 40% interest in CWC.

       Infocore's offices are located at 661 Moore Road, King of Prussia, Pennsylvania 19406, and its telephone number is (610) 337-9611.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             The Infocore Meeting

General

          The special meeting of the shareholders of Infocore will be held on Monday, June 16, 1997, at 10:00 a.m., local time, at 661 Moore Road, King of Prussia, Pennsylvania 19406 (the "Infocore Meeting").

Matters to be Considered at the Infocore Meeting

          At the Infocore Meeting, holders of common stock, par value $.02 per share, of Infocore ("Infocore Common Shares"), will be asked to consider and vote upon (i) a proposal to approve the Agreement and Plan of Merger dated as of March 14, 1997 (the "Merger Agreement") among Infocore, CEI and CI Merger Corporation, a wholly owned subsidiary of CEI ("Merger Sub"), and (ii) such other business as may properly come before the Infocore Meeting or any adjournment thereof. See "THE INFOCORE MEETING-- Matters to be Considered at the Infocore Meeting."

Record Date; Shares Outstanding; Quorum; Vote Required

          Only holders of record of Infocore Common Shares at the close of business on May 20, 1997 (the "Infocore Record Date"), will be entitled to notice of, and to vote at, the Infocore Meeting. Each Infocore Common Share outstanding on the Infocore Record Date entitles its holder, as of that date, to one vote. As of the Infocore Record Date, there were 5,778,956 Infocore Common Shares outstanding and entitled to be voted at the meeting, held by approximately 142 shareholders of record. The presence in person or by proxy of the holders of a majority of the Infocore Common Shares entitled to vote at the Infocore Meeting shall constitute a quorum at the Infocore Meeting. See "THE INFOCORE MEETING--Infocore Record Date; Shares Outstanding; Quorum, Vote Required" Pursuant to the applicable provisions of the Pennsylvania Business Corporation Law ("PBCL") and Infocore's bylaws (the "Infocore Bylaws"), the affirmative vote of a majority of the Infocore Common Shares present and entitled to vote at the Infocore Meeting is required to approve the Merger Agreement. See "THE INFOCORE MEETING--Vote Required."

          As of the Infocore Record Date, directors and executive officers of Infocore beneficially owned approximately 1,228,004 Infocore Common Shares or approximately 21.24% of the Infocore Common Shares entitled to vote at the Infocore Meeting. See "BUSINESS OF INFOCORE--Security Ownership of Certain Beneficial Owners and Management of Infocore." The directors and executive officers of Infocore have indicated that they intend to vote all of such shares in favor of approval of the Merger Agreement. See "THE INFOCORE MEETING--Vote Required."


                                  The Merger

Terms of the Merger

          Pursuant to the Merger Agreement, Infocore would be merged (the "Merger") with and into Merger Sub, with Merger Sub being the surviving corporation. All outstanding Infocore Common Shares shall in the aggregate be converted into 200,000 CEI Common Shares (the "Merger Consideration"), less fractional shares and dissenters' shares.

          No fractional CEI Common Shares will be issued. Holders of Infocore Common Shares who would otherwise be entitled to receive a fractional share of CEI Common Stock instead will receive a cash payment determined by multiplying the fractional interest to which such holder would otherwise be entitled by the Market Value of a CEI Common Share. See "THE MERGER--Terms of the Merger."

INFOCORE SHAREHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES FOR INFOCORE COMMON SHARES TO CEI OR INFOCORE UNTIL THEY HAVE RECEIVED A RETURN

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INSTRUCTION FORM. INFOCORE SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Recommendation of the Infocore Board of Directors

        The consideration to be received by holders of Infocore Common Shares in the Merger was negotiated by the Infocore Board in light of various factors, including Infocore's and CEI's recent operating results, current financial condition and perceived future prospects. THE BOARD OF DIRECTORS OF INFOCORE BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF INFOCORE SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT INFOCORE'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. See "THE MERGER-- Infocore's Reasons for the Merger; Recommendation of the Infocore Board of Directors."

Opinion of CEI Financial Advisor

        JSI Financial Services ("JSI") rendered its opinion to the Board of Directors of CEI (the "CEI Board") on March 14, 1997 to the effect that the consideration to be paid by CEI to holders of Infocore Common Shares in the Merger is fair to the CEI shareholders from a financial point of view. This opinion, which is attached to this Proxy Statement/Prospectus as Appendix B, should be read in its entirety with respect to the assumptions made and other matters considered by JSI in rendering such opinion. CEI has agreed to pay JSI $?? for acting as its financial advisor in connection with the Merger. See "THE MERGER--Opinion of CEI Financial Advisor."

Conditions to the Merger

        Consummation of the Merger is subject to various conditions, including the approval of the Merger Agreement by the requisite vote of the shareholders of Infocore and the satisfaction of various conditions set forth in the Agreement and Plan of Merger dated as of March 14, 1997, among CEI, Merger Sub and Infocore ("Merger Agreement"), a copy of which is attached hereto as Appendix A. Among other conditions, the Merger is conditioned upon the exercise of dissenters' rights by holders of not more than 10% of the Infocore Common Stock. See "THE MERGER--Terms of the Merger--Conditions to the Merger". CEI's obligations are also conditioned upon Harrison H. Clement, Jr., President and Chief Executive Officer of Infocore, and Henry M. Stringer, Senior Vice President of Infocore, entering into employment agreements with Merger Sub providing for their continued employment after the Merger.

Certain Covenants

        Upon consummation of the Merger, the separate existence of Infocore and its board of directors will terminate, but the directors and officers of CEI and Merger Sub will continue in office. See "THE MERGER--Terms of the Merger."


        Infocore has agreed that, except as described below, it will not initiate discussions or negotiations relating to a transaction involving a merger, consolidation, sale or similar transaction involving a significant portion of the stock or assets of Infocore (an "Acquisition Transaction"). Infocore, however, is permitted to disclose information to, and to engage in discussions and negotiations with, a person who makes a bona fide offer to engage in such an Acquisition Transaction on terms which are more favorable to the Infocore shareholders than the Merger, and who can reasonably be expected to consummate such an Acquisition Transaction on the terms that have been proposed, and which disclosure, discussions and negotiations, in the judgment of Infocore, shall be required by reason of the fiduciary obligations of the Infocore Board. See "THE MERGER--Terms of the Merger."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Effective Time

        Once the conditions to the Merger have been satisfied, the Merger will become effective upon the filing and acceptance of articles of merger by the Corporation Bureau of the Commonwealth of Pennsylvania (the "Effective Time"). See "THE MERGER--Terms of the Merger; Effective Time."

Termination; Waiver; Amendment

        The Merger Agreement may be terminated at any time before the Closing Date in a number of circumstances, including (i) by mutual consent of the parties, (ii) by either party if the Effective Time shall not have occurred on or before November 1, 1997 (except under certain circumstances), and (iii) by either party upon a material breach of any representation, warranty, covenant or agreement by the other party.

        In addition, if requested by the Infocore Board pursuant to the fiduciary obligations of Infocore's directors, Infocore may terminate the Merger Agreement (subject to its obligations to pay the termination fee described below) in order to accept an offer for an Acquisition Transaction other than the Merger which the Infocore Board concludes is more favorable to the Infocore shareholders than the Merger. See "THE MERGER--Terms of the Merger--Termination; Waiver; Amendment."

        Prior to the Effective Time, any provision of the Merger Agreement may be waived or amended under certain circumstances, as set forth in the Merger Agreement. See "THE MERGER--Terms of the Merger--Termination; Waiver; Amendment."

Fees and Expenses

        Except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs.

        In the following circumstances, Infocore has agreed to pay CEI a break-up fee in the amount of $100,000: (1) the Merger Agreement being terminated by CEI due to (i) Infocore's representations and warranties contained in the Merger Agreement not being true and correct in all material respects when made or as of the Closing Date; or (ii) Infocore's failure to perform in all material respects all obligations and comply in all material respects with all agreements, undertakings, covenants and conditions required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Date; (2) the Merger Agreement being terminated by Infocore in order to enter into an Acquisition Transaction; or (3) the Merger Agreement being terminated by either CEI or Infocore as a result of the failure to obtain Infocore shareholder approval of the Merger Agreement and the transactions contemplated thereby.

        In the following circumstance, CEI has agreed to pay Infocore a break-up fee in the amount of $100,000: the Merger Agreement being terminated by Infocore due to (i) CEI's or Merger Sub's representations and warranties contained in the Merger Agreement not being true and correct in all material respects when made or as of the Closing Date; or (ii) the failure of CEI or Merger Sub to perform in all material respects all obligations and comply in all material respects with all agreements, undertakings, covenants and conditions required by the Merger Agreement to be performed or complied with by CEI at or prior to the Effective Date.

Dissenters' Rights

        Pursuant to the PBCL, the holders of Infocore Common Shares will have the right to dissent from approval of the Merger, and to demand and receive the "fair value" of their Infocore Common Shares. In order to assert such dissenters' rights, an Infocore shareholder must (i) file a written notice of intention to dissent with Infocore prior to the shareholder vote at the Infocore Meeting, (ii) refrain from voting in favor of the Merger, (iii) file a written

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

demand for payment and deposit the certificates representing his or her shares in accordance with the terms of the notice to demand payment that will be sent by Infocore, and (iv) comply with certain other statutory procedures set forth in the PBCL. Proxies which are returned but which do not contain voting instructions will be voted in favor of the Merger Agreement, which will result in a forfeiture of dissenters' rights with respect to the Merger. A copy of the applicable sections of the PBCL are attached to this Joint Proxy Statement/Prospectus as Appendix C. Any deviation from the procedures set forth in such statutory provisions may result in the forfeiture of dissenters' rights with respect to the Merger. Accordingly, shareholders wishing to assert dissenters' rights are urged to read carefully "THE MERGER--Dissenters' Rights" and Appendix C to this Proxy Statement/Prospectus.

        CEI shareholders are not entitled to dissenters' rights in this transaction.

Certain Federal Income Tax Consequences

        It is intended that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes: (i) Infocore, Merger Sub and CEI will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code,
(ii) no gain or loss will be recognized by Infocore by reason of the Merger,
(iii) except for any cash received in lieu of any fractional shares, no gain or loss will be recognized by holders of Infocore Common Shares who, pursuant to the Merger, receive solely CEI Common Shares in exchange for their Infocore Common Shares, (iv) the basis of the CEI Common Shares to be received by an Infocore shareholder will generally be the same as the basis of the Infocore Common Shares surrendered in exchange therefor, less any basis attributable to any fractional shares for which cash is received, and (v) the holding period of the CEI Common Shares to be received by a shareholder of Infocore will include the period during which the Infocore Common Shares surrendered in exchange therefor were held, provided that the Infocore Common Shares surrendered were held as a capital asset as of the Effective Time.

        Infocore's obligation to consummate the Merger is conditioned upon receipt of an opinion of Saul, Ewing, Remick & Saul, tax counsel to Infocore, substantially to the effect that the federal income tax consequences of the Merger are as summarized above. Such an opinion of Saul, Ewing, Remick & Saul is attached to this Proxy Statement/Prospectus as Appendix D. See "THE MERGER-- Certain Federal Income Tax Consequences."

        EACH INFOCORE SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO INFOCORE SHAREHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF CEI COMMON SHARES RECEIVED IN THE MERGER.

Accounting Treatment

        The Merger will be accounted for as a purchase of Infocore by CEI for accounting and financial reporting purposes. See "THE MERGER--Accounting Treatment."

Interest of Certain Persons in the Merger

        Certain directors and officers of Infocore have interests in the Merger that are in addition to their interests as shareholders of Infocore generally. These include the employment agreements between Harrison H. Clement, Jr., President and Chief Executive Officer of Infocore, and Henry M. Stringer, Senior Vice President of Infocore, and Merger Sub upon which the Merger is conditioned. See "THE MERGER--Terms of the Merger--Employment Contracts" and "THE MERGER-- Interest of Certain Persons in the Merger."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Comparison of Shareholder Rights

        Upon the exchange of shares in the Merger, holders of Infocore Common Shares will become holders of CEI Common Shares. The rights of shareholders of CEI are governed by the PBCL and by the CEI Articles and the bylaws of CEI (the "CEI Bylaws"). The rights of common shareholders of CEI differ from the rights of holders of Infocore Common Shares with respect to certain matters. For a description of these differences, see "COMPARISON OF SHAREHOLDER RIGHTS."


                      Selected Historical Financial Data

        The following tables present selected historical financial data for CEI and Infocore. The selected financial data set forth below for CEI for each of the years in the five-year period ended December 31, 1996 and for Infocore for each of the years in the three-year period ended December 31, 1996, are derived from the financial statements of CEI and Infocore, respectively. The historical financial information is not necessarily indicative of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the periods presented and should not be construed as representative of future operations. Information regarding CEI and Infocore has been provided by CEI and Infocore, respectively.


                      Selected Historical Financial Data
                     (in thousands, except per share data)


                                        At or For the Year Ended December 31,
                                     --------------------------------------------
                                       1996     1995     1994     1993     1992
                                     --------  -------  -------  -------  -------
CEI
Operating revenues.................  $ 42,899  $32,553  $31,703  $30,078  $29,071
Net income.........................     8,506    6,531    6,294    6,136    6,373
Net income per common share(1).....      1.91     1.70     1.64     1.60     1.66
Dividends per common share(1)......      1.20     1.20     1.11     1.10     1.09
Total assets.......................   119,852   58,595   55,799   53,232   52,041
Long-term debt and redeemable
 preferred                             39,998    4,645    5,035    5,425    5,815
      stock, net of current
       maturities..................
Net book value per common
      share(1).....................     13.98    10.94    10.38     9.80     9.30

-----------------------
(1) Per share data has been adjusted to reflect a 5% stock dividend paid to CEI shareholders of record as of January 31, 1995.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                 At or For the Year Ended December 31,
                                 -------------------------------------
                                    1996         1995         1994
                                 -----------  -----------  -----------
Infocore
Operating revenues...........       $7,627       $6,936       $5,809
Net income...................          454          304           43
Net income per common share..          .07          .05          .01
Dividends per common share...           --           --           --
Total assets.................        2,437        2,833        1,686
Long-term debt, net of
      current maturities.....
                                        --           --           21
Net book value per common
      share..................          .29          .21          .15

                               Market Price Data

        There is no established public trading market for Infocore Common Shares, and accordingly, there are no published market quotations for such stock. Trading in Infocore Common Shares is limited and sporadic. In addition, Infocore is not subject to the requirement of filing periodic reports with the Securities and Exchange Commission. The absence of an established market and publicly available current information regarding Infocore may affect the prices at which Infocore Common Shares are traded. Infocore has no history of paying dividends.

        CEI Common Shares are included for quotation on the Nasdaq Small Cap Market. The following table sets forth the high and low sales prices for CEI Common Shares as reported by NASDAQ for the periods indicated below.

                                                            Cash Dividends
                                      High Sale   Low Sale     Declared
                                      ---------   --------     --------
     1995
          First Quarter (1)           $ 25.71     $ 24.00      $ .30
          Second Quarter                26.50       24.50        .30
          Third Quarter                 28.25       25.25        .30
          Fourth Quarter                29.50       27.00        .30

     1996
          First Quarter                 29.00       27.50        .30
          Second Quarter                28.75       24.00        .30
          Third Quarter                 24.50      22.875        .30
          Fourth Quarter                24.75      22.875        .30

     1997
          First Quarter(2)              26.50       23.50        .30

----------------------------
(1) Share information has been adjusted to reflect a 5% stock dividend payable to CEI shareholders of record as of January 31, 1995.

(2)     Through the close of business on March 26, 1997.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        On February 10, 1997, the last day on which a trade occurred prior to the announcement of the Merger on February 14, 1997, the closing sale price of a CEI Common Share on the Nasdaq Small Cap Market was $23.50.

--------------------------------------------------------------------------------

                                 RISK FACTORS

        The consideration to be received by holders of Infocore Common Shares pursuant to the Merger consists of CEI Common Shares. In addition to the other information contained in this Proxy Statement/Prospectus, holders of Infocore Common Shares should consider carefully the following risk factors relating to CEI and the CEI Common Shares before deciding how to vote with respect to the
Merger:

Competitive Industry

        CEI engages in various aspects of the telecommunications industry which are becoming increasingly competitive. As a result of technological and regulatory developments, CEI faces the risk of new or increased competition in virtually all businesses in which it engages. It is not possible to predict the future effect of these developments on the telecommunications industry in general or on CEI in particular.

        In recent years, the telecommunications industry has been influenced by rapid technological change in areas such as transmission capacity, switching equipment, digital systems, fiber-optic cable, FAX, mobile and wireless communications technologies, computer hardware and software, computer networking and the Internet. The technological developments have resulted in an increase in demand for telecommunications services, and also have, or soon will, make possible the offering of a wide range of new, interactive, broadband telecommunications services, including interactive video. These changes create the opportunity for existing and new services to be delivered in a number of different ways by a variety of different providers.

        The telecommunications industry has also been marked by an increasing trend toward deregulation and increased competition. In recent years, competitive access providers ("CAPs") and system bypass offered by long distance (interexchange or "IXC") carriers, have emerged to offer alternative access for the origination and termination of long distance calls than the local loop of the local exchange carriers ("LECs"). These alternative access providers represent a competitive inroad into a significant source of LEC revenue -- network access charges.

        In addition, the recently enacted Telecommunications Act of 1996 (the "Act"), among other things, will open the local telephone markets of LECs to new competitors, such as AT&T, MCI, Sprint, cable television providers and other LECs, many of which have substantially greater technical, financial, marketing and personnel resources than CEI. The Act will also permit LECs to enter into new lines of business such as the long distance telephone business, and the sale of television services over telephone lines, satellite or (in certain circumstances) cable. CEI expects that any such new lines of business will be more competitive and involve a higher degree of risk than CEI's traditional LEC operations.

        There can be no assurance that CEI's business and profitability will not be adversely affected as technological and regulatory changes permit new competitors to access CEI's customer base and provide telecommunications services within CEI's traditional local franchise area. In addition, there can be no assurance that CEI will have the financial, technical or managerial and other resources necessary to successfully invest, operate and compete in the new business opportunities presented by these fundamental changes to the telecommunications industry.

Effect of Regulation

        CEI's local exchange telephone subsidiaries, CTT and BVT, are subject to a rate making process regulated by the Pennsylvania Public Utility Commission (the "PaPUC"). Consequently, the ability of CEI's telephone subsidiaries to generate increased income and cash flow is largely dependent on their ability to increase their subscriber base, obtain higher message volumes and control their expenses. The PaPUC continually reviews the appropriateness of the earnings of public utilities. Consequently, the PaPUC could at any time initiate a review of the appropriateness of the earnings of CTT or BVT and take action concerning their rates.

        An amendment to the Pennsylvania Public Utility Act passed in 1993, commonly referred to as Chapter 30, provides for streamlined rate regulation and a method for determining rates other than the rate base/rate of return regulation and procedures traditionally provided for in the Pennsylvania Public Utility Act. Chapter 30 provides for what are being called "price caps" under a price stability mechanism in which a telephone company's annual revenues from non-competitive services may be permitted to increase or decrease from the previous year's total as a result of price changes based upon the annual change in the gross domestic product price index, as calculated by the United States Department of Commerce, minus a productivity offset, with no limitation on the profits or losses that may be earned by a regulated telephone company. In order to avail itself of the changed rate determination procedures permitted by Chapter 30, the utility must commit itself to provide universal broadband services by 2015. Broadband services are defined as a "communication channel using any technology and having a bandwidth equal to or greater than 1.544 megabits per second." The PaPUC is exerting substantial pressure on the LECs to avail themselves of the alternate pricing procedure provided in Chapter 30. Although CEI is evaluating its alternatives under Chapter 30, it has not yet determined whether it wishes to avail itself of the Chapter 30 alternate pricing procedures and what effect such pricing would have upon CEI and its LEC subsidiaries, if elected. The effect of complying with Chapter 30 on the earnings and profits of CEI cannot now be determined.

Limited Trading Market for CEI Common Shares

        CEI's Common Shares are listed on the NASDAQ Small Cap Market, which market provides a trading market for CEI Common Shares. Since CEI Common Shares were listed with NASDAQ in June 1994, an average of 18,758 shares have traded each month. Because of such limited trading, sales of significant amounts of CEI Common Shares may be difficult and any such sales might have a material adverse effect upon the prevailing market price for CEI Common Shares.

Personal Communication Services

        In March 1995, CEI and Infocore formed Conestoga Wireless Company ("CWC"). CEI owns 60%, and a wholly owned subsidiary of Infocore, Infocore Wireless, owns 40% of CWC. CWC was formed to bid in the Federal Communication Commission's ("FCC") auctions for personal communication service ("PCS") bandwidth. PCS is a wireless communications service based on lower power and a higher frequency bandwidth than cellular service. It is anticipated to be more reliable, of better quality and less expensive than cellular.

        CWC was a successful bidder in the FCC auctions for PCS in the basic trading areas of Reading, Pottsville, Sunbury and Williamsport, Pennsylvania, which cover nine (9) counties in Southeastern and Central Pennsylvania with a population of 840,000. It is anticipated that the licenses will be issued to CWC by June 1, 1997.

        CEI anticipates spending as much as $17,000,000 during 1997 to develop portions of its PCS system. The total cost over ten (10) years fully to develop the system is estimated to be as much as $45,000,000. As the result of the acquisition of Infocore, CEI will bear the entire financial burden and risk of building and implementing the PCS system.

        CEI anticipates funding CWC's 1997 PCS expenditures through internally generated earnings, liquidation of certain investment assets and borrowing. CEI anticipates funding the balance of the costs of PCS through internally generated earnings, borrowing or raising additional equity.

        PCS will be a highly competitive business. CWC will compete with cellular service providers and other PCS service providers throughout its entire PCS license area. At least three service providers have licenses or systems to compete with CWC in each part of its PCS license area. The PCS system will be in competition with cellular service which is already well established in its entire license area.

        The implementation of CWC's PCS business will involve the start up of a new business in wireless communication. There do not exist historical financial statements from which to prepare pro forma financial statements with respect to such business. The start-up of CWC's PCS business is a venture for which there can be no assurance of success.

Effect of Substantial Indebtedness and Preferred Stock on Future Operations

        At December 31, 1996, CEI had approximately $28 million of long-term debt outstanding and approximately $12.8 million of 3.42 Series A Convertible Preferred Shares, as compared to approximately $63.1 million of common shareholder equity. This resulted in a ratio of debt and preferred stock to equity of approximately 40%/60%. CEI will incur substantial additional indebtedness in order to develop and construct the PCS system and infrastructure with the probable result that the ratio of debt and preferred stock to equity will be weighed even more heavily in favor of debt and preferred stock.

        Although such a level of debt and preferred stock is not unusual in the telephone industry, such additional debt combined with the existing and preferred stock will have important consequences on CEI's future operations, including (i) CEI will incur significant interest expense along with significant preferred stock dividend and principal repayment obligations, (ii) CEI is subject to significant unscheduled preferred stock redemption obligations because the outstanding CEI $3.42 Series A Preferred Shares may be "put" by the holders thereof beginning in June 1998; (iii) CEI's increased leverage may make it more vulnerable to economic downturns and reduce its flexibility in responding to changing business and economic conditions; and (iv) payment of dividends on CEI Common Shares, or future increases in the dividend rate on CEI Common Shares, may be restricted by covenants in CEI's debt instruments or by the level of financial resources needed to service CEI's additional debt and preferred stock.

Dilution to Earnings

        The purchase price being paid by CEI in the Merger with Infocore is in excess of the current book value of Infocore's assets. This purchase price in excess of Infocore's book value will be accounted for by CEI as "goodwill", which will be amortized over a period not to exceed ten (10) years. This goodwill amortization will each year result in a non-cash charge to CEI's reported earnings. It is possible, therefore, that if the Merger is consummated, reported earnings per CEI Share will be diluted below present earnings levels. See "SUMMARY--Selected Historical Financial Data."

        In addition, the financing of the costs of implementing the PCS system is also likely to have a dilutive effect upon CEI earnings per share. The interest costs of borrowings to finance the PCS system will be substantial and are likely initially to lower reported earnings. If additional CEI stock is sold for equity financing, such additional stock is likely to lower the reported earnings per CEI share. Furthermore, the loss of the income from any investment assets sold to finance the implementation of PCS could also have a dilutive effect on CEI's earnings.

Dividend Policy

        CEI has paid quarterly dividends since 1990. CTT paid dividends from 1909 through 1989. CEI does not intend to alter this policy in the foreseeable future. However, as a holding company, CEI's ability to pay dividends on its common stock and preferred stock will be dependent upon, among other factors, its earnings, financial condition and cash requirements at the time such payment is considered, and the payment of dividends to CEI by its subsidiaries. CEI's local exchange telephone subsidiaries, CTT and BVT, are subject to rate regulation by the PaPUC, and the amount of earnings and dividends of such subsidiaries may be affected by such regulation. The dilutive effect of the acquisition of Infocore and, even more significantly, the dilutive effect of the implementation of CWC's PCS system could have a significant impact upon CEI's continued ability to pay, or increase, dividends. See "RISK FACTORS--Effect of Regulation."

Regulated/Nonregulated Revenue Mix

        The proportion of CEI's revenues derived from its nonregulated activities have been increasing in recent years. It increased from 11.6% in 1994 to 13.9% in 1996. Infocore's revenues are wholly nonregulated. The addition of Infocore's revenues to CEI's revenues in 1996 would have increased CEI's 1996 nonregulated revenues to approximately 27%. PCS revenues will also be nonregulated revenues. Consequently, as CWC's offering of PCS services goes on line, an increasing portion of CEI's revenues will be derived from its nonregulated business.

        The shift from regulated to nonregulated revenues will afford CEI the opportunity for higher rates of return from prices that are not limited by PaPUC regulation. However, at the same time such shift will expose CEI to fluctuating rates of return from prices governed by market forces, not regulation. The regulated revenue base of CTT and BVT, even with the advent of competition, has provided CEI with a relatively stable earnings base. With the growth of CEI's nonregulated business, this stable earnings base will increasingly constitute a smaller portion, and the fluctuating earnings base governed by market forces a greater portion, of the revenues of CEI and its subsidiaries. As a result of such shift, CEI will be more vulnerable to competition and economic downturns which may reduce its ability to respond to changing business and economic conditions. Consequently, the payment of dividends on CEI's Common Shares, or future increases in the dividend rate on CEI Common Shares, could be impacted by the revenue shift from regulated to nonregulated revenues.

Integration of the Operations of Infocore and CEI

        As with any acquisition, there will be a period of substantial adjustment as the management and employees of Infocore become integrated with those of CEI. The businesses of Infocore and CEI are quite different. CEI basically provides land line telephone services to many subscribers. Infocore provides what are essentially consulting services to a much smaller customer base.

                             THE INFOCORE MEETING

General

        This Joint Proxy Statement/Prospectus is being furnished to holders of Infocore Common Shares in connection with the solicitation of proxies by the Infocore Board to be used at the Infocore Meeting or any adjournment thereof.

        A proxy card has been enclosed with the Joint Proxy Statement/Prospectus for use by holders of Infocore Common Shares.

        The Meeting will be held on Monday, June 16, 1997, at 10 a.m., local time, at 661 Moore Road, King of Prussia, Pennsylvania 19406.

Matters to be Considered at the Infocore Meeting

        At the Infocore Meeting, shareholders of Infocore will consider and vote upon a proposal to approve and adopt the Merger Agreement. Shareholders of Infocore will also consider such other matters as may properly come before the Infocore Meeting or any adjournment thereof.

        If the Merger Agreement is not approved at the Infocore Meeting, it is anticipated that Infocore's annual shareholders' meeting would be held in July 1997. If the Merger is approved, it is not anticipated that Infocore would hold its 1997 annual meeting unless the Merger Agreement is terminated.

Infocore Record Date; Shares Outstanding; Quorum

        Only shareholders of record of Infocore at the close of business on May 20, 1997 (the "Infocore Record Date"), will be entitled to receive notice of the Infocore Meeting, and only holders of record of Infocore Common Shares as of the Infocore Record Date will be entitled to vote at the Infocore Meeting. At the close of business on May 20, 1997, there were issued and outstanding 5,778,956 Infocore Common Shares. Each Infocore Common Share entitles the holder to one vote. The presence at the Infocore Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes at the Infocore Meeting will constitute a quorum at the Infocore Meeting.

Vote Required

        Pursuant to the applicable provisions of the PBCL and Infocore's bylaws (the "Infocore Bylaws"), the affirmative vote of a majority of the outstanding Infocore Common Shares present and entitled to vote at the Infocore Meeting is required to approve the Merger Agreement.

        As of the Infocore Record Date, directors and executive officers of Infocore were the beneficial owners of approximately 1,228,004 Infocore Common Shares, or approximately 21.24% of the outstanding Infocore Common Shares entitled to vote at the Infocore Meeting. See "BUSINESS OF INFOCORE--Security Ownership of Certain Beneficial Owners and Management of Infocore." The directors and executive officers of Infocore have indicated that they intend to vote all such shares in favor of the Merger Agreement.

        Effect of Abstentions

        Holders of Infocore Common Shares entitled to vote at the Infocore Meeting may withhold authority to vote on the Merger Agreement. Such abstention will be considered as shares present and entitled to vote at the Infocore Meeting, for the purposes of determining the quorum and the required vote for approval of the Merger Agreement, but will not be counted as votes cast in the affirmative. Therefore, abstentions by holders of Infocore Common Shares will have the effect of a vote against the Merger Agreement.

Voting, Revocation and Solicitation of Proxies

        All Infocore Common Shares represented by properly executed proxies received in time for the Infocore Meeting will be voted at the Infocore Meeting in the manner specified by the holders thereof, unless such proxies have been revoked prior to the vote. Proxies which do not contain voting instructions will be voted for approval of the Merger Agreement.

        It is not expected that any matter other than those referred to herein will be brought before the Infocore Meeting. If, however, other matters are properly presented, the persons named as proxyholders will vote in accordance with their judgment with respect to such matters. In the event that Infocore's management desires to adjourn the Infocore Meeting in order to solicit additional votes in favor of the Merger, the persons named in the Infocore proxy card shall not be permitted to use the discretionary authority granted by such proxy card to vote in favor of any such adjournment any Infocore shares which were voted against the Merger.

        A shareholder who executes and returns a proxy on the enclosed form has the power to revoke it at any time before it is voted. The giving of a proxy does not affect the right of shareholders to attend the Infocore Meeting and vote in person. A shareholder's presence at the Infocore Meeting, however, will not in itself revoke the shareholder's proxy. A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Infocore, at or before the Infocore Meeting, a duly executed revocation or a proxy bearing a later date. Neither attendance at the Infocore Meeting nor voting in person at the Infocore Meeting will in itself constitute revocation of a proxy.

        Infocore will bear the cost of soliciting proxies from its shareholders. Proxies may be solicited by directors, officers and employees of Infocore. Such directors, officers and employees will not be specifically compensated for such services, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

        SHAREHOLDERS OF INFOCORE SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE HEADING "THE MERGER--EXCHANGE PROCEDURES," EACH INFOCORE SHAREHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING INFOCORE COMMON SHARES AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE TIME OF THE MERGER.

                                   THE MERGER

          The information contained in this Proxy Statement/Prospectus regarding the Merger is not intended to be a complete description of all facts regarding the Merger and is qualified in all respects by reference to the Merger Agreement attached to this Proxy Statement/Prospectus as Appendix A and incorporated herein by reference. Shareholders of Infocore are urged to read carefully the Merger Agreement. For a summary description of the Merger, see "SUMMARY--The Merger."

     Background of the Merger

          Infocore

          Infocore is a telecommunications company founded in 1981 which provides communication services to a variety of customers in Southeastern Pennsylvania. It provides resale of long distance services, maintenance services for customers' communication systems and the design and installation of customers' communication systems. It has also been active in the PCS area and has provided the expertise for the participation of CWC in the PCS auctions.

          Infocore Common Shares are not listed on the Nasdaq National Market, the Nasdaq Small-Cap Market or any stock exchange, and Infocore is not subject to the reporting requirements of the Exchange Act. There is no market maker holding an inventory position in Infocore Common Shares, and the trading market for Infocore Common Shares is extremely thin.

          Historically, Infocore has operated in an extremely competitive environment. It has operated in many ways as a consulting company and its primary attractiveness is the knowledge and expertise of its employees.

          Industry Overview

          In recent years, the telecommunications industry has been experiencing rapid and fundamental changes. These changes have resulted from three long-term telecommunications industry trends: (i) rapid advancements in telecommunications technology; (ii) increasing demand for telecommunications services; and (iii) increased competition.

          Technological advancements in transmission capacity, including advancements in switching equipment, the development of digital systems, the development of fiber-optic cable, the advent of wireless technology such as cellular and PCS, and even the ability to enhance the capacity of basic twisted copper wire, have greatly increased the speed and delivery capability of the telecommunications infrastructure. Technological developments in equipment and systems, including the advent of mobile telephones, computers, network software technologies, FAX, and the Internet with its world-wide computer web, have all greatly increased the demand for telecommunications services. These changes are also blurring the divisions which formerly separated the computer, video, telephone, and cable television industries.

          The combination of advances in transmission and equipment technology will soon make possible the offering of a wide range of new, interactive broadband telecommunication services, including interactive video and enhanced data transmission, which may further enhance the demand for telecommunications services. All of these changes create the opportunity for existing and new services to be delivered by a number of different service providers. These changes provide growth opportunities to LECs, so long as (1) they have sufficient size and capital to make the necessary capital investments, (2) they can successfully operate in new markets that differ from traditional regulated telco operations; and (3) they have the manpower with the expertise to develop and provide the enhanced services and systems.

          Deregulation and competition are a principal focus of the telecommunications industry both at the Federal and state levels. The LECs will be under pressure to give competitors access to their local loops and switching centers. This could divert revenue from the LECs. However, the LECs will still own their local loops and switches, and the time and cost of building competitive systems will be substantial. The LECs will have the right to charge competitive amounts for such access, and such charges should reflect the cost for their competitors to build competitive systems.

          Although the shape of future telecommunications industry regulation cannot be predicted, it is likely that the incremental progress of deregulation will continue to open new markets to service providers. As an example, in recent years, competitive access providers ("CAPs") and system bypass offered by long distance (interexchange or "IXC") carriers, have emerged to offer alternative access for the origination and termination of long distance calls based on the local loop. These alternative access providers represent a competitive inroad into a significant source of LEC revenue--network access charges.

          The combination of technological innovation, increased demand and competition is greatly altering the telecommunications industry. Without a doubt, the LECs will likely be faced with increasing challenges to their historical revenue base. LECs will also have a variety of investment options in a changing technological, competitive and regulatory environment. These investment options offer the opportunity to take advantage of the increasing demand for telecommunications services.


          Infocore Strategic Options

          In 1995, the Board of Directors and executive officers of Infocore identified wireless telephony as an area of major opportunity for the Company and formed a joint venture with CEI to pursue the ownership of broadband PCS licenses. At the same time, management decided to re-focus on the sale and service of customer premise equipment as a continuing source of profitability. In the opinion of the Board of Directors, there were several strategic options to enhance shareholder value: achieve accelerated growth in the company's core business by acquisition, or raise new equity to fund wireless ventures. These options were constrained by Infocore's small size and limited access to capital.

          Since that time, however, the Board of Directors and executive officers have recognized that success in winning licenses to provide PCS services requires substantial capital for Infocore to preserve its equity ownership level in the wireless venture. Extensive conversations with investment bankers have suggested that the company may have difficulty raising additional equity. Efforts to identify suitable acquisitions have been unsuccessful.

     Merger Negotiations

          In December 1996, management of CEI and Infocore held preliminary discussions about the possibility of merging the two companies. Because of shared values and traditions and similar views about the future shape of the telecommunications industry, there was consensus to continue exploring a possible merger. The Infocore Board was apprised of these discussions during its regularly scheduled meeting on December 16, 1996.

          At a strategic planning session with Conestoga's Board on December 23, 1996, CEI management determined that part of Conestoga's strategic plan would be to achieve growth through the acquisition of firms providing services within the telecommunications industry. In that planning session it was also mentioned that the acquisition of Infocore might fit within such strategic plan.

          Management reviewed its discussion with Infocore at the monthly meeting of CEI Board on January 28, 1997. The board discussed the possibility of acquiring Infocore and established a general range of the amount of stock it would be willing to exchange for all of the outstanding stock of Infocore. The board gave management permission to pursue the negotiations with Infocore.

          Following further informal and formal discussions between management of the two companies, a special meeting of the Board of Directors of Infocore was held on February 6, 1997. Infocore's legal counsel was present at this meeting. The purpose of the meeting was to review the status of negotiations with CEI regarding the proposed business combination between CEI and Infocore and to authorize a special committee of the Board to assist in the evaluation and negotiation of a merger agreement between the two companies. The Board members, with the input of counsel, discussed the appropriate decision-making process that the Board had to undertake in order to fulfill its fiduciary duties to Infocore and its shareholders in properly evaluating a proposed merger price with CEI.
     There was discussion that the engagement of an investment banker to render a fairness opinion was not desirable in this particular instance because of the difficulty in establishing market comparables with Infocore's business and the high cost of obtaining such an opinion in the context of the relatively small purchase price for the business combination. Management agreed to prepare and distribute to the Board a detailed evaluation of the expected range of merger prices in light of Infocore's financial results and industry, as well as publicly available financial and other information regarding CEI.

          On February 10, 1997, Messrs. Clement and Cenerazzo, as representatives of Infocore, and Messrs. Bentz and Kramer, on behalf of CEI, met at CEI's offices to negotiate the terms of the merger. During the course of that meeting, the parties were able to resolve, through negotiation, all substantial issues relating to the merger transaction.

          The Board of Directors of CEI held a special meeting on February 10, 1997 to consider the acquisition of Infocore. CEI's legal counsel was present at the meeting. The Board discussed the proposed acquisition in terms of the assets and value of Infocore to be acquired, the consideration CEI should pay and the conditions that should attach to the transaction. The Board authorized management to execute a letter of intent and a definitive merger agreement to acquire Infocore for 200,000 shares of CEI common stock provided that the principal officers of Infocore enter into acceptable employment agreements which include a covenant not to compete after the acquisition.

          Another special meeting of the Board of Directors of Infocore and its counsel was held on February 11, 1997. The purpose of the meeting was to review current negotiations between Infocore management and CEI regarding their business combination and the proposed terms of the transaction. Management reviewed CEI's proposal that Infocore shareholders would receive 200,000 shares of CEI common stock in the aggregate. The Board extensively discussed whether the proposed terms of the merger transaction was a fair proposal and maximized value for Infocore's shareholders. The Board unanimously resolved to approve the transaction with CEI upon the terms and conditions discussed during the meeting, and directed that the transaction be submitted to the shareholders of Infocore for their approval.

          A letter of intent between CEI and Infocore relating to the business combination was negotiated and executed on February 13, 1997. Following the execution of the letter of intent, Infocore and CEI proceeded with the due diligence effort. In connection with this due diligence review, CEI utilized the services of several professional organizations, including Miller and Murray, LLP, Beard and Company, Inc., its independent accountant, and JSI Financial Services. The purpose of the due diligence program was to further evaluate Infocore's management team and various operational, financial and legal matters relating to Infocore. In connection with this process, during the period from the middle of February through early March, 1997, several telephone conferences, meetings and facility site visits were scheduled by representatives of CEI with the management of Infocore.

          Simultaneous with the due diligence review of Infocore by CEI, counsel for CEI commenced the preparation of the Merger Agreement. Following distribution and review of the first draft of such document, representatives of Infocore and CEI management and their counsel met on March 6, 1997 to negotiate the Merger Agreement. The parties held several additional telephone conferences to continue their negotiation of the Agreement over the next several days. The Merger Agreement was approved at an Infocore Board meeting held on March 10, 1997 and signed on March 14, 1997, and its execution was announced by CEI on March 14, 1997 through a press release.

     Infocore's Reasons for the Merger; Recommendation of the Infocore Board of Directors

          The Infocore Board believes that the Merger will benefit Infocore, its shareholders, employees and customers for the reasons discussed below. The Infocore Board believes that the proposed transaction with CEI offers Infocore's shareholders very favorable value for their Infocore shares, and liquidity of their investment.

          In reaching its determination and recommendations above, the Infocore Board considered a number of factors, including, without limitation, the following material factors:

          - The Infocore Board's belief that, based on its familiarity with Infocore's business, financial condition, earnings and prospects, as well as the current conditions in the telecommunications industry, the terms of the Merger Agreement are attractive to Infocore shareholders.

          - The Infocore Board's consideration of the fact that the Infocore shareholders have no market for the Infocore Common Shares and that the CEI Common Shares will be publicly listed on NASDAQ, thereby providing a significant increase in the liquidity of the investment of Infocore shareholders.

          - The fact that the Merger was structured to qualify as a tax-free exchange so that the Infocore shareholders will be able to convert their shares of Infocore stock into CEI Common Shares without incurring a federal income tax liability.

          - The Infocore Board's review of the strategic option of remaining independent. The Infocore Board concluded that Infocore would be at a competitive disadvantage as a small independent company in attempting to consummate acquisitions to expand its core business, as well as to finance its 40% ownership position in CWC. The Infocore Board believed that there is a substantial risk of Infocore being unable to maintain its 40% ownership position in CWC in the future because of the substantial capital investment requirements which will accompany its build-out of the PCS system.

          - The Infocore Board's consideration that from time to time in the past, there have been informal discussions between Infocore management and third parties about the possible acquisition of Infocore, and the merger consideration being offered by CEI was attractive in light of such prior discussions. Based upon its experience, the Infocore Board did not believe that it was likely that attractive offers from additional potential acquirors would materialize.

          - The Infocore Board's consideration of CEI's willingness to maintain the independent operations of Infocore and initially to retain the continued employment of all Infocore employees following the Merger. The Infocore Board believed that the career opportunities of Infocore employees will be enhanced by the CEI affiliation and that there appears to be a natural fit between Infocore and CEI in operational alignment, values and traditions.

          - The Infocore Board's belief that most Infocore customers will continue to do business with the new entity because of the reputation of CEI and the wider range of communication services which Infocore will be able to offer in the future.

          The Infocore Board did not assign any specific or relative weights to the factors under its consideration.

          FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS OF INFOCORE BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF INFOCORE SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE INFOCORE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

CEI's Reasons for the Merger

     The CEI Board believes that the Merger will benefit CEI, its shareholders and employees and will also benefit the Infocore shareholders who receive CEI Common Shares in the Merger. CEI's strategic long range plan includes growth through acquisitions and participation in the expansion of the communications industry and the developing technologies available thereto. The CEI Board believes that the Merger offers CEI the opportunity to make a strategic acquisition that, by increasing the telecommunication services it is capable of offering and broadening its pool of talented telecommunication professionals, will greatly increase the capacity of CEI to compete in a competitive market and consequently increase the value of the CEI shares. CEI plans to operate Infocore following the Merger as a stand-alone subsidiary. The CEI Board has concluded, in view of the foregoing and the factors set forth below, that the Merger is in the best interests of CEI. In reaching its determinations and recommendations above, the CEI Board considered a number of factors, including, without limitation, the following material factors:

          . The CEI Board's strategic plan includes growth through the acquisition of service providers to the telecommunication industry, including firms like Infocore.

          . The CEI Board's belief, based on its familiarity with the business of CEI and Infocore, and the combined financial conditions, earnings and prospects of the two companies, as well as the current conditions in the telecommunications industry, that the terms of the Merger Agreement are attractive to CEI shareholders.

          . The CEI Board's belief that the addition of Infocore's telecommunications services offerings, areas of expertise, and pool of talented employees will enable CEI and Infocore in combination better to take advantage of many of the opportunities currently available in the telecommunications industry, such as becoming a PCS provider, providing ISDN and other broadband services to their subscribers and expanding data communication services, while at the same time achieving cost savings due to economies of scale.

          . The CEI Board's belief that the provision of PCS services through a wholly owned subsidiary, CWC, combined with the knowledge and expertise of Infocore's employees in the procurement, development and marketing of PCS, will greatly enhance CEI's ability successfully to provide PCS services.

          . The CEI Board's confidence in, and respect for, the talented employees of Infocore who will be able to make a major contribution to CEI's future growth and economic well-being.

          . The opinion of JSI Financial Services that as of the date of such opinion (March 14, 1997), the consideration to be paid pursuant to the Merger was fair, from a financial point of view, to the shareholders of CEI. The written opinion of JSI Financial Services, updated as of the date of this Proxy Statement/Prospectus, is reproduced in full as Appendix C hereto, and CEI's shareholders are urged to read the opinion carefully in its entirety. See "THE MERGER--Opinion of CEI Financial Advisor."

The CEI Board did not assign any specific or relative weights to the factors under its consideration.

     FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS OF CEI BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CEI SHAREHOLDERS; HAS ENTERED INTO THE MERGER AGREEMENT; AND HAS APPROVED THE ISSUANCE OF CEI COMMON SHARES TO THE INFOCORE SHAREHOLDERS IN THE MERGER.

Opinion of CEI Financial Advisor


     CEI retained JSI Financial Services ("JSI") to act as its financial advisor in connection with a potential purchase of Infocore, to consider the proposed consideration offered by CEI (the "Consideration") and to provide an opinion as to the fairness, from a financial point of view, to the CEI shareholders of the Consideration to be paid in the Merger. JSI was selected to act as CEI's financial advisor based upon its qualifications, expertise and reputation as an advisor to firms engaged in the telecommunications industry.

     JSI provides business and financial intermediation, valuation, strategic and business planning, and syndication services to clients in the telecommunications, broadcasting and cable industries. JSI has performed valuations of telecommunications concerns for a variety of purposes, including mergers and acquisitions, divestitures, gift and estate taxes, employee stock ownership plans, financial restructurings, and other objectives.

     On March 14, 1997, JSI delivered its opinion to CEI that, based upon and subject to the considerations set forth therein, as of such date the Consideration to be paid to the shareholders of Infocore by CEI pursuant to the Merger Agreement was fair, from a financial point of view, to the shareholders of CEI. This opinion (the "JSI Opinion"), was updated as of the date of this Proxy Statement/Prospectus. The JSI Opinion is based upon economic, market and other conditions in effect as of the date thereof. No limitations were imposed by the CEI Board upon JSI with respect to the investigations made or procedures followed by them in rendering the JSI Opinion. The JSI Opinion, which sets forth assumptions made, material reviewed, matters considered and limits on the review, is attached hereto as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference. JSI has consented to the inclusion of its opinion in this Proxy Statement/Prospectus and has reviewed the following summary of its opinion.

     In rendering its opinion, JSI, among other things, considered (i) the nature and economic outlook of the telecommunications industry; (ii) the financial and operating history of CEI and Infocore; (iii) CEI's and Infocore's earnings and cash flow for the last three years and management's assessment of future earnings and cash flow; (iv) price and trading ranges for CEI Common Shares over the prior 33 months; and (v) the estimated value of identifiable assets and benefits associated with the Infocore acquisition.

     In rendering the opinion, JSI reviewed specific documents, relied upon information and performed procedures as follows: (i) reviewed CEI's and Infocore's audited financial statements for the periods December 31, 1994 through December 31, 1996; (ii) reviewed Securities and Exchange Commission Forms 10-K filed by CEI for the fiscal years ending December 31, 1991 through December 31, 1995; (iii) reviewed the history of CEI's stock transfer prices for the period June 1, 1994 through March 14, 1997; (iv) reviewed the Merger Agreement; (v) had discussions with CEI management about the Merger and current and future business prospects for both CEI and Infocore; and (vi) performed such other analysis and considered such other factors as it deemed appropriate.

     In rendering their opinion, JSI relied, without independent verification, on the accuracy and completeness of all financial and other information that was publicly available or furnished to it by CEI, Infocore and/or their advisors.

     Nature and Economic Outlook Of The Telecommunications Industry.  In
     --------------------------------------------------------------
rendering their opinion, JSI considered the nature and economic outlook of the telecommunications industry. It pointed out that since the divestiture of AT&T in 1984, LECs have experienced significant revenue growth due, in large part, to the imposition of a federal access charge structure and cost recovery system which provides for the regulated returns of the LECs. This, in addition to advances in technologies and services (e.g., digital switching, distribution over fiber optic cable, and enhanced regulated and unregulated service offerings as a result of enhanced switching capabilities), subscriber growth due to increasing population, access line growth due to increasing demands from existing subscribers (e.g., home facsimile machines and Internet access), and decreasing operating cost structures due to technological and system advances, as well as efficiencies due to economies of scale, have enhanced the profitability of telecommunications properties.

     JSI stated that it continues to believe that the outlook for continued growth and expansion of independent telephone companies appears favorable for a number of reasons. First, subscribership will continue to grow as the telecommunications needs of end users expand. The widespread use of the Internet, data communications, wireless services, and broadband services will expand the use of the telecommunications network. Second, as technology improves and new services continue to be brought to market, the provider of those services will continue to grow. The direct link that the LEC has to the end user well positions the LEC to be the primary future provider of telecommunications services. Third, as competition becomes a reality in the LEC market, there is room for the LECs to grow. As the regulatory environment moves to a more competitive nature, the ability for more rural LECs to expand into more urban markets as a competitive local exchange carrier (CLEC) is enhanced. Rural LECs already have the switching network (usually with digital capacity), existing operational systems and infrastructure, a distribution network (which is increasingly fiber optic), and the management know-how to successfully compete in these areas.

     The acquisition of Infocore should support CEI's growth and expansion into the areas of opportunity described above. Infocore with its experience in data communications and wireless services has technical expertise that can assist CEI to take advantage of such expanded use of the telecommunications network and help CEI make such new technology and services available to its customers.

     JSI reported that it considered the current nature and economic outlook of the telecommunications industry, as well as the nature of the services rendered by Infocore and economic outlook therefor when arriving at its opinion regarding the overall fairness of the Merger Agreement. It reviewed the competitive threats presented both by emerging competitive technologies, such as PCS, and threats posed by federal and state legislative initiatives to deregulate the local telephone business. It acknowledged the competitive threat technological and regulatory developments pose to the independent LEC's traditional monopoly, but posited that such developments will only enhance, in the long-run, the inherent value of communications properties, provided such properties are properly managed and strategically positioned for the future. It stated its belief that a continually increasing customer base and entering related but non-traditional lines of business are core strategies for the communications provider of tomorrow and reported that CEI's management has articulated a strategy consistent with this belief, including growth, both within the telephone industry, as well as into other businesses, such as PCS, through acquisition and internal growth. JSI perceives CEI's management to be well positioned to seize the opportunities of the future communications business.
The Merger with Infocore will assist CEI's efforts to enter related lines of business. Accordingly, JSI concluded that the current nature and economic outlook of the telecommunications industry reflected favorably upon the Infocore acquisition.

     CEI's and Infocore's Financial and Operating History.  JSI reviewed the
     ----------------------------------------------------
financial and operating history of CEI and Infocore to gain appreciation of the operational benefits and synergies of the Merger. JSI stated its belief that the Merger would provide benefits to CEI through the addition of management with enhanced experience in non-traditional but related lines of business. JSI also stated its belief that the association will benefit Infocore through enhanced exposure to CEI's customer base and the expansion of distribution channels for its traditional services.

     CEI's and Infocore's Earnings and Cash Flow Analysis.   JSI reviewed recent
     ----------------------------------------------------
financial and operating performance of CEI and Infocore and discussed the anticipated impact of the Merger on consolidated earnings and cash flow with CEI's management. The focus of JSI's review of earnings and cash flow was to determine the impact the Merger would have on CEI's earnings per share. Projections provided by CEI management indicated the Merger would not dilute CEI's projected 1997 earnings per share.

     Estimated Value of Identifiable Assets and Benefits.  JSI reviewed the
     ---------------------------------------------------
overall fairness of the Consideration paid pursuant to the Merger by subtracting from the aggregate consideration paid the estimated value of certain identifiable assets and benefits to arrive at net consideration paid for the Infocore operations. Identifiable assets and benefits included excess cash above amounts considered necessary to support Infocore's operations, Infocore's 40% ownership of CWC, and Infocore's available tax loss carryforwards. The net consideration paid for Infocore's operations was then compared to a valuation of Infocore's operations based on traditional capitalization of earnings methods of valuation.

     Additional Analysis and Other Factors Considered.  JSI performed other
     ------------------------------------------------
analyses and considered such other factors as it deemed necessary in coming to an opinion on the overall fairness of the Merger to the CEI common shareholders. The material procedures and factors were:

     1. JSI considered the use of other traditional methods of valuation including guideline company and discounted future income techniques. However, given the satisfactory results of other analyses performed, the lack of reliable financial data for guideline companies comparable in size and operating nature to Infocore, and the size of the Merger relative to the total capitalization of CEI, such alternative valuation methods were not deemed necessary.

     2.  The potential for an association with CEI to enhance the profitability
of Infocore.   JSI believed that the consolidation of Infocore's and CEI's operations would result in enhanced future revenue opportunities for the combined entity.

     3. JSI believed that Infocore's management and professional team is capable and able to assist CEI in post-acquisition operational issues, particularly with respect to the build-out and operation of CEI's PCS properties and entry into related, non-traditional lines of business. The existence in place of Infocore's management team was a positive influence on JSI's overall conclusion.

     In arriving at its Opinion, JSI considered the factors outlined above as well as other factors salient to the transaction. This summary does not purport to be a complete description of the analysis performed by JSI pursuant to its engagement; the foregoing paragraphs, however, reflect all material analyses performed by JSI. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.

     Based on the foregoing analysis, JSI rendered the opinion that, as of the date of this Proxy Statement/Prospectus, the Consideration to be paid pursuant to the Merger is fair, from a financial point of view, to the shareholders of CEI.

     Terms of the Merger

          Effect of the Merger

          Pursuant to the Merger Agreement, Infocore will be merged with and into Merger Sub, with Merger Sub as the surviving entity (sometimes referred to as the "Surviving Corporation") and a wholly owned subsidiary of CEI, and the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will remain outstanding and unchanged after the Merger, and will thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation. The articles of incorporation and bylaws of Merger Sub in effect immediately prior to the Merger will remain in effect as the articles of incorporation and bylaws of the Surviving Corporation, except that Article I of the articles of incorporation will be amended to read as follows: "The name of the corporation is Infocore, Inc." The directors and officers of Merger Sub immediately prior to the Merger will remain in office as the directors and officers of the Surviving Corporation.

          Merger Consideration

          In connection with the Merger, each Infocore Common Share outstanding as of the Effective Time, other than Infocore Common Shares held by persons who have perfected dissenters' rights, will be converted into and become a right to receive CEI Common Shares. For a description of the CEI Common Shares, see "DESCRIPTION OF CAPITAL STOCK OF CEI."

          Closing; Effective Time

          The Merger Agreement provides that the Closing of the Merger will occur on a mutually agreeable date no later than the fifth business day after satisfaction or waiver of certain conditions set forth in the Merger Agreement (the "Closing Date"). See "THE MERGER--Terms of the Merger-- Conditions to the Merger." On the Closing Date, or as soon thereafter as practicable, the parties will execute and file in the office of the Corporation Bureau of the Commonwealth of Pennsylvania appropriate articles of merger (the "Articles of Merger") in accordance with the provisions of the PBCL. The Merger will become effective (the "Effective Time") upon the filing of the Articles of Merger, or the effective date specified therein, whichever is later.

          Representations and Warranties

          Infocore, CEI and Merger Sub have made certain customary representations and warranties as set forth in the Merger Agreement. The representations and warranties relate to, among other things, proper organization, powers and qualifications of each corporation; subsidiaries; authorized capital stock; authorization of the Merger Agreement; absence of conflict with other agreements; the consents and approvals that will be required for the consummation of the Merger; compliance with law; adequacy of financial statements; brokerage and other fees; absence of false or misleading statements in the information supplied in connection with the Merger; and absence of false or misleading statements in financial and other documents. Infocore has made additional representations involving the absence of certain adverse changes or events, litigation or liabilities other than those previously disclosed; contracts; labor relations; employee benefit plans; title to assets; compliance with applicable laws; insurance; dividends and stock purchases; franchises, licenses or permits; patents and trademarks; conduct of its business in the ordinary course; and tax free reorganization matters. CEI and Merger Sub have made additional representations as to the valid issuance of the CEI Common Shares in the Merger; filing of all tax and other returns and reports; and the delivery of, and absence of false information in, reports filed with the Commission.

          Conduct of Business Pending the Merger

          Infocore has agreed that (except as expressly contemplated or permitted by the Merger Agreement or to the extent that CEI otherwise consents in writing), between the date of the Merger Agreement and the Effective Time (a) it will conduct its business in the ordinary course, consistent with past practice; (b) it will conduct its business so as to cause the representations and warranties made in the Merger Agreement to be true at the Closing Date; (c) it will use its reasonable best efforts to maintain services of its employees and goodwill with suppliers, customers and other third parties with whom it does business; (d) it will not change its capital structure and will not issue or sell any capital stock, options or other rights to acquire any capital stock, or any securities convertible into capital stock, except for the issuance of common stock as a result of the exercise of stock options granted prior to the date of the Merger Agreement under the Infocore 1991 Stock Option Plan; (e) it will not declare, set aside or pay any dividends or repurchase capital stock; (f) it will not amend its charter document or bylaws; (g) it will not enter into or amend any employment contracts or employee benefit plan, materially increase contributions to employee benefit plans, or, except in the ordinary course consistent with past practice, increase compensation, except for bonuses awarded to management employees in an aggregate amount not to exceed $150,000 conditioned on use to purchase common stock acquired by way of the exercise of options under the Infocore 1991 Stock Option Plan; (h) it will not incur or guarantee any debt, except in the ordinary course consistent with past practice; (i) it will not sell or dispose of any assets except for sales of inventory in the ordinary course of business consistent with past practice; (j) it will not change in any material respect its accounting or tax practices, policies or principles; (k) it will not cancel or waive any debts or claims having a value of $10,000 in the aggregate; (l) it will pay all taxes as they become due, file all federal, state, local and foreign tax returns within the time and in the manner prescribed by law, and collect or withhold all taxes required to be collected or withheld from employees, independent consultants or other third parties; (m) it will not file any amended tax return or enter into a settlement of any audit or other tax dispute with the IRS or any other taxing authority; (n) it will not materially change its existing pricing structure, fees and charges structure, marketing and promotional plans and policies; and (o) it will not enter into, or modify, any existing lease or contract, except in the ordinary course consistent with past practice.

          Certain Covenants

          Pursuant to the Merger Agreement, each of Infocore and CEI has agreed, from the date of the Merger Agreement to the Effective Time, (a) to promptly inform the other party in writing if any information set forth in the schedules called for in the Merger Agreement is not accurate or complete in all material respects; (b) that Infocore will give CEI reasonable access to its personnel, properties, books, contracts, documents and records; (c) to obtain all consents, approvals and authorizations required by the Merger Agreement; (d) to use reasonable best efforts to satisfy all conditions of the Merger Agreement; and (e) to refrain from making, issuing or releasing any public announcements concerning the Merger without making a good faith effort to inform the other party.

          Pursuant to the terms of the Merger Agreement, Infocore has agreed (a) to call and hold a meeting of its shareholders for the purpose of voting on the Merger Agreement; (b) prior to the Closing Date, to deliver to CEI letters regarding affiliates for purposes of Rule 145 under the Securities Act; and (c) to provide CEI with all proxy materials which Infocore intends to use in connection with the Merger.

          Pursuant to the terms of the Merger Agreement, CEI has also agreed (a) to file the Registration Statement with the SEC to register the CEI Common Shares to be issued in the Merger, and use its reasonable best efforts to cause the Registration Statement to become effective; (b) to file all applicable state securities applications and use its reasonable best efforts to qualify the CEI Common Shares to be issued in such states; and
     (c) to file an application with the Nasdaq Small Cap Market to list the CEI Common Shares issuable in connection with the Merger, and to use its reasonable best efforts to obtain approval of such application upon official notice of issuance.

          Employment Contracts with Infocore Employees

          In the Merger Agreement and employment contracts referenced therein, Merger Sub has agreed to employ Harrison H. Clement, Jr., President and Chief Executive Officer of Infocore, and Henry M. Stringer, Senior Vice President of Infocore, for a period of two years following the Effective Date at their current salaries. They may only be terminated during such period for due cause. During this two year period, Merger Sub has agreed to provide them with the same benefits they are receiving from Infocore or with benefits comparable thereto. The agreements also provide that, if during such two year period a third party acquires control of CEI, Harrison
     H. Clement, Jr. would be entitled to receive his salary for eighteen months after his termination of employment within such two year period and Henry M. Stringer a salary for twelve months thereafter. In turn, Messrs. Clement and Stringer agree not to compete with CEI and its subsidiaries in the wireless business in the CWC PCS license area during such two year period and not to solicit the customers of CEI and its subsidiaries for one year after the termination of their employment.

          No Solicitation; Pursuit of Other Transactions

          In the Merger Agreement, Infocore has agreed that, except as described below, it will not, nor will it authorize any of its officers, directors, employees, affiliates, investment bankers or other representatives or agents to, directly or indirectly, solicit, encourage (including by way of furnishing non-public information), initiate discussions or negotiations relating to or take any other action to facilitate, any inquiries or the making of any proposal for an "Acquisition Transaction," which is defined in the Merger Agreement to mean the occurrence of any of the following events: (i) Infocore is acquired by merger or otherwise by any person or group, other than CEI, Merger Sub or any of their respective affiliates (a "Third Party"); (ii) a Third Party acquires more than 30% in value of the assets of Infocore; (iii) a Third Party acquires more than 30% of the outstanding Infocore Common Shares; (iv) Infocore adopts and implements a plan of liquidation relating to, or extraordinary dividend equal to, more than 30% in value of the assets of Infocore; or (v) Infocore enters into a preliminary or definitive agreement with a Third Party relating to any of the transactions referred to in clauses (i) through (iv) above. Infocore has agreed promptly to notify CEI orally and in writing of any inquiries or proposals regarding an Acquisition Transaction.

          Infocore, however, is permitted to disclose information to, and to engage in discussions and negotiations concerning an Acquisition Transaction with, a person who makes a bona fide offer to engage in an Acquisition Transaction for consideration and on terms which are more favorable to the Infocore shareholders than the terms of the Merger, and who can reasonably be expected to consummate the Acquisition Transaction on the terms that have been proposed, and which disclosure, discussions and negotiations shall be required by reason of the fiduciary obligations of the directors of Infocore.

          In addition, Infocore is permitted, subject to its obligations to pay CEI a termination fee, to terminate the Merger Agreement and accept an offer for an Acquisition Transaction which the Infocore Board concludes is more favorable to the Infocore shareholders than the Merger.

          Conditions to the Merger

          The obligations of Infocore, CEI and Merger Sub to consummate the Merger are subject to, among other things, the satisfaction of the following conditions: (a) the performance by Infocore, CEI and Merger Sub of their respective obligations under the Merger Agreement and the accuracy of their respective representations and warranties contained therein; (b) approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of Infocore; (c) Harrison H. Clement, Jr., President and Chief Executive Officer of Infocore and Henry M. Stringer, Senior Vice President of Infocore, having executed and delivered to CEI employment agreements; (d) the absence of any injunctions which would prevent the consummation of the transactions contemplated by the Merger Agreement; (e) the absence of any action, suit or proceeding against Infocore or CEI brought by the Antitrust Division of the Department of Justice (the "Antitrust Division") or the Federal Trade Commission (the "FTC") challenging the Merger under federal antitrust laws; (f) the listing on the NASDAQ Small Cap Market of the shares of CEI Common Stock issuable in connection with the Merger; and (g) the effectiveness of the Registration Statement and the absence of stop orders suspending the effectiveness.

          The obligations of CEI and Merger Sub to consummate the Merger are further subject to: (a) the receipt by CEI of letters from Infocore's affiliates for purposes of Rule 145 under the Securities Act; (b) the exercise of dissenters' rights by no more than 10% of the outstanding Infocore Common Shares; (c) the receipt by CEI of an opinion dated the Closing Date from Saul, Ewing, Remick & Saul, counsel to Infocore, in form and substance reasonably satisfactory to CEI and its counsel; (d) the receipt by CEI of the written resignations of those Infocore directors and officers designated by CEI; and (e) all outstanding stock options granted by Infocore pursuant to the Infocore 1991 Stock Option Plan having been either (i) exercised and Infocore Common Stock issued pursuant thereto; or
     (ii) effectively and conclusively relinquished and terminated by the optionees. The obligations of Infocore to consummate the Merger are subject to the receipt of an opinion from Saul, Ewing, Remick & Saul, tax counsel to Infocore, as to certain tax matters.

          The obligations of CEI to consummate the Merger is subject to the receipt by CEI of the written opinion of JSI Financial Services that the consideration to be paid by CEI in the Merger is fair to CEI's shareholders from a financial point of view and to such opinion not being withdrawn following the mailing of this Proxy Statement/Prospectus.

          Waiver; Amendment

          Prior to the Effective Time, any provision of the Merger Agreement may be: (a) waived by the party benefitted by the provision, by board of directors or authorized officer action, if in the judgment of such board or such officer such waiver would not have a material adverse effect on the benefits intended to its shareholders; or (b) amended or modified at any time by an agreement in writing duly authorized and executed by each of the parties, except that after approval of the Merger Agreement by the shareholders of Infocore or CEI, no amendment which by law requires approval by the shareholders of Infocore or CEI may be made without such shareholder approval.

          Termination

          The Merger Agreement provides that, notwithstanding approval by the shareholders of Infocore, the Merger Agreement may be terminated and the transactions contemplated in the Merger Agreement abandoned at any time prior to the Closing Date: (a) by mutual consent of CEI and Infocore, or
     (b) by either Infocore or CEI in the event (i) of a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, or (ii) if the Effective Time shall not have occurred on or by November 1, 1997, unless the failure to do so is due to the breach of the Merger Agreement by the party seeking to terminate or the parties agree to extend the Effective Time beyond such date.

          Infocore may terminate the Merger Agreement, subject to its obligations to pay the termination fee described below, in order to accept an offer for an Acquisition Transaction which the Infocore Board concludes is more favorable to the Infocore shareholders than the Merger.

          Fees and Expenses

          Except as set forth below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs. If the Merger is consummated, costs incurred by Infocore will ultimately be reflected in CEI's consolidated financial position.

          In the three following circumstances, Infocore has agreed to pay CEI a break-up fee of $100,000: (i) CEI terminates the Merger Agreement due to a breach thereof by Infocore; (ii) Infocore terminates the Merger Agreement in order to enter into an Acquisition Transaction; and (iii) either CEI or Infocore terminates the Merger Agreement because the required approval of Infocore's shareholders has not been obtained.

          CEI has agreed to pay Infocore a break-up fee in the amount of $100,000 if the Merger Agreement is terminated by Infocore due to a breach thereof by CEI.

          Conversion of Infocore Shares

          On the Effective Date, all outstanding Infocore Common Shares shall in the aggregate be converted into 200,000 CEI Common Shares except for fractional shares and Dissenter's shares.

          Shares of Infocore Common Stock which are outstanding immediately prior to the Effective Date and which are held by shareholders who have delivered to Infocore a timely written objection to the Plan of Merger and who have not voted such shares in favor of the Merger ("Objecting Shares") shall not be converted into shares of CEI Common Stock, but instead, the holders thereof shall be entitled only to such dissenters' rights as are granted by the applicable Pennsylvania law; provided, however, that if any holder of Objecting Shares shall withdraw, lose, or forfeit his or her rights as a dissenting shareholder under applicable Pennsylvania law, such Objecting Shares shall thereupon be converted into CEI Common Stock in accordance with the terms of the Plan of Merger. For a description of the Infocore shareholder action required to perfect dissenters' rights, see "Terms of the Merger-- Dissenters' Rights."

          No Fractional Shares

          Neither fractional shares of CEI Common Stock nor script certificates thereof will be issued in connection with the Merger, but in lieu thereof each holder of shares of Infocore Common Stock otherwise entitled to a fraction of a share of CEI Common Stock will be paid in cash an amount equal to such fraction multiplied by an amount equal the average of the last reported bid and ask prices per share of CEI Common Stock for the Effective Date, as reported on the Nasdaq Quoted System. No such holder will be entitled to dividends, voting rights or other rights in respect of any such fractional shares.

          Delivery of Shares

          As soon as practicable after the Effective Date, each Infocore shareholder will be mailed instructions, a form letter of transmittal and any materials to be used to surrender certificates representing Infocore Common Stock in exchange for certificates representing the CEI Common Stock (and cash in lieu of fractional shares) which such holder is entitled to receive pursuant to the Plan of Merger. All certificates so surrendered will be cancelled.

          Dividends or other distributions on CEI Common Stock which are declared or made after the Effective Date will be withheld with respect to shares of CEI Common Stock issued pursuant to the Merger until the certificates for the Infocore Common Stock which were converted into said shares of CEI Common Stock have been surrendered and replaced with CEI Common Stock certificates. Dividends or other distributions so withheld will not bear interest.

          No transfer taxes will be payable by Infocore shareholders in connection with the exchange of certificates representing Infocore Common Stock for certificates representing CEI Common Stock, except that, if any certificate is to be issued in the name other than that in which the certificate of Infocore common stock surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange pay CEI any transfer or other taxes required in connection therewith or satisfy CEI that such tax has been paid or is not applicable.

          INFOCORE SHAREHOLDERS SHOULD NOT SURRENDER THEIR INFOCORE COMMON STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED INSTRUCTIONS AND OTHER MATERIALS. HOWEVER, INFOCORE SHAREHOLDERS ARE URGED TO NOTIFY INFOCORE NOW AT (610) 337-9611, IF THEIR CERTIFICATES ARE LOST, STOLEN OR DESTROYED, IN ORDER TO BEGIN THE PROCESS OF ISSUANCE OF REPLACEMENT CERTIFICATES.

     Interest of Certain Persons in the Merger

          Certain directors and officers of Infocore have interests in the Merger that are in addition to their interests as shareholders of Infocore generally. These include CEI's agreement to employ Harrison H. Clement, Jr., President and Chief Executive Officer of Infocore and Henry M. Stringer, Senior Vice President of Infocore for two years after the Effective Date under the terms of the employment agreements. See "THE MERGER--Terms of the Merger--Employment Agreements."

     Accounting Treatment

          The Merger will be treated as a purchase of Infocore by CEI for accounting and financial reporting purposes. Under the purchase method of accounting, the assets and liabilities of Infocore will be recorded on the consolidated books of CEI at their fair values at the Effective Time. The excess of the value of the consideration paid by CEI over the fair value of the assets and liabilities acquired will be treated as goodwill and will be amortized over a period not to exceed ten years.

     Certain Federal Income Tax Consequences

          The following is a summary of the anticipated material federal income tax consequences of the Merger. Each shareholder's individual circumstances may affect the tax consequences of the Merger to that shareholder. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Consequently, each Infocore shareholder is advised to consult his own tax advisor as to the specific tax consequences of the Merger.

          It is intended that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes: (i) Infocore, Merger Sub and CEI will each be a "party to a reorganization" within the meaning of
     Section 368(b) of the Code; (ii) no gain or loss will be recognized by Infocore or CEI by reason of the Merger; (iii) except for any cash received in lieu of any fractional shares, no gain or loss will be recognized by holders of Infocore Common Shares who, pursuant to the Merger, receive solely CEI Common Shares in exchange for their Infocore Common Shares, (iv) the basis of the CEI Common Shares to be received by an Infocore shareholder will generally be the same as the basis of the Infocore Common Shares surrendered in exchange therefor, less any basis attributable to any fractional shares for which cash is received; and (v) the holding period of the CEI Common Shares to be received by a shareholder of Infocore will include the period during which the Infocore Common Shares surrendered in exchange therefor were held, provided that the Infocore Common Shares surrendered were held as a capital asset on the date of the exchange pursuant to the Merger.

          Infocore's obligation to consummate the Merger is conditioned upon receipt of an opinion of Saul, Ewing, Remick & Saul, tax counsel to Infocore, substantially to the effect that the federal income tax consequences of the Merger are as summarized above. Such an opinion of Saul, Ewing, Remick & Saul is attached to this Proxy Statement/Prospectus as Appendix D.

          Assuming that the Merger satisfies all of the requirements of a reorganization within the meaning of Section 368(a) of the Code, the Merger will have the following tax consequences to an Infocore shareholder who held Infocore Common Shares as a capital asset and will hold the CEI Common Shares received in exchange therefor as a capital asset.

          CEI Common Shares Received

          The tax basis of the CEI Common Shares received by an Infocore shareholder in the Merger will equal the tax basis of the Infocore Common Shares surrendered in exchange therefor and, provided that such Infocore Common Shares were held as a capital asset as of the Effective Date, the holding period of the CEI Common Shares received by the shareholder will include the holding period for such Infocore Common Shares. An Infocore shareholder who receives cash in lieu of a fractional share of CEI Common Stock will generally recognize gain or loss to the extent that the cash received is more, or less than, the shareholder's tax basis in such fractional share.

          Dividends on CEI Shares

          Distributions of cash or other property received by holders of CEI Common Shares will be taxable dividends taxed at ordinary income tax rates to the extent of the earnings and profits of CEI. Corporate holders, however, may be entitled to a dividends received deduction under Section 243 of the Code (a 70 percent deduction is provided for corporate recipients which own less than 20 percent of CEI).

          Sale of CEI Common Shares

          A sale of CEI Common Shares received in the Merger will result in the recognition of capital gain or loss to the seller (provided the CEI Common Shares were held as a capital asset at the time of the sale). Gain or loss will be computed by determining the difference between the sales price realized by the holder and such holder's basis in the shares sold.

          EACH INFOCORE SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO SHAREHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF CEI COMMON SHARES RECEIVED IN THE MERGER.

     Dissenters' Rights

          General

          Pursuant to the PBCL, any holder of Infocore Common Shares has the right to dissent from the Merger and to obtain payment of the "fair value" (as defined therein) of such holder's Infocore Common Shares, in the event that the Merger is consummated. CEI shareholders will not have dissenters' rights in connection with the Merger.

          Any shareholder of Infocore who contemplates exercising a holder's right to dissent is urged to read carefully the provisions of Subchapter D of Chapter 15 of the PBCL attached to this Proxy Statement/Prospectus as Appendix B. The following is a summary of the steps to be taken if the right to dissent is to be exercised, and should be read in connection with the full text Subchapter D of Chapter 15 of the PBCL. Each step must be taken in the indicated order and in strict compliance with the applicable provisions of the statute in order to perfect dissenters' rights. The failure of any holder of Infocore Common Shares to comply with the aforesaid steps will result in the holder receiving the consideration contemplated by the Merger Agreement in the event that the Merger is consummated. See "THE MERGER--Terms of the Merger--Merger Consideration."

          Any written notice or demand which is required in connection with the exercise of dissenters' rights, whether before or after the Effective Time, must be sent to Infocore, Inc. at 661 Moore Road, Suite 110, King of Prussia, PA 19406, Attention: Secretary.

          Pursuant to the Merger Agreement, CEI is not obligated to consummate the Merger if holders of more than 10% of the outstanding Infocore Common Shares exercise dissenters' rights.

          Fair Value

          The term "fair value" means the value of an Infocore Common Share immediately before consummation of the Merger taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the Merger.

          Notice of Intention to Dissent

          An Infocore shareholder who wishes to dissent must file with Infocore, prior to the vote of shareholders on the Merger at the Infocore Meeting, a written notice of intention to demand payment of the fair value of such holder's Infocore Common Shares if the Merger is effected, must effect no change in the beneficial ownership of his Infocore Common Shares from the date of such notice through the Effective Time, and must refrain from voting his Infocore Common Shares for approval of the Merger Agreement. Neither a proxy nor a vote against approval of the Merger will constitute the necessary written notice of intention to dissent.

          Notice to Demand Payment

          If the Merger Agreement is approved by the required vote of holders of Infocore Common Shares, Infocore will mail a notice to all dissenters who gave due notice of intention to demand payment and who refrained from voting for approval of the Merger Agreement. The notice will state where and when a written demand for payment must be sent and certificates for Infocore Common Shares must be deposited in order to obtain payment, and will include a form for demanding payment and a copy of Subchapter D of Chapter 15 of the PBCL. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

          Failure to Comply with Notice to Demand Payment, etc.

          A holder of Infocore Common Shares who fails timely to demand payment or fails timely to deposit his Infocore share certificates, as required by Infocore's notice, will forfeit his dissenters' rights and will receive CEI Common Shares plus cash for fractional shares in exchange for his Infocore Common Shares.

          Payment of Fair Value of Shares

          Promptly after the Effective Time, or upon timely receipt of demand for payment if the Merger already has been consummated, Infocore will either remit to dissenters who have made demand and have deposited their stock certificates the amount that Infocore estimates to be the fair value of the Infocore Common Shares or give written notice that no such remittance is being made. The remittance or notice will be accompanied by
     (i) a closing balance sheet and statement of income of Infocore for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;
     (ii) a statement of Infocore's estimate of the fair value of the Infocore Common Shares; and (iii) a notice of the right of the dissenter to demand supplemental payment under the PBCL accompanied by a copy of Subchapter D of Chapter 15 of the PBCL.

          Estimate by Dissenter of Fair Value of Shares

          If a dissenter believes that the amount stated or remitted by Infocore is less than the fair value of the Infocore Common Shares, a dissenter may send to Infocore his own estimate of the fair value of the Infocore Common Shares, which shall be deemed to be a demand for payment of the amount of the deficiency. If Infocore remits payment of its estimated value of a dissenter's Infocore Common Shares and the dissenter does not file his own estimate within 30 days after the mailing by Infocore of its remittance, the dissenter will be entitled to no more than the amount remitted to him by Infocore.

          Valuation Proceedings

          If any demands for payment remain unsettled, within 60 days after the latest to occur of (i) the Effective Date; (ii) timely receipt by Infocore of any demands for payment; or (iii) timely receipt by Infocore of any estimates by dissenters of fair value, Infocore may file in the Court of Common Pleas of Montgomery County (the "Court") an application requesting that the fair value of the Infocore Common Shares be determined by the Court. In such case, all dissenters, wherever residing, whose demands have not been settled, shall be made parties to the proceeding as in an action against their shares, and a copy of the application shall be served on each such dissenter.

          If Infocore were to fail to file such an application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against Infocore, may file an application in the name of Infocore at any time within the 30-day period after the expiration of the 60-day period and request that the fair value be determined by the Court. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files such an application, then each dissenter entitled to do so shall be paid Infocore's estimate of the fair value of the Infocore Common Shares and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

          Infocore intends to negotiate in good faith with any dissenting shareholders. If after negotiation a claim cannot be settled, then Infocore intends to file an application requesting that the fair value of the Infocore Common Shares be determined by the Court.

          Costs and Expenses

          The costs and expenses of any valuation proceedings in the Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against Infocore except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.


                              RESALE RESTRICTIONS


          The CEI Common Shares issuable in connection with the Merger have been registered under the Securities Act, but such registration does not cover resales by shareholders of Infocore who may be deemed to control, be controlled by or be under common control with Infocore or CEI at the time of or after the Merger and who therefore may be deemed "affiliates" of Infocore or CEI as that term is used in Rule 145 under the Securities Act. Such affiliates may not sell the CEI Common Shares acquired in connection with the Merger except pursuant to: (i) an effective registration statement under the Securities Act covering such shares; (ii) the conditions contemplated by paragraph (d) of Rule 145; or (iii) another applicable exemption from the registration requirements of the Securities Act. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the quantities of resales which such affiliates, and others with whom they act in concert, may make within any three-month period.

          The Merger Agreement requires as a condition to the Merger that each such affiliate of Infocore enter into an agreement not to sell CEI Common Shares acquired in the Merger except in accordance with the requirements of the Securities Act and the regulations thereunder.

          Persons who may be deemed to be affiliates of Infocore include directors, officers and certain large holders of Infocore Common Shares. Management of Infocore will notify those persons whom it believes may be such affiliates. Infocore shareholders who are not deemed to be affiliates of Infocore or CEI may sell their CEI Common Shares without being subject to the above restrictions.


                      DESCRIPTION OF CAPITAL STOCK OF CEI

          As of March 14, 1997, CEI's authorized capital stock consisted of 10,000,000 CEI Common Shares, par value $5.00 per share, 4,477,227 shares of which were issued and outstanding, and 900,000 CEI $3.42 Series A Preferred Shares, 196,618 shares of which were issued and outstanding.

     CEI Common Shares

          The following description of the CEI Common Shares is not intended to be complete and is qualified in its entirety by reference to CEI's Articles, a copy of which is on file with the Commission.

       Voting Rights

       Generally, with respect to all matters upon which shareholders are entitled to vote (including the election of directors) or to which shareholders are entitled to give consent, the holders of the outstanding CEI Common Shares shall be entitled to cast one vote for each CEI Common Share held, provided that each shareholder has cumulative voting rights in all elections for directors, which is the right to cast as many votes in the aggregate as shall equal the number of shares held by him or her multiplied by the number of directors to be elected, and each shareholder may cast a whole number of votes for one candidate or distribute such votes among two or more candidates.

       Ranking

       The CEI Common Shares rank, with respect to the payment of dividends or distribution of assets upon liquidation, junior to the CEI $3.42 Series A Preferred Shares.

       Dividends and Distributions

       The CEI Common Shares shall receive such dividends as are from time to time declared by the CEI Board, subject to the prior payment of the dividends due on the CEI $3.42 Series A Preferred Shares.

       In the case of dividends or other distributions payable in stock or stock split-ups or divisions, shares of the CEI Common Shares shall be distributed only with respect to CEI Common Shares.

       Liquidation Rights

       In the event of dissolution, liquidation or winding up of CEI, whether voluntary or involuntary, holders of the CEI Common Shares shall be entitled to payment out of the assets of CEI ratably in accordance with the number of shares held by them, respectively, subject to the prior liquidation rights of the CEI $3.42 Series A Preferred Shares.

       General

       CEI serves as the transfer agent and registrar for CEI Common Shares.

CEI $3.42 Series A Preferred Shares

       The following description of the material terms of the CEI $3.42
Series A Preferred Shares is not intended to be complete, and is qualified in its entirety by reference to CEI's Articles, a copy of which is on file with the Commission.

       The CEI $3.42 Series A Preferred Shares were issued to some of the shareholders of Buffalo Valley Telephone Company (BVT) as a form of payment for CEI's acquisition of BVT.

       Rank

       The CEI $3.42 Series A Preferred Shares rank, with respect to the payment of dividends or distribution of assets upon liquidation, senior to CEI's Common Shares, or any other class or series of CEI stock expressly stated to rank junior to the CEI $3.42 Series A Preferred Shares ("Junior Stock"). The CEI $3.42 Series A Preferred Shares rank pari passu with any other class or series of CEI Stock expressly stated to be on a parity with the CEI $3.42 Series A Preferred Shares ("Parity Stock"). As discussed below under "--Voting Rights", CEI may not issue any stock ranking senior to the CEI $3.42 Series A Preferred Shares ("Senior Stock") without the consent of the holders, voting together as a single class, of the CEI $3.42 Series A Preferred Shares and any outstanding Parity Stock.

       Dividends

       Holders of the CEI $3.42 Series A Preferred Shares are entitled to receive, as and if declared by the CEI Board out of CEI funds legally available therefor, cash dividends at an annual rate of $3.42 per share. Dividends are paid in equal semi-annual installments of $1.71 and are cumulative. No interest is payable in respect of any dividend payments which may be in arrears. So long as CEI has funds legally available for such purpose, the CEI Board has a mandatory duty to declare and pay dividends on the CEI $3.42 Series A Preferred Shares (as well as to make required redemptions of CEI $3.42 Series A Preferred Shares), and holders shall have the right to specifically enforce declaration and payment of dividends (as well as required redemptions) to the extent permitted by Section 1521(b) of the PBCL.

       Unless full cumulative dividends on outstanding CEI $3.42 Series A Preferred Shares have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on any Junior Stock and no amount shall be set aside or applied to the redemption, purchase or other acquisition of Junior Stock other than by exchange therefor of Junior Stock or, with respect to redemptions, purchases or other acquisitions of Junior Stock other than CEI Common Shares, out of the proceeds of a substantially concurrent sale of shares of Junior Stock.

       Liquidation Rights

       In the event of any liquidation, dissolution or winding up of CEI, the holders of CEI $3.42 Series A Preferred Shares shall be entitled to receive from the assets of CEI payment in cash of $65 per share, plus a further amount equal to unpaid cumulative dividends on CEI $3.42 Series A Preferred Shares accrued to the date of payment, before any amount shall be paid or set aside for, or any distribution of assets shall be made to, the holders of Junior Stock. If upon any such liquidation, dissolution or winding up, the amounts payable with respect to the holders of CEI $3.42 Series A Preferred Shares and any other outstanding Parity Stock cannot be paid in full, then the holders of CEI $3.42 Series A Preferred Shares and such Parity Stock will share ratably in any such distribution in proportion to the full respective preferential amounts (including unpaid cumulative dividends, if any) to which they are entitled. None of the following transactions will be considered a liquidation, dissolution or winding up of CEI for these purposes: (i) a merger or consolidation of CEI with any other corporation; (ii) a reorganization or division of CEI; (iii) the purchase or redemption of all or part of any outstanding CEI stock; (iv) a sale or transfer of all or any part of CEI's assets; or (v) a share exchange to which CEI is a party.

       Conversion Rights

       The CEI $3.42 Series A Preferred Shares are convertible at the option of the holder at any time into a number of whole shares of CEI Common Stock equal to the liquidation preference of $65 divided by the conversion price in effect at the time of such conversion (with fractional shares paid in cash as described below). The right to convert CEI $3.42 Series A Preferred Shares which have been called for redemption by CEI will terminate at the close of business on the business day next preceding the redemption date unless CEI shall default in paying the redemption price. See "--Redemption at the Option of CEI" below.

       The conversion price of the currently issued and outstanding CEI $3.42 Series A Preferred Shares is $34.425.

       The conversion price is subject to adjustment in certain events, including: (i) dividends and other distributions on CEI Common Shares payable in shares of any class or series of CEI capital stock; (ii) certain subdivisions, combinations and reclassifications of CEI Common Shares; (iii) the issuance to all holders of CEI Common Shares of rights, options or warrants entitling them to subscribe for or purchase CEI Common Shares at less than the current market price (as defined); and (iv) distributions to all holders of CEI Common Shares of evidences of indebtedness of CEI or assets (excluding cash dividends) or rights or warrants (other than the rights or warrants described in clause (iii) above) to purchase or subscribe for any CEI securities

       In the event of any (i) capital reorganization of CEI; (ii) merger, consolidation or share exchange of CEI with or into another corporation; (iii) division of CEI; or (iv) sale, lease, exchange or other disposition of all or substantially all of the property and assets of CEI as a result of which other than solely cash shall be exchanged for CEI Common Shares, all holders of CEI $3.42 Series A Preferred Shares will thereafter have the right to convert CEI $3.42 Series A Preferred Shares into the kind and amount of securities, stock or other assets which the holders would have been entitled to receive upon such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition if the holders had held the number of CEI Common Shares issuable upon conversion of their CEI $3.42 Series A Preferred Shares immediately prior to such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition.

       No adjustment of the conversion price will be required to be made until cumulative adjustments amount to 1% or more of the conversion price as last adjusted, except that any adjustments which are not required to be made shall be carried forward and taken into account in calculating each subsequent adjustment.

       Upon conversion of any CEI $3.42 Series A Preferred Shares, CEI shall deliver to the holder of the shares, together with the certificates for the CEI Common Shares issued upon conversion, payment for all accrued and unpaid cumulative dividends on such shares through the date of conversion.

       Fractional CEI Common Shares will not be issued upon conversion. In lieu thereof, CEI will either pay a cash adjustment based upon market price of CEI Common Shares on the business day preceding the date of conversion or deliver a scrip certificate of CEI in respect of such fractional share.

       CEI will reserve a number of CEI Common Shares sufficient for the satisfaction of any scrip certificates and the conversion of all outstanding CEI $3.42 Series A Preferred Shares. For so long as CEI Common Shares are listed or included for quotation or trading on any securities exchange or market or trading system, CEI will list or include on any such exchange, market or system all CEI Common Shares issuable upon conversion of the outstanding CEI $3.42 Series A Preferred Shares.

       Redemption at the Option of CEI

       The CEI $3.42 Series A Preferred Shares are not subject to any mandatory redemption or sinking fund provision. Commencing on May 31, 2000, the fourth anniversary of the Closing Date of CEI's acquisition of BVT, the CEI $3.42 Series A Preferred Shares issued in such transaction will be redeemable for cash, at the option of CEI, on at least 30 but not more than 60 days notice, in whole or in part from time to time. The redemption price shall equal the applicable percentage of $65 per share specified below, plus an amount equal to the accrued and unpaid cumulative dividends to the redemption date:


                   Beginning of the
                   Anniversary of the
                   Effective
                   Date (5/31/96)         Percentage
                   ---------------------  -----------
                   Fourth...............    103.00%
                   Fifth................    102.00%
                   Sixth................    101.00%
                   Seventh and
                    thereafter.........     100.00%


       Any CEI $3.42 Series A Preferred Shares which have been called for redemption may be converted into CEI Common Shares at any time prior to the close of business on the business day prior to the redemption date.

       Unless full cumulative dividends due on outstanding CEI $3.42 Series A Preferred Shares have been paid and all prior redemptions at the option of the holders have been made, CEI may not redeem any CEI $3.42 Series A Preferred Shares or shares of Parity Stock unless all outstanding CEI $3.42 Series A Preferred Shares are redeemed, and CEI may not purchase or otherwise acquire any CEI $3.42 Series A Preferred Shares or shares of Parity Stock except in accordance with a purchase or exchange offer made simultaneously to all holders of CEI $3.42 Series A Preferred Shares and shares of Parity Stock which, in the reasonable opinion of the CEI Board, will result in fair and equitable treatment among all such shares. If less than all of the outstanding CEI $3.42 Series A Preferred Shares shall be called for redemption, the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by the CEI Board.

       Redemption at the Option of the Holders

       Commencing on May 30, 1998, the second anniversary of the Closing Date of CEI's acquisition of BVT and at any time or from time to time thereafter, each holder of CEI $3.42 Series A Preferred Shares issued in such transaction shall have the right, at such holder's option, to require CEI to redeem all or a portion of such holder's CEI $3.42 Series A Preferred Shares at a redemption price of $65, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the redemption date. Requests for redemption by holders of CEI $3.42 Series A Preferred Shares will be irrevocable and (unless CEI shall default in making the requested redemption) shall terminate all conversion rights of the holder with respect to the CEI $3.42 Series A Preferred Shares to be redeemed.

       Holders may not exercise their optional redemption right for less than 100 shares of CEI $3.42 Series A Preferred Shares (or, if less than 100, all shares of CEI $3.42 Series A Preferred Shares owned by such holder). As of each March 31, June 30, September 30 and December 31, CEI shall redeem all CEI $3.42 Series A Preferred Shares for which a notice of optional redemption has been received by CEI prior to the close of business on the immediately preceding February 15, May 15, August 15 or November 15, respectively. CEI shall also redeem all CEI $3.42 Series A Preferred Shares for which a notice of optional redemption has been received by CEI during the 30 day period following the date of mailing by CEI to the holders of a notice of a reclassification, capital reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition of assets, liquidation, dissolution or winding-up relating to CEI.

       Voting Rights

       Except as indicated below or as required by law, holders of CEI $3.42 Series A Preferred Shares will have no voting rights. In the event that (i) dividends upon the CEI $3.42 Series A Preferred Shares shall be in arrears in an amount equal to three full semi-annual dividends thereon or (ii) any redemption of CEI $3.42 Series A Preferred Shares at the option of the holder has not been made as required, the number of directors constituting the full CEI Board shall be increased by two, and the holders of the CEI $3.42 Series A Preferred Shares, voting noncumulatively separately as a single class together with the holders of any other shares of CEI preferred stock having similar voting rights then exercisable, shall be entitled to elect two additional members of the CEI Board until all accumulated and unpaid dividends have been paid and all required redemptions have been made.

       Without the affirmative vote of the holders of at least a majority of the CEI $3.42 Series A Preferred Shares, CEI may not amend, alter, change or repeal any of the express terms of the CEI $3.42 Series A Preferred Shares.

       In addition, without the affirmative vote of the holders of at least a majority of the CEI $3.42 Series A Preferred Shares then outstanding or, if holders of other series of CEI preferred stock have the right to vote as a class on such matter under CEI's Articles, the holders of at least a majority of CEI $3.42 Series A Preferred Shares and other series of CEI preferred stock voting as a single class, CEI shall not (i) authorize or permit any shares of Senior Stock to be outstanding; (ii) increase the authorized number of shares of Senior Stock; or (iii) merge, consolidate, divide or participate in a share exchange with any other corporation if the corporation surviving or resulting from such transaction would have outstanding shares of Senior Stock in excess of the number of shares of Senior Stock of CEI permitted to be outstanding immediately prior to such merger, consolidation, division or share exchange.

       When holders of CEI $3.42 Series A Preferred Shares have the right to vote as described above, each holder of a CEI Series A Preferred Share shall be entitled to one vote or fraction thereof, for each $10.00 or fraction thereof, of the $65 liquidation preference represented by such CEI Series A Preferred Share.

       No Trading Market

       The CEI $3.42 Series A Preferred Shares is not listed on Nasdaq or any securities exchange. An active public trading market for the CEI $3.42 Series A Preferred Shares has not developed since it was issued as part of the acquisition of BVT.

       No Rating

        CEI has not applied for a rating of the CEI $3.42 Series A Preferred Shares from Moody's, S&P or any other statistical rating organization.

        Miscellaneous

        CEI serves as the transfer agent, conversion agent and registrar for the CEI $3.42 Series A Preferred Shares. Holders of CEI $3.42 Series A Preferred Shares have no preemptive rights with respect to any shares of capital stock of CEI or any other securities of CEI convertible into or carrying rights or options to purchase any such shares.

        Pennsylvania Anti-Takeover Law Provisions

        CEI is subject to various statutory "anti-takeover" provisions of the PBCL, including Subchapters 25E and F of the PBCL.

        Subchapter 25E (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium. Subchapter 25F (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. An "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares. Subchapters 25E and F contain a wide variety of transactional and status exemptions, exclusions and safe harbors. The foregoing descriptions are qualified in their entirety by reference to the applicable statutory provisions incorporated herein by reference.

        The CEI Bylaws, however, render several other "anti-takeover" provisions of the PBCL inapplicable to CEI, including Subchapters 25G (relating to control-share acquisitions), 25H (relating to disgorgement), 25I (relating to certain required severance payments) and 25J (relating to labor contracts), as well as a standard of required director conduct giving directors broader discretion than is permitted under the traditional rule of director conduct to consider the interests of a wide range of groups affected by its decisions and to reject proposed acquisitions or changes in control. The CEI Board of Directors has adopted and is submitting to its shareholders for approval at CEI's Annual Meeting of Shareholders scheduled for May 3, 1997, a by-law amendment which makes applicable to CEI the aforementioned broader discretion for directors to consider the interests of various interest groups and to reject proposed acquisitions or changes in control.

        The PBCL permits an amendment of the corporation's articles or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights.

                       COMPARISON OF SHAREHOLDER RIGHTS

Introduction

        Upon consummation of the Merger holders of Infocore Common Shares, whose rights presently are governed by the PBCL and Infocore's Articles and Bylaws, will become holders of CEI Common Shares. Accordingly, their rights will be governed by the PBCL and CEI's Articles and Bylaws. Certain differences arise from differences between the Infocore Articles and the Infocore Bylaws, on the one hand, and the CEI Articles and CEI Bylaws, on the other hand, as well as from differences in treatment under the PBCL in certain instances of publicly traded or "registered" corporations, such as CEI, as compared to privately held "non-registered" corporations, such as Infocore. The following discussion is not intended to be a complete statement of all differences and is qualified in its entirety by reference to applicable Pennsylvania corporate laws and the Articles and Bylaws of Infocore and CEI. See "INCORPORATION OF DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

Dividends

        Holders of Infocore Common Shares are entitled to receive such dividends as may be declared by the Infocore Board from time to time. Infocore has never paid a cash dividend on the common shares.

        Holders of CEI $3.42 Series A Preferred Shares are entitled to cumulative semi-annual cash dividends of $1.71 ($3.42 annually) per share. CEI Preferred Shares have preference over CEI Common Shares as to dividends. See "DESCRIPTION OF CAPITAL STOCK OF CEI--CEI $3.42 Series A Preferred Shares."

        Holders of CEI Common Shares are entitled to receive such dividends as may be declared by the CEI Board from time to time. CEI and its predecessor publicly held corporation, CTT, have maintained a policy of paying cash dividends since 1909, and CEI does not intend to alter this policy in the foreseeable future. During 1996 CEI has paid dividends on the CEI Common Shares at the annual rate of $1.20 per share. At the Common Stock Exchange Ratio of ?? CEI Common Share for each Infocore Common Share, under CEI's current dividend policy, each share of Infocore common exchanged into CEI Common Shares would be paid annual dividends totalling $??. See "DESCRIPTION OF CAPITAL STOCK OF CEI-- CEI Common Shares."

Voting Rights Generally

        With respect to most matters on which shareholders are entitled to vote, holders of Infocore Common Shares are entitled to one vote per share. Holders of Infocore Common Shares are not entitled to cumulate their votes for the election of directors. Any action to be taken by vote of the Infocore shareholders shall be authorized upon the affirmative vote of a majority of the Infocore Common Shares represented and entitled to vote at a shareholders meeting.

        Except as required by law or as described below, holders of CEI $3.42 Series A Preferred Shares have no voting rights. If CEI fails to pay dividends in an amount equal to three full semi-annual dividends or fails to redeem CEI $3.42 Series A Preferred Shares when required, holders of CEI $3.42 Series A Preferred Shares, voting as a class together with any other CEI preferred shareholders having a similar right,will be entitled to elect two directors to the CEI Board. Holders of CEI $3.42 Series A Preferred Shares also have voting rights in limited circumstances where CEI desires to take specified corporate actions that may be adverse to the rights and preferences of the CEI $3.42 Series A Preferred Shares. Where any such voting rights apply, each CEI Preferred Share shall have one vote (or fraction thereof) for each $10 (or fraction thereof) of liquidation preference of such shares. See "DESCRIPTION OF CAPITAL STOCK OF CEI--CEI $3.42 Series A Preferred Stock."

        With respect to all matters on which shareholders are entitled to vote (excluding the election of directors), CEI Common Shares are entitled to one vote per share. Holders of CEI common Shares are entitled to cumulate their votes for the election of directors. See "DESCRIPTION OF CAPITAL STOCK OF CEI-- CEI Common Shares." Except for the election of directors, in general, any action to be taken by vote of the CEI shareholders shall be authorized upon the affirmative vote of a majority of the votes cast at a shareholders meeting.

Classified Board of Directors

        The PBCL permits a corporation's Board of Directors to be divided into various classes serving staggering terms of office. The CEI Bylaws provide that the CEI Board be divided into three classes of directors of three directors each. At each annual meeting of shareholders, one class of directors is elected to serve for a three-year term. Classification of directors has the effect of making it more difficult for shareholders to change the composition of the Board of Directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors. Such classification provisions could have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of CEI.

        Infocore's Board is not classified. Any shareholders seeking to elect its designees to a majority of the seats on the Infocore Board, therefore, could do so at any annual meeting.

Number of Directors

        The Infocore Bylaws establish the number of directors as at least one and not more than eleven. The CEI Bylaws establish the number of directors at nine.

Removal of Directors

        Infocore directors may be removed from office without cause by shareholder vote. CEI directors may only be removed for cause by shareholder vote. This removal restriction strengthens the anti-takeover effect of the classified board provision in the CEI Bylaws.

Filling Vacancies on the Board of Directors

        The Infocore Bylaws provide that vacancies occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors constitutes less than a quorum. Any director so chosen shall serve for the balance of the unexpired term.

        The CEI Bylaws provide that vacancies occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors constitutes less than a quorum. Any director so chosen shall have a term of office equal to the unexpired portion of the term of the director whose place shall be vacant.

Call of Special Shareholders' Meeting

        Special meetings of the shareholders of Infocore may be called by (i) the board of directors, (ii) the chairman of the board or the president, or
(iii) at the request of the holders of not less than 20% of all the outstanding shares of Infocore entitled to vote at such meeting. Special meetings of CEI's shareholders may be called by (i) the president, (ii) the Board of Directors or
(iii) the president upon the written request of the holders of not less than 20% of all outstanding shares of CEI entitled to vote at such meeting, provided such request specifies the purpose of the meeting. No business other than that stated in the notice of meeting may be acted upon at a CEI special shareholders' meeting.

Notice of Shareholders' Meeting

        Notice of an Infocore shareholders' meeting must be delivered at least ten days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the PBCL or five days prior thereto in any other case. Notice of a CEI shareholders' meeting must be given at least ten days before the date of the meeting, unless a greater period of notice is required by law in a particular case.

Quorum Requirements and Adjournment of Meetings

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at a meeting constitutes a quorum for an Infocore and a CEI shareholders' meeting. A majority of the outstanding shares represented at the meeting, even if less than a quorum, may adjourn an Infocore or CEI shareholders' meeting from time to time. Notice of adjournment is not required.

        Shareholders present at a duly convened Infocore shareholders' meeting may continue to transact business until adjournment of the meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the case of an Infocore shareholders' meeting called for the election of directors, such meeting may be adjourned for any period not exceeding 15 days; and those Infocore shareholders who attend a meeting which had previously been adjourned shall, even if they are less than a quorum, constitute a quorum for the purpose of electing directors, but for no other purpose.

        If a quorum is not present at a CEI shareholders' meeting, no business may be transacted except to adjourn the meeting to a future time.

Action Without Meeting

        Infocore and CEI shareholders may take action only at a shareholders' meeting or by unanimous written consent.

Dissenters' Rights

        Under the PBCL, shareholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with a plan of merger, consolidation, share exchange, asset transfer or division. In accordance with the PBCL, holders of Infocore Common Shares are entitled to dissenters' rights in connection with the Merger. See "THE MERGER--Dissenters' Rights."

        Dissenters' rights under the PBCL would be available to holders of CEI Common Shares in connection with a plan of merger, consolidation, share exchange, asset transfer or division to which CEI is a party. CEI is not a party to the Merger.

Limitations on Directors' Liability

        As permitted by the PBCL, both the Infocore and CEI Bylaws provide that directors shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under applicable Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

Indemnification

        Sections 1741 and 1742 of the PBCL generally provide that a corporation may indemnify directors and officers against liabilities they may incur in such capacity provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL also requires a corporation to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

        Section 1746 of the PBCL also grants a corporation broad authority, beyond the power granted under Sections 1741 and 1742, to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of
Section 1746 of the PBCL, both the CEI and Infocore Bylaws provide for indemnification of directors, officers and other agents of the corporation to the extent otherwise permitted by Section 1741 of the PBCL and also in certain circumstances not otherwise permitted by Sections 1741 and 1742 of the PBCL.

State Anti-Takeover Law Provisions

        The PBCL contains certain "anti-takeover" provisions that are only applicable to "registered" corporations. These provisions do not apply to Infocore. Because CEI is a registered corporation, these provisions could be applicable to CEI. See "DESCRIPTION OF CAPITAL STOCK OF CEI--Pennsylvania Anti-Takeover Law Provisions."

        Subchapter 25E of the PBCL is a "cash-out" antitakeover statute which generally provides that if any person or group acquires 20% or more of the voting power of a corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

        Under Subchapter 25F of the PBCL, CEI is prohibited from engaging in specified business combination transactions with an interested stockholder (defined in general as any beneficial owner of at least 20% of CEI's outstanding voting power) during the five-year period following the date such person became an interested stockholder unless (i) the business combination or share acquisition is approved by CEI's Board prior to the date such person becomes an interested stockholder, (ii) the business combination is approved by unanimous vote of the holders of all outstanding common stock, or (iii) the interested shareholder owns at least 80% of CEI's outstanding voting power, the business combination is approved by a majority of the holders of CEI voting shares (not including shares held by the interested shareholder), and the interested shareholder complies with specified procedural and minimum fair price criteria. After the five-year period, a business combination may be effected if (i) the transaction is approved by a majority of the outstanding CEI voting power (not including shares held by the interested shareholder), or (ii) the transaction is approved by a majority of the outstanding CEI voting power (including shares held by the interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria. CEI is also subject to another Pennsylvania law provision (PBCL Section 2538) which requires certain fundamental transactions with an interested shareholder to be approved by a majority of the corporation's directors who are unaffiliated with such shareholder.

Amendment of Articles of Incorporation

        Persons holding at least 10% of the Infocore Common Shares may propose amendments to the Infocore Articles. Because CEI is a registered corporation, under the PBCL, CEI shareholders are not entitled to propose amendments to the CEI Articles, and all amendments must first be approved by the CEI Board.

        Except for the general requirement that charter amendments affecting any particular class or series of stock be approved by the affected class or series, proposed amendments to the Infocore and the CEI Articles require shareholder approval by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. For a description of the amendments to the CEI Articles requiring a separate class vote, see "DESCRIPTION OF CAPITAL STOCK OF CEI--CEI $3.42 Series A Preferred Shares--Voting Rights."

Amendment of Bylaws

        The Infocore Bylaws may be amended by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders for that purpose. In addition, the

Board of Directors may, by a majority vote, amend the Bylaws, subject to the power of the shareholders to change such action, provided that the specific amendment does not relate to any subject that is committed expressly to the shareholders by any provision of the PBCL.

        The CEI Bylaws may be amended at any regular or special meeting of the CEI shareholders by a majority vote of all the shares represented and entitled to vote at the meeting.

                              BUSINESS OF INFOCORE

Description of Business

        Infocore is a diversified regional communication services provider with its executive offices located at 661 Moore Road, King of Prussia, Pennsylvania 19406, telephone number (610) 337-9611. As of December 31, 1996, Infocore had approximately 542 customers.

        Founded in 1981, Infocore provides a broad array of premise equipment and network services, primarily to commercial markets throughout Southeastern Pennsylvania. The sale and service of customer premise equipment, which includes the sale and service of voice and data communications equipment, including business telephone systems, local area networks and computer-telephone integration, contributed approximately 53% of Infocore's revenues in 1996. Infocore's resale of local and long distance services contributed approximately 47% of its 1996 revenues. In 1995, Infocore formed a wholly owned subsidiary, Infocore Wireless ("IW"), to pursue ownership of PCS licenses. On March 9, 1995, Conestoga Enterprises, Inc. and IW formed CWC, a Pennsylvania limited liability company. On January 14, 1997, CWC was a successful bidder in the Federal Communications Commission's PCS radio spectrum D, E and F Block Auction. CWC was the high bidder for radio spectrum licenses in four basic trading areas:
Reading, Pottsville, Sunbury and Williamsport. These territories cover nine Pennsylvania counties with a total population of approximately 840,000.

Security Ownership of Certain Beneficial Owners and Management of Infocore

        The following table sets forth as of March 17, 1997 certain information regarding the beneficial ownership of Infocore Common Shares by (i) each director and executive officer of Infocore, (ii) all directors and executive officers of Infocore as a group, and (iii) each other person known by Infocore to own beneficially more than 5% of the Infocore Common Shares .


                                                     Beneficial Ownership of
                                                    Infocore Common Shares (1)

                                                     Number of     Percent of
                                                      Shares         Total
                                                     ---------     ----------

       Directors:
       Anthony G. Abbot...........................          0           *
       John A. Cenerazzo (2)......................    197,500         3.4%
       Harrison H. Clement, Jr. (3)...............    359,401         6.2%
       Robert D. Hedberg (4)......................    104,970         1.8%
       Harry G. Rieger, Jr. (5)...................    200,000         3.4%
       John F. Stoviak............................     15,000           *
       Milton S. Stearns, Jr......................    125,000         2.1%
       Henry M. Stringer..........................    120,300         2.0%

       Executive Officers:
       William D. Chamblin, III...................     33,500           *
       James Chukinas.............................     12,500           *
       David E. Sonon.............................    125,000         2.1%

       All Directors and Officers as a Group (11
        persons)..................................  1,293,171        22.3%

       Other 5% Shareholders:
       Joseph C. Abeles (6).......................    628,875        10.8%

---------------------------------
*           Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all Infocore Common Shares indicated above.
(2) Includes 4,375 shares owned by Mr. Cenerazzo's wife as to which Mr. Cenerazzo disclaims beneficial ownership.
(3) Includes 10,000 shares owned by Mr. Clement's wife and 350 shares owned by his daughter as to which Mr. Clement disclaims beneficial ownership.
(4) Includes 25,442 shares held in trusts as to which Mr. Hedberg has voting and investment power.
(5) Includes 25,000 shares owned by Mr. Rieger's wife as to which Mr. Rieger disclaims beneficial ownership.
(6) Includes 118,750 shares owned by Mr. Abeles' wife as to which Mr. Abeles disclaims beneficial ownership and 100,000 shares owned by Abeles Associates as to which Mr. Abeles shares voting and investment power. Mr. Abeles' address is 220 East 42nd Street, New York, New York 10017.

                                    EXPERTS

CEI

        The consolidated financial statements of CEI included in its Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Beard & Company, Inc., independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

        The legality of the CEI Common Shares to be issued in connection with the Merger is being passed upon by Miller and Murray, LLP, Reading, Pennsylvania. James H. Murray, a partner in Miller and Murray, LLP, is Vice President and a Director of CEI. Partners of Miller and Murray, LLP beneficially own CEI Common Shares as follows: James H. Murray, 37,099 CEI Common Shares; John S. Hibschman, 5,055 CEI Common Shares; William F. Colby, Jr., 2,413 CEI Common Shares; and Brian R. Ott, 125 CEI Common Shares. The tax consequences of the Merger are being passed upon by Saul, Ewing, Remick & Saul, Berwyn, Pennsylvania, tax counsel to Infocore. Certain legal matters relating to Infocore will be passed upon at the Effective Time by Saul, Ewing, Remick & Saul, Berwyn, Pennsylvania, special counsel to Infocore.

                                                                      APPENDIX A


                 ---------------------------------------------

                 ---------------------------------------------




                         AGREEMENT AND PLAN OF MERGER

                                     Among

                         CONESTOGA ENTERPRISES, INC.,

                                INFOCORE, INC.

                                      and

                             CI MERGER CORPORATION

                          Dated as of March 14, 1997




                 ---------------------------------------------

                 ---------------------------------------------

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
ARTICLE I

DEFINITIONS                  ..............................................  1

ARTICLE II

PLAN OF MERGER               ..............................................  3
     2.1   The Merger        ..............................................  3
     2.2   Conversion and Exchange of Shares...............................  3
     2.3   Timing            ..............................................  4
     2.4   Dissenters' Rights..............................................  4
     2.5   Surrender and Exchange of Infocore Certificates.................  4
     2.6   Articles of Incorporation, By-laws, and
           Directors and Officers of Sub...................................  6

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INFOCORE.................................  7
     3     Representations and Warranties of Infocore......................  7
     3.1   Organization, Powers and Qualifications.........................  7
     3.2   Subsidiaries      ..............................................  7
     3.3   Capital Stock     ..............................................  7
     3.4   Authority         ..............................................  7
     3.5   Conflict with Other Agreements, Consents and
              Approvals      ..............................................  8
     3.6   Compliance with Law.............................................  8
     3.7   Financial Statements............................................  9
     3.8   Absence of Undisclosed Liabilities..............................  9
     3.9   Absence of Adverse Changes......................................  9
     3.10  Tax and Other Returns and Reports...............................  9
     3.11  Dividends and Stock Powers...................................... 10
     3.12  Assets            .............................................. 10
     3.13  Accounts Receivable............................................. 11
     3.14  Contracts         .............................................. 11
     3.15  Litigation        .............................................. 11
     3.16  Insurance         .............................................. 12
     3.17  Labor Meetings    .............................................. 12
     3.18  Employee Benefit Plans.......................................... 12
     3.19  Franchises, Licenses, Permits, Etc.............................. 13
     3.20  Patents and Trademarks.......................................... 13
     3.21  Ordinary Course   .............................................. 14
     3.22  Brokerage and Other Fees........................................ 15
     3.23  Information Supplied............................................ 15
     3.24  Disclosure        .............................................. 16
     3.25  Tax Fee Reorganization Matters.................................. 16

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CEI AND SUB............................... 17
     4     Representations and Warranties of CEI and Sub.................... 17
     4.1   Organization, Powers and Qualifications.......................... 17
     4.2   Subsidiaries      ............................................... 17
     4.3   Authority         ............................................... 17
     4.4   Capital Stock     ............................................... 17
     4.5   Valid Issuance of CEI Stock, Etc................................. 18
     4.6   Conflict with Other Agreements, Consents and
             Approvals       ............................................... 18
     4.7   Financial Statements............................................. 19
     4.8   Brokerage         ............................................... 19
     4.9   Reports           ............................................... 19
     4.10  Information Supplied............................................. 19
     4.11  Disclosure        ............................................... 20
     4.12  Tax Matters       ............................................... 20
     4.13  Absence of Adverse Changes....................................... 20

ARTICLE V

COVENANTS                       ............................................ 20
     5.1   Conduct of Business Prior to Closing............................. 20
     5.2   Updating of Schedules............................................ 22
     5.3   Access            ............................................... 22
     5.4   Proxy Material, Registration Statement, Other
             Filings and Applications....................................... 23
     5.5   Shareholder Meeting.............................................. 24
     5.6   Third Party Consents............................................. 24
     5.7   Satisfaction of Conditions....................................... 24
     5.8   Public Announcements............................................. 24
     5.9   Other Proposals   ............................................... 24
     5.10  Affiliates        ............................................... 25

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF CEI AND SUB.................................... 26
     6     Conditions to Obligations of CEI and Sub to
             Consummate the Merger.......................................... 26
     6.1   Representations, Warranties, and Covenants of
             Infocore        ............................................... 26
     6.2   Infocore Shareholder Approval.................................... 26
     6.3   Employment Agreements............................................ 26
     6.4   No Injunctions    ............................................... 26
     6.5   No Antitrust Litigation.......................................... 27
     6.6   NASDAQ Listing    ............................................... 27
     6.7   Securities Laws   ............................................... 27
     6.8   Affiliate Letters ............................................... 27
     6.9   Dissenters' Rights............................................... 27
     6.10  Legal Opinion     ............................................... 27
     6.11  Resignations      ............................................... 27
     6.12  Fairness Opinion  ............................................... 27

     6.13  Exercise of Stock Options........................................ 27

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF INFOCORE....................................... 28
     7     Conditions to Obligations of Infocore to
             Consummate the Merger   ....................................... 28
     7.1   Representations, Warranties, and Covenants
             of CEI and Sub   .............................................. 28
     7.2   Infocore Shareholder Approval.................................... 28
     7.3   No Injunctions    ............................................... 28
     7.4   No Antitrust Litigation ......................................... 28
     7.5   NASDAQ Listing    ............................................... 28
     7.6   Securities Laws   ............................................... 29
     7.7   Tax Opinion       ............................................... 29

ARTICLE VIII

TERMINATION, WAIVER AND AMENDMENT........................................... 29
     8.1   Termination       ............................................... 29
     8.2   Effect of Termination............................................ 31
     8.3   Waiver of Terms   ............................................... 31
     8.4   Amendment of Agreement........................................... 31
     8.5   Fees and Expenses ............................................... 31

ARTICLE IX

GENERAL PROVISIONS                                                           32
     9.1   Cooperation       ............................................... 32
     9.2   Counterparts      ............................................... 32
     9.3   Contents of Agreement, Etc....................................... 32
     9.4   No Survival of Representations and Warranties.................... 33
     9.5   Section Headings, Gender and "Person"............................ 33
     9.6   Notices           ............................................... 33
     9.7   Governing Law     ............................................... 34

     LIST OF EXHIBITS
          A.   Letter regarding Affiliates
          B.   Employment Agreements

                          AGREEMENT AND PLAN OF MERGER


               AGREEMENT AND PLAN OF MERGER dated as of March 14, 1997, among CONESTOGA ENTERPRISES, INC. ("CEI"), a Pennsylvania corporation, INFOCORE, INC. ("Infocore"), a Pennsylvania corporation, and CI MERGER CORPORATION ("Sub"), a Pennsylvania corporation and a wholly owned subsidiary of CEI.

                                   Background

               The Boards of Directors of CEI, Sub and Infocore deem it advisable and in the best interests of the shareholders of their respective corporations that Infocore be acquired by CEI through the merger of Infocore with and into Sub (the "Merger") pursuant to the Pennsylvania Business Corporation Law (the "Corporation Law") in accordance with the provisions of this Agreement (together with the Schedules attached hereto, this "Agreement").

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties agree that they will carry out and consummate this Agreement.


                                   ARTICLE I

                                  DEFINITIONS

               The following terms shall have the following meanings, respectively, when used in this Agreement (applicable to both the singular and plural forms of the terms defined):

               Acquisition Transaction - as defined in Section 5.9.
               -----------------------

               Authorizations - as defined in Section 3.19.
               --------------

               Benefit Plans - as defined in Section 3.18(a).
               -------------

               CEI - Conestoga Enterprises, Inc., a Pennsylvania corporation.
               ---

               CEI Balance Sheet - as defined in Section 4.7.
               -----------------

               CEI Common Stock - the shares of the common stock, par value
               ----------------
     $5.00 per share, of CEI.

               CEI Financial Statements - as defined in Section 4.7.
               ------------------------

               CEI Material Adverse Effect - a material adverse effect on the
               ---------------------------
     business, condition (financial or otherwise), assets, liabilities or operations of CEI and its Subsidiaries taken as a whole.

               CEI Schedule - as defined in Section 4.
               ------------

               CEI SEC Documents - as defined in Section 4.9.
               -----------------

               Closing - as defined in Section 2.3(b).
               -------

               Closing Date - as defined in Section 2.3(b).
               ------------

               Code - the Internal Revenue Code of 1986, as amended.
               ----

               Contracts - as defined in Section 3.14(a).
               ---------

               Corporation Law - the Pennsylvania Business Corporation Law, as
               ---------------
     amended from time to time.

               Dissenters' Shares - as defined in Section 2.4.
               ------------------

               Dissenting Shareholder - as defined in Section 2.4.
               ----------------------

               Effective Date - as defined in Section 2.3(b).
               --------------

               ERISA - the Employment Retirement Income Security Act of 1974, as
               -----
     amended.

               IRS - the Internal Revenue Service.
               ---

               Infocore - Infocore, Inc., a Pennsylvania corporation.
               --------

               Infocore Balance Sheet - as defined in Section 3.7(a).
               ----------------------

               Infocore Common Stock - the shares of common stock, par value
               ---------------------
     $.02 per share, of Infocore.

               Infocore Financial Statements - as defined in Section 3.7(a).
               -----------------------------

               Infocore Material Adverse Effect - a material adverse effect on
               --------------------------------
     the business, condition (financial or otherwise), assets, liabilities or operations of Infocore and its Subsidiaries taken as a whole, including, without limitation, any item which individually would have an adverse economic effect on Infocore of more than $100,000.

               Infocore Schedule - as defined in Section 3.
               -----------------

               Merger - the merger of Sub with and into Infocore described in
               ------
     Section 2.1.

               1933 Act - the Securities Act of 1933, as amended.
               --------

               1934 Act - the Securities Exchange Act of 1934, as amended.
               --------

               Old Certificates - as defined in Section 2.5(a).
               ----------------

               Prospectus and Proxy Statement - as defined in Section 3.23.
               ------------------------------

               Registration Statement - as defined in Section 2.3(a).
               ----------------------

               Representatives - as defined in Section 5.9.
               ---------------

               SEC - the Securities and Exchange Commission.
               ---

               Sub - CI Merger Corporation, a Pennsylvania corporation.
               ---

               Sub Common Stock - the shares of the common stock, without par
               ----------------
     value, of Sub.

               Subsidiary - an entity of which the referenced person owns or
               ----------
     controls fifty percent (50%) or more of the legal or beneficial ownership interests therein.

               Surviving Corporation - as defined in Section 2.1.
               ---------------------

               Third Party - as defined in Section 5.9.
               -----------

               Unclaimed Shares - as defined in Section 2.5(e).
               ----------------


                                   ARTICLE II

                                 PLAN OF MERGER

               2.1  The Merger.  On the Effective Date Infocore shall be merged
                    ----------
     with and into Sub pursuant to this Agreement and the separate existence of Infocore shall cease. Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Infocore 1991 Stock Option Plan shall be terminated as of the Effective Date.

               2.2  Conversion and Exchange of Shares.
                    ---------------------------------

                    (a) CEI Common Stock.  The shares of CEI Common Stock issued
                        ----------------
     and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

                    (b) Sub Common Stock.  The shares of Sub Common Stock issued
                        ----------------
     and outstanding immediately prior to the Effective Date shall remain outstanding and unchanged after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

                    (c) Infocore Common Stock.  Upon the Effective Date, the
                        ---------------------
     shares of Infocore Common Stock issued and outstanding and held by any person, except for Dissenters' Shares, shall, by virtue of the Merger and without any action on the part of the holder thereof, become and be converted into that number of shares of CEI Common Stock as is equal to the number of shares of Infocore Common Stock held by such person multiplied by a fraction, the numerator of which is 200,000 and the denominator of which is the number of shares of Infocore Common Stock issued and outstanding immediately prior to the Effective Date.

               2.3  Timing.
                    ------

                    (a) Shareholder Approval.  Infocore shall submit this
                        --------------------
     Agreement to its shareholders for approval as provided in Section 5.5 hereof. In connection with such meeting, Infocore and CEI shall each take, as promptly as practical, such reasonable steps as shall be necessary for the preparation and filing by CEI of a registration statement under the 1933 Act on Form S-4 (the "Registration Statement") with the SEC and shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable.

                    (b) Closing and Effective Date.  The parties shall hold a
                        --------------------------
     closing (the "Closing") on a mutually agreeable date (the "Closing Date") no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Article V and Article VI of this Agreement, at 10:00 A.M., local time, at the offices of CEI, or at such other place or time as the parties agree upon. On the Closing Date or as soon thereafter as is practicable, the parties shall execute and file in the offices of the Corporation Bureau of the Commonwealth of Pennsylvania appropriate Articles of Merger in accordance with the provisions of the Corporation Law. The "Effective Date" shall be the date of filing the Articles of Merger.

               2.4  Dissenters' Rights.  The shares of Infocore Common Stock
                    ------------------
     ("Dissenters' Shares") held by any shareholder of Infocore who has exercised dissenters' rights pursuant to the Corporation Law (a "Dissenting Shareholder") shall not be converted pursuant to this plan unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's rights to dissent from the Merger under the Corporation Law, and shall be entitled to receive only the payment to the extent provided for by the Corporation Law. If any such holder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenters' Shares held by such Dissenting Shareholder shall thereupon be treated as though such shares had been converted into shares of CEI Common Stock pursuant to the terms hereof.

               2.5  Surrender and Exchange of Infocore Certificates.
                    -----------------------------------------------

                    (a) Delivery of Certificates.  As soon as feasible after the
                        ------------------------
     Effective Date, CEI will, upon surrender of all certificates for Infocore Common Stock ("Old Certificates") held by an Infocore shareholder, accompanied by a duly executed letter of transmittal in proper form (if required by CEI), issue and deliver to such Infocore shareholder a certificate representing the number of shares of CEI Common Stock to which such Infocore shareholder is entitled under the terms of the Merger, and a check for fractional shares as provided below.

                    (b) No Fractional Shares.  No certificates for fractional
                        --------------------
     shares of CEI Common Stock shall be issued in connection with the Merger. In lieu thereof, CEI shall issue to any holder of Infocore Common Stock certificates otherwise entitled to a fractional share, upon surrender of such certificates as provided above, a check for an amount of cash equal to the fraction of a share represented by the certificates so surrendered multiplied by an amount equal to the sum of the average of the last reported bid and ask prices per share of CEI Common Stock for the Effective Date, as reported on the NASDAQ Quotation System.

                    (c) Dividends.  If any dividend on CEI Common Stock is
                        ---------
     declared after the Effective Date, the declaration shall include dividends on all shares of CEI Common Stock into which shares of Infocore Common Stock have been converted under this Agreement, but no former holder of Infocore Common Stock shall be entitled to receive payment of any such dividend until surrender of the shareholder's Old Certificates have been effected in accordance with the instructions furnished by CEI. Upon surrender for exchange of a shareholder's Old Certificates, such shareholder shall be entitled to receive from CEI an amount equal to all such dividends declared and for which the payment date has occurred, without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon, on the shares of CEI Common Stock into which the shares represented by such Old Certificates have been converted.

                    (d) Closing of Stock Transfer Books.  After the Effective
                        -------------------------------
     Date, there shall be no transfer on the stock transfer books of Infocore or CEI of shares of Infocore Common Stock. If Old Certificates are presented for transfer after the Effective Date, they shall be cancelled and certificates representing shares of CEI Common Stock and cash for fractional shares shall be issued in exchange therefor as provided herein.

                    (e) Unclaimed Merger Consideration.  To the extent permitted
                        ------------------------------
     by law, in the event that any Old Certificates have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Date, CEI may at any time thereafter, with or without notice to the holders of record of such Old Certificates, sell for the accounts of any or all of such holders any or all of the shares of CEI Common Stock which such holders are entitled to receive under Subsection
     (a) hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sales at any broker's board or on any securities exchange in such manner and at such times as CEI shall determine. If in the opinion of counsel for CEI it is necessary or desirable, any Unclaimed Shares may be registered for sale under the 1933 Act and applicable state laws. CEI shall not be obligated to make any sale of Unclaimed Shares if it shall determine not to do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of the Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by CEI for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by CEI.

                    (f) Escheat.  If outstanding certificates for shares of
                        -------
     Infocore Common Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of CEI (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither CEI nor its agents or any other person shall be liable to any former holder of Infocore Common Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                    (g) Lost or Stolen Certificates.  In the event any Old
                        ---------------------------
     Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by CEI, the posting by such person of a bond in such amount as CEI may direct as indemnity against any claim that may be made against it with respect to such Certificate, CEI will issue in exchange for such lost, stolen or destroyed Old Certificate, a certificate for that number of shares of CEI Common Stock into which such Old Certificates have been converted pursuant to this Agreement and cash for fractional shares as provided herein.

               2.6  Articles of Incorporation, By-laws, and Directors and
                    -----------------------------------------------------
     Officers of Sub.  The Articles of Incorporation and By-laws of Sub in
     ---------------
     effect immediately prior to the Merger shall remain in effect as the Articles of Incorporation and By-laws of the Surviving Corporation, except that Article I of the Articles of Incorporation of Sub shall be amended to read as follows: "The name of the Corporation is Infocore, Inc." The directors of Sub immediately prior to the Merger shall remain in office as the directors of the Surviving Corporation. Provided they have executed and delivered the employment agreements referred to in Section 6.3, Harrison H. Clement, Jr. shall become the President and Chief Executive Officer of the Surviving Corporation and Henry M. Stringer shall become the Senior Vice President of the Surviving Corporation as of the Effective Date and all other officers of Sub immediately prior to the Merger shall remain in office as officers of the Surviving Corporation.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INFOCORE

               3.   Representations and Warranties of Infocore.  Infocore
                    ------------------------------------------
     represents and warrants to CEI and Sub as follows, except as set forth in a disclosure schedule (the "Infocore Schedule") delivered by Infocore contemporaneously with the execution of this Agreement:

               3.1  Organization, Powers and Qualifications.  Infocore is a
                    ---------------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Infocore has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith. Infocore is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, other than such jurisdictions where the failure so to qualify would not have an Infocore Material Adverse Effect. The Infocore Schedule sets forth a complete and correct copy of the Articles of Incorporation and By-laws (together with all amendments thereto and restatements thereof) of Infocore.

               3.2  Subsidiaries.  Other than Infocore Wireless, Inc., Infocore
                    ------------
     does not have any Subsidiaries.

               3.3  Capital Stock.  As of March 1, 1997, the authorized capital
                    -------------
     stock of Infocore consists of 12,000,000 shares of Infocore Common Stock, par value $.02 per share, of which 5,778,956 shares were issued and outstanding and 188,919 shares were held as treasury shares. All of the issued and outstanding shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. No shares of capital stock issued by Infocore are or were at the time of their issuance subject to preemptive rights. There are no existing subscriptions, options, warrants, calls, commitments, agreements, plans, conversion rights or other rights of any character (contingent or otherwise) providing for the issuance, sale, purchase, redemption, transfer, voting or registration, at any time, or upon the happening of any stated event, of any shares of the capital stock of Infocore whether or not presently issued or outstanding, except for outstanding options to purchase shares of Infocore Common Stock granted pursuant to the Infocore 1991 Stock Option Plan, all of which outstanding options are listed on the Infocore Schedule.

               3.4  Authority.  The execution and delivery of this Agreement and
                    ---------
     the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action on the part of the Board of Directors of Infocore and, subject to the approval by the shareholders of Infocore of this Agreement in accordance with the Corporation Law, no other corporate proceedings on the part of Infocore are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement is binding and enforceable upon Infocore in accordance with its terms, subject to any bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights.

               3.5  Conflict with Other Agreements; Consents and Approvals.
                    ------------------------------------------------------
     With respect to the following:

                    (a) the Articles of Incorporation or By-laws of, or any
               securities issued by, Infocore or any Subsidiary,

                    (b) any law, statute, rule or regulation applicable to
               Infocore or any Subsidiary,

                    (c) any Contract to which Infocore or any Subsidiary is a
               party or may be bound or any Authorization held by Infocore or any Subsidiary, and

                    (d) any judgment, order, injunction, decree or ruling of any court, arbitrator or governmental or regulatory official, body or authority applicable to Infocore or any Subsidiary,

     the execution, delivery and performance by Infocore of this Agreement and the transactions contemplated hereby will not (i) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration which would have an Infocore Material Adverse Effect, (ii) result in the creation of any lien upon any assets of Infocore or any Subsidiary or (iii) require any authorization, consent, approval or exemption by any person, which has not been obtained, or any notice to or filing which has not been given or done, other than filings pursuant to the 1933 Act and applicable state securities laws, the shareholder approval referred to in Section 3.4 hereof, and the filing of appropriate merger documentation under the Corporation Law.

               3.6  Compliance with Law.  Infocore and its Subsidiaries and
                    -------------------
     their use and occupancy of their assets and properties wherever located, are and have been in compliance with all applicable laws, statutes, rules, regulations, judgments, orders, injunctions, decrees and rulings of any court, arbitrator or of any governmental or regulatory official, body or authority applicable to them (including, without limitation, the Americans with Disabilities Act and all laws, rules and regulations relating to the protection of the environment, health and safety, and the generation, storage, handling or disposal of hazardous wastes and hazardous materials), the non-compliance with which, or the violation of which, would have an Infocore Material Adverse Effect, and neither Infocore nor any Subsidiary has received any claim or notice of any such non-compliance or violation nor is aware of any actual or potential non-compliance or violation. Infocore and the Subsidiaries have duly and timely filed all reports and filings that are required to be filed or provided under such laws, statutes, rules, regulations, or which are otherwise required and have paid all assessments required thereunder.

               3.7  Financial Statements.
                    --------------------

                    (a) Infocore has provided CEI with the audited balance sheets of Infocore as of December 31, 1996 and 1995 and the related statements of income, retained earnings and cash flows for the two years ended December 31, 1996. Following the date hereof, Infocore will deliver to CEI, within 30 days following the end of each calendar month, an unaudited monthly balance sheet and income statement for Infocore. Such financial statements have been, or will be, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as may be indicated in the notes thereto and except for the omission of footnote information in the case of unaudited statements), and fairly present or will fairly present (subject, in the case of unaudited statements to normal recurring audit adjustments which in the aggregate are not material) the financial position of Infocore at the dates indicated and the results of operations and cash flows of Infocore for the periods indicated (such financial statements are hereinafter referred to as the "Infocore Financial Statements"). The balance sheet of Infocore at December 31, 1996 described above is referred to herein as the "Infocore Balance Sheet".

                    (b) Infocore's books and records are complete and in reasonable detail, and accurately and fairly reflect the transactions and dispositions of Infocore's assets.

               3.8  Absence of Undisclosed Liabilities.  Infocore has no
                    ----------------------------------
     liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of any nature, except for liabilities and obligations
     (i) in the amounts and categories reflected, reserved against or given effect to in the Infocore Financial Statements, (ii) described in, or disclosed pursuant to, this Agreement, or (iii) incurred in the ordinary course of business since December 31, 1996.

               3.9  Absence of Adverse Changes.  Since December 31, 1996, there
                    --------------------------
     has been no change in the business, assets, liabilities, financial condition, results of operations or prospects of Infocore and its Subsidiaries, taken as a whole, which would constitute an Infocore Material Adverse Effect.

               3.10 Tax and Other Returns and Reports.  All federal, state,
                    ---------------------------------
     local and foreign tax returns, reports and statements required to be filed by Infocore or any Subsidiary have been filed within the time and in the manner prescribed by law. Such returns correctly reflected the facts regarding the income, businesses, assets, operations and activities of Infocore and any Subsidiary. Such returns correctly reflected all taxes due or payable by Infocore or any Subsidiary through the date of this Agreement. Taxes shown to be due and payable thereon have been paid or adequately reserved, and there are no pending assessments, asserted deficiencies or claims for additional taxes which have not been paid.
     There are no material deficiencies which representatives of the IRS or any other taxing authority have advised Infocore are expected to be included in an audit report, and no material special charges, penalties, interest or fines are being asserted against Infocore or any of its Subsidiaries with respect to payment or failure to pay any taxes. None of the federal tax returns filed by Infocore have been audited by the IRS. In the opinion of Infocore's management, the reserve or accrual for taxes shown on the Infocore Balance Sheet is sufficient for payment of all unpaid federal, state, local and foreign taxes of Infocore and its Subsidiaries through such date.

               3.11 Dividends and Stock Purchases.  Since December 31, 1996
                    -----------------------------
     Infocore has not declared, set aside or paid any dividend, or made or agreed to make any other distribution or payment in respect of shares of Infocore's capital stock nor has it redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of Infocore's capital stock.

               3.12 Assets.  Infocore and its Subsidiaries have good and
                    ------
     marketable title to all material assets owned by them constituting real property and good title to all material assets owned by them constituting personal property, including without limitation those assets reflected in the Infocore Financial Statements in the amounts and categories reflected therein, free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (a) the lien of current taxes not yet due and payable, (b) assets disposed of by Infocore or any Subsidiary since December 31, 1996 solely in the ordinary course of business consistent with past practice, (c) such secured indebtedness, financing or capital lease obligations, or purchase money security interest as are disclosed in the Infocore Financial Statements covering the properties referred to therein, and (d) such other imperfections of title, easements, mortgages, liens, pledges, charges and encumbrances, if any, as do not materially detract from the value, or interfere with the present or proposed use, of the assets subject thereto. All tangible assets material to the operation of Infocore's business are in good working order and repair and comply in all material respects with applicable rules, regulations and standards regarding their intended use. Infocore's tangible assets meet, in all material respects, all current industry technical performance standards for assets of their particular design. Infocore has an inventory of spare parts and other materials relating to its business of the type, nature and amount consistent with Infocore's past practices and good industry practices.

               3.13 Accounts Receivable.  The accounts receivable reflected on
                    -------------------
     the Infocore Balance Sheet and arising thereafter to and including the Effective Date, arose, and will arise, from bona fide transactions in the ordinary course of business and are and will be fully collectible, subject to any reserve for doubtful accounts on the Infocore Balance Sheet. The amount of accounts receivable reflected on the Infocore Balance Sheet is accurately reflected in the invoices and statements rendered by Infocore and its Subsidiaries.

               3.14 Contracts.
                    ---------

                    (a) The Infocore Schedule sets forth each contract, agreement, note, debenture, bond, lease, mortgage, license, understanding, or arrangement to which Infocore or any Subsidiary is a party or may be bound, except for (i) those that may be terminated without liability or penalty on not more than thirty days notice, (ii) those under which the executory obligation requiring future performance of Infocore or any Subsidiary involves an individual amount of less than $1,000, or (iii) those under which the sole executory obligation of Infocore consists of outstanding equipment warranties (collectively the "Contracts").

                    (b) All Contracts are in force in accordance with their terms. Neither Infocore nor any Subsidiary (nor any other party) has violated any material provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a material default under the provisions of, any Contract. The Infocore Schedule identifies all Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby.

               3.15 Litigation.  No claim, action, suit, arbitration, or other
                    ----------
     proceeding is pending, or known by Infocore to be threatened against Infocore or any Subsidiary or any of their properties before any court, governmental or regulatory official, body or authority, arbitrator or mediator. To the knowledge of Infocore, no investigation is pending or threatened against Infocore or any Subsidiary or any of their properties before any court, governmental or regulatory official, body or authority, arbitrator or mediator. There are no judgments, consent decrees, injunctions, or any other judicial or administrative mandates of any nature outstanding against Infocore or any Subsidiary. There are no claims, actions, suits or other proceedings pending, or known by Infocore to be threatened, against any director or officer of Infocore. To the knowledge of Infocore, no events have occurred which could reasonably be expected to form the basis for a claim or other proceedings against Infocore's directors or officers for breach of fiduciary duty.

               3.16 Insurance.  Each of Infocore and its Subsidiaries maintains
                    ---------
     insurance coverage on its structures, facilities, machinery, equipment and other assets and properties and with respect to its employees and operations which covers liabilities and risks customarily insured against by similar businesses on customary terms. The Infocore Schedule contains a complete and accurate description of the insurance coverage applicable to Infocore and its Subsidiaries, including amounts and lines of coverage, terms, expiration date, premium and loss experience history by line of coverage. All such policies are occurrence, rather than claims made policies. There are no provisions in such policies for retroactive or retrospective premium adjustments. The insurance binders and policies listed on the Infocore Schedule are valid and in full force and effect and will continue in full force and effect until the Effective Date. Neither Infocore nor any Subsidiary has been refused any insurance by an insurance carrier to which it has applied for insurance during the past three years. Infocore and each Subsidiary has complied in all material respects with the provisions of such policies.

               3.17 Labor Matters.  Neither Infocore nor any Subsidiary is a
                    -------------
     party to or bound by any collective bargaining agreements with respect to any employees of Infocore or any Subsidiary. Since December 31, 1996, there has not been, nor to the knowledge of Infocore was there or is there threatened, any strike, slowdown, picketing or work stoppage by any union or other group of employees against Infocore or any Subsidiary or any of their premises, or any other labor trouble or other occurrence, event or condition of a similar character which may have an Infocore Material Adverse Effect.

               3.18 Employee Benefit Plans.
                    ----------------------

                    (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by Infocore or any of its Subsidiaries, Infocore has made available to CEI a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Benefit Plan and (iv) the most recent actuarial report or valuation relating to any Benefit Plan subject to Title IV of ERISA.

                    (b) With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Infocore, there exists no condition or set of circumstances in connection with which Infocore or any of its Subsidiaries is subject to any liability that could be reasonably expected to have an Infocore Material Adverse Effect, under ERISA, the Code or any other applicable law. All Benefit Plans conform to, and have been administered and operated in compliance, in all material respects, with the requirements of the applicable plan documents, ERISA, the Code and any other applicable law.

                    (c) With respect to the Benefit Plans, individually and in the aggregate, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the consolidated financial statements of Infocore and its Subsidiaries.

                    (d) Each Benefit Plan that is intended to be qualified under
     Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service. No such Benefit Plan has been completely or partially terminated since December 31, 1992.

                    (e) No Benefit Plan, nor any fiduciary thereof, has engaged in a transaction which is reasonably likely to subject any Benefit Plan, or any fiduciary thereof, to any material taxes or penalties for a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any material penalty under Section 502 of ERISA.

               3.19 Franchises, Licenses, Permits, Etc.  Infocore and its
                    ----------------------------------
     Subsidiaries own or possess in the operation of their respective businesses all franchises, licenses, permits, consents, approvals, rights, waivers and other governmental authorizations ("Authorizations") which are material to the conduct of the business of Infocore and its Subsidiaries, taken as a whole. Neither Infocore nor any Subsidiary is in material default, or has received any notice of any claim or material default, with respect to any such Authorization or any notice of any other material claim or proceeding or threatened proceeding relating to any such Authorization or claimed lack of any necessary material Authorization. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such Authorization.

               3.20 Patents and Trademarks.  Except as set forth on the Infocore
                    ----------------------
     Schedule, Infocore does not own, license or use in its business any material patents, trademarks, copyrights or other intellectual property assets. Infocore and its Subsidiaries own (free and clear of all liens) all such patents, trademarks, tradenames, copyrights and applications with respect thereto and other intellectual property, have entered into a subsisting license agreement with respect thereto, or otherwise have adequate authority to use such intellectual property in the conduct of Infocore's business. Neither Infocore nor any Subsidiary has received any notice or other information with respect to any alleged infringement or unlawful use of any such asset nor has Infocore or any Subsidiary granted or agreed to grant any license to use any such asset.

               3.21 Ordinary Course.  Since December 31, 1996, Infocore and its
                    ---------------
     Subsidiaries have conducted their business solely in the ordinary course consistent with past practice. Without limitation of the foregoing, since December 31, 1996, Infocore (except as otherwise expressly disclosed to CEI pursuant to this Agreement):

                    (a) has not made any change in its authorized, issued or outstanding capital stock and has not granted any options or other rights to acquire, whether directly or contingently, any of its capital stock, nor has it permitted any third party to acquire, or gained any rights to acquire, any shares of capital stock of any Subsidiary, except for the issuance of Infocore Common Stock as a result of the exercise of stock options granted prior to the date of this Agreement under the Infocore 1991 Stock Option Plan;

                    (b) has not declared, set aside, or paid any dividend or made any other distribution in respect of, nor repurchased any of, its capital stock;

                    (c) has not suffered any physical damage or destruction to its assets which would have an Infocore Material Adverse Effect;

                    (d) has not been the subject of any actual or threatened organized campaign, strike, slowdown, picketing or work stoppage by any union or other group of employees, or any other labor trouble or other occurrence, event or condition of a similar character which may have an Infocore Material Adverse Effect;

                    (e) has not entered into or amended any employment contracts or any employee benefit plan or arrangement, increased the rate of compensation (or other bonus or benefit) payable or to become payable by it to any officer or any other executive employee except for bonuses awarded to management employees in an aggregate amount not to exceed $150,000, provided such bonuses are expressly conditioned upon the recipient's use of the bonus amount for payment of the purchase price of Infocore Common Stock acquired by way of the exercise of options under the Infocore 1991 Stock Option Plan, extended any credit or made any loans to any employee, made any general increase in compensation or rate of compensation (or other bonus or benefit) payable or to become payable to hourly employees or salaried employees except in the ordinary course of business consistent with past practice;

                    (f) has not incurred or guaranteed any debt except in the ordinary course of business consistent with past practice;

                    (g) has not encumbered, sold or disposed of any assets (tangible or intangible) except for sales of inventory in the ordinary course of business consistent with past practice;

                    (h) has not changed in any material respect its accounting and tax practices, policies or principles;

                    (i) has not cancelled or waived any debts or claims having a value of $1,000 in the aggregate;

                    (j) has paid all taxes as they become due, filed all federal, state, local and foreign tax returns, reports and statements required to be filed within the time and in the manner prescribed by law, and collected or withheld all taxes required to be collected or withheld from employees, independent consultants or other third parties;

                    (k) has not filed any amended tax return or entered into a settlement or any audit or other tax dispute with the IRS or any other taxing authority;

                    (l) has not received any communication (oral or written) from any customer, supplier or governmental or regulatory agency which constitutes (or which could reasonably be expected to result in) an Infocore Material Adverse Effect;

                    (m) has not changed in any material respect its existing pricing structure, fees and charges structure, marketing and promotional plans and policies; and

                    (n) has not entered into any (or modified any existing) lease, contract, commitment or agreement or engaged in any transaction (including without limitation any borrowing, capital expenditures, capital financing, leasing arrangement or purchase commitment) except in the ordinary course of business consistent with past practice.

               3.22 Brokerage and Other Fees.  In connection with the
                    ------------------------
     transactions contemplated by this Agreement, no broker, finder or similar agent has been employed by or on behalf of Infocore, and no person with which Infocore has had dealings or communications of any kind is entitled to any brokerage or finder's fee or other commission in connection with the transactions.

               3.23 Information Supplied.  None of the information supplied or
                    --------------------
     to be supplied by Infocore or any of its Subsidiaries for inclusion or incorporation by reference in the prospectus and proxy statement forming a part of the Registration Statement (the "Prospectus and Proxy Statement") to be filed with the SEC by CEI in connection with the issuance of CEI Common Stock pursuant to the Merger or any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and at all times necessary to comply with the 1933 Act, and, with respect to the Prospectus and Proxy Statement, when mailed and, as amended or supplemented, at all times through the Closing Date, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. All documents filed by Infocore and its Subsidiaries with the SEC and any other regulatory agency in connection with the Merger will comply in all material respects with the provisions of all applicable rules and regulations.

               3.24 Disclosure.  No representation or warranty hereunder or
                    ----------
     information contained in the Infocore Financial Statements, the Infocore Schedule or any certificate, statement, or other document delivered by Infocore hereunder contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances in which they are made, not misleading.

               3.25 Tax Free Reorganization Matters.
                    -------------------------------

                    (a) To the best of the knowledge of the management of Infocore, there is no current plan or intention by the shareholders of Infocore to sell, exchange or otherwise dispose of a number of shares of CEI Common Stock received in the Merger that would reduce the former Infocore shareholders' ownership of CEI Common Stock to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding capital stock of Infocore as of the same date. For purposes of this representation, shares of Infocore Common Stock exchanged for cash in lieu of fractional shares will be treated as outstanding Infocore stock on the date of the Merger.

                    (b) As a result of the Merger, Infocore will transfer and Sub will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Infocore immediately prior to the Merger. For purposes of this representation, the amount of Infocore assets used to pay Infocore reorganization expenses will be included as assets of Infocore held immediately prior to the Merger.

                    (c) The liabilities of Infocore assumed by Sub and the liabilities to which the transferred assets of Infocore are subject, if any, were incurred by Infocore in the ordinary course of its business.

                    (d) Infocore will pay its expenses, if any, incurred in connection with the Merger.

                    (e) Infocore is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                    (f) Infocore is not an investment company as defined in
     Section 368(a)(2)(F)(iii) and (iv) of the Code.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF CEI AND SUB

               4.   Representations and Warranties of CEI and Sub.  CEI and Sub
                    ---------------------------------------------
     represent and warrant to Infocore as follows, except as set forth in a disclosure schedule (the "CEI Schedule") delivered by CEI contemporaneously with the execution of this Agreement:

               4.1  Organization, Powers and Qualifications.  CEI is a
                    ---------------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. CEI has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith. CEI is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, other than such jurisdictions where the failure so to qualify would not have a CEI Material Adverse Effect.

               4.2  Subsidiaries.  Sub and each other Subsidiary of CEI is duly
                    ------------
     organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each such Subsidiary has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and properties used in connection therewith. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, other than such jurisdiction where the failure so to qualify would not have a CEI Material Adverse Effect. All issued and outstanding shares of capital stock of Sub have been duly authorized, are fully paid and nonassessable, and are owned of record and beneficially by CEI free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever.

               4.3  Authority.  The execution and delivery of this Agreement and
                    ---------
     the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action on the part of the Boards of Directors and shareholders (if necessary) of CEI and Sub and no other corporate proceedings on the part of CEI or Sub are necessary to authorize this Agreement or to carry out the transactions contemplated hereby. This Agreement is binding and enforceable upon CEI and Sub in accordance with its terms, subject to any bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights.

               4.4  Capital Stock.
                    -------------

                    (a) As of March 1, 1997, the authorized capital stock of CEI consists of: (i) 10,000,000 shares of CEI Common Stock, par value $5.00 per share, of which 4,482,227 shares were issued and outstanding and 86,273 shares were held as treasury shares, and (ii) 900,000 shares of Series A Convertible Preferred Stock, par value of $65.00 per share, of which 196,618 shares were issued and outstanding and no shares were held as treasury shares.

                    (b) All of the issued and outstanding shares of the CEI's capital stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. No shares of capital stock issued by CEI are or were at the time of their issuance subject to preemptive rights.

               4.5. Valid Issuance of CEI Stock, Etc.  The CEI Common Stock
                    --------------------------------
     which will be issued in connection with the Merger, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws.

               4.6  Conflict with Other Agreements; Consents and Approvals.
                    ------------------------------------------------------
     With respect to the following:

                    (a) the By-laws of, or any securities issued by, CEI or any of its Subsidiaries,

                    (b) any law, statute, rule or regulation applicable to CEI or any of its Subsidiaries,

                    (c) any contract to which CEI or any of its Subsidiaries is a party or may be bound or any Authorization held by CEI or any of its Subsidiaries, and

                    (d) any judgment, order, injunction, decree or ruling of any court, arbitrator or governmental or regulatory official, body or authority applicable to CEI or any of its Subsidiaries,

     the execution, delivery and performance by CEI of this Agreement and the transactions contemplated hereby will not (i) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration which would have a CEI Material Adverse Effect, or (ii) require any authorization, consent, approval or exemption by any person, the failure to obtain which would have a CEI Material Adverse Effect, which has not been obtained, or any notice to or filing which has not been given or done, other than the consent of Bank of Pennsylvania under CEI's current term loan agreement, filings pursuant to the 1933 Act, the 1934 Act, and applicable state securities laws, and the filing of appropriate merger documentation under the Corporation Law.

               With respect to the Articles of Incorporation of CEI, the execution, delivery and performance by CEI of this Agreement and the transactions contemplated hereby will not (i) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration or (ii) require any authorization, consent, approval or exemption by any person which has not been obtained or any notice to or filing which has not been given or done.

               4.7  Financial Statements.  The financial statements of CEI
                    --------------------
     included in the CEI SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of unaudited statements to normal recurring audit adjustments which in the aggregate are not material) the consolidated financial position of CEI and its Subsidiaries at the dates indicated and the consolidated results of operations and cash flows of CEI and its Subsidiaries for the periods indicated (such financial statements are hereinafter referred to as the "CEI Financial Statements"). The consolidated balance sheet of CEI and its Subsidiaries at December 31, 1996 described above is referred to herein as the "CEI Balance Sheet". Except as disclosed in the CEI SEC Documents, CEI is not a party to any material probable business combination for which financial statements are required to be disclosed pursuant to Section 3-05 of Regulation S-X under the 1933 Act.

               4.8  Brokerage.  In connection with the transactions contemplated
                    ---------
     by this Agreement, no broker, finder or similar agent has been employed by or on behalf of CEI, and no person with which CEI has had dealings or communications of any kind is entitled to any brokerage or finder's fee or other commission in connection with the transactions other than its financial advisor, JSI Financial Services.

               4.9  Reports.  CEI has previously furnished Infocore with true
                    -------
     and complete copies of (i) each final prospectus and definitive proxy statement filed by CEI with the SEC since December 31, 1995, and (ii) each report filed by CEI with the SEC with respect to the year ended December 31, 1995 or any months or periods ending thereafter (the "CEI SEC Documents"). None of such documents or other communications contained as of the date of such document any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of such documents which is subject to the 1933 Act or the 1934 Act, or the regulations promulgated thereunder, complied in all material respects when filed in form with such Acts and the applicable regulations thereunder. Each of the CEI SEC Documents was timely filed and all reports required to be filed by CEI with the SEC from the date of this Agreement through the Effective Date shall be timely filed.

               4.10 Information Supplied.  None of the information supplied or
                    --------------------
     to be supplied by CEI or any of its Subsidiaries for inclusion or incorporation by reference in the Registration Statement (including the Prospectus and Proxy Statement) to be filed with the SEC by CEI in connection with the issuance of CEI Common Stock pursuant to the Merger or any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and at all times necessary to comply with the 1933 Act, and, with respect to the Prospectus and Proxy Statement, when mailed and at all times through the Closing Date contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. All documents filed by CEI and its Subsidiaries with the SEC and any other regulatory agency in connection with the Merger will comply in all material respects with the provisions of all applicable rules and regulations.

               4.11 Disclosure.  No representation or warranty hereunder or
                    ----------
     information contained in the CEI Financial Statements, the CEI Schedule or any written certificate, statement, or other document delivered by CEI hereunder contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances in which they are made, not misleading.

               4.12 Tax Matters.  CEI has no present plan or intention to
                    -----------
     reacquire any of the shares of CEI Common Stock it will issue to the shareholders of Infocore pursuant to the Merger. Following the Effective Date, Sub, CEI, and/or its affiliates will continue the historic business of Infocore and its Subsidiaries as presently conducted. CEI presently controls Sub within the meaning of Section 368(c) of the Code, and following the Effective Date, Sub will not issue additional shares of its stock that would result in CEI losing control of Sub within the meaning of
     Section 368(c) of the Code.

               4.13 Absence of Adverse Changes.  Since December 31, 1996, there
                    --------------------------
     has been no change in the business, assets, liabilities, financial condition, results of operations or prospects of CEI and its Subsidiaries, taken as a whole, which would constitute a CEI Material Adverse Effect.


                                   ARTICLE V

                                   COVENANTS

               5.1  Conduct of Business Prior to Closing.  From the date of this
                    ------------------------------------
     Agreement to the Effective Date, Infocore (except as expressly contemplated or permitted by this Agreement, or to the extent that CEI shall otherwise consent in writing) agrees as to itself and its Subsidiaries that it:

                    (a) will, and will cause each Subsidiary to, conduct and operate its business only in the ordinary course consistent with past practice;

                    (b) will not, and will cause each Subsidiary not to, conduct its business in such a manner so as to cause the representations and warranties made by it and its Subsidiaries herein not to be true on the Closing Date as though such representations and warranties were made on and as of such date;

                    (c) will, and will cause each Subsidiary to, use its reasonable best efforts to keep available the services of the present employees and agents of it and the Subsidiaries, and to maintain the relations and goodwill with the suppliers, customers and any others having business relations with it or its Subsidiaries;

                    (d) will make no change in its authorized, issued or outstanding capital stock and will not grant any options or other rights to acquire, whether directly or contingently, any of its capital stock, nor will it permit any third party to acquire, or gain any rights to acquire, any shares of capital stock of any Subsidiary, except for the issuance of Infocore Common Stock as a result of the exercise of stock options granted prior to the date of this Agreement under the Infocore 1991 Stock Option Plan;

                    (e) will not declare, set aside, or pay any dividend or make any other distribution in respect of, nor repurchase any of, its capital stock;

                    (f) will not, and will not permit any Subsidiary to, modify or amend its charter documents or By-laws;

                    (g) will not, and will not permit any Subsidiary to, enter into or amend any employment contracts or any employee benefit plan or arrangement, increase the rate of compensation (or other bonus or benefit) payable or to become payable by it to any officer or any other executive employee except for bonuses awarded to management employees in an aggregate amount not to exceed $150,000, provided such bonuses are expressly conditioned upon the recipient's use of the bonus amount for payment of the purchase price of Infocore Common Stock acquired by way of the exercise of options under the Infocore 1991 Stock Option Plan, extend any credit or make any loans to any employee, make any general increase in compensation or rate of compensation (or other bonus or benefit) payable or to become payable to hourly employees or salaried employees except in the ordinary course of business consistent with past practice, or make any material increase in the contributions to any employee benefit program or arrangement;

               (h) will not, and will not permit any Subsidiary to, incur or guarantee any debt except in the ordinary course of business consistent with past practice;

               (i) will not, and will not permit any Subsidiary to, sell or dispose of any assets (tangible or intangible) except for sales of inventory in the ordinary course of business consistent with past practice;

               (j) will not, and will not permit any Subsidiary to, change in any material respect its accounting and tax practices, policies or principles;

               (k) will not, and will not permit any Subsidiary to, cancel or waive any debts or claims having a value of $10,000 in the aggregate;

               (l) will, and will cause each Subsidiary to, pay all taxes as they become due, file all federal, state, local and foreign tax returns, reports and statements required to be filed by Infocore or any Subsidiary within the time and in the manner prescribed by law, and collect or withhold all taxes required to be collected or withheld from employees, independent consultants or other third parties;

               (m) will not, and will not permit any Subsidiary to, file any amended tax return or enter into a settlement of any audit or other tax dispute with the IRS or any other taxing authority;

               (n) will not, and will not permit any Subsidiary to, change in any material respect its existing pricing structure, fees and charges structure, marketing and promotional plans and policies; and

               (o) will not, and will not permit any Subsidiary to, enter into any (or modify any existing) lease, contract, commitment or agreement or engage in any transaction (including without limitation any borrowing, capital expenditure, capital financing, leasing arrangement or purchase commitment) except in the ordinary course of business consistent with past practice.

               5.2  Updating of Schedules.  From the date of this Agreement to
                    ---------------------
the Closing Date, each of Infocore and CEI agrees that it will promptly inform the other in writing if any information set forth in its Schedule is not accurate and complete in all material respects as of such later date and will promptly disclose to the other in writing any information which arises after the date hereof and which would have been required to be included in its Schedule to make such Schedule accurate and complete in all material respects as of such later date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement its representations and warranties or its Schedule for purposes of any provision hereof unless the other shall have consented thereto in writing.

               5.3  Access.  From the date of this Agreement to the Closing
                    ------
Date, Infocore agrees that it will give to CEI and its financial advisers, counsel, accountants and other representatives full access, during normal business hours upon reasonable advance notice, to all personnel, properties, books, contracts, documents and records with respect to its affairs as CEI may reasonably request, including without limitation all work papers, schedules and calculations relating to financial statements, and any other information that may be necessary for CEI to conduct an audit of the books and records of Infocore. Any information relating to Infocore shall be delivered subject to the provisions regarding confidentiality set forth in Section 3 of the parties' Letter of Intent dated February 13, 1997, shall be deemed to be Information as defined therein, and CEI and Sub shall be bound by the provisions of Section 3 of such Letter of Intent which are incorporated herein by this reference.

               5.4  Proxy Material, Registration Statement, Other Filings and
                    ---------------------------------------------------------
Applications.  In connection with the transactions contemplated by this
------------
Agreement:

               (a) CEI shall file with the SEC the Registration Statement to register under the 1933 Act the CEI Common Stock to be issued to the holders of Infocore Common Stock in connection with this Agreement and shall use its reasonable best efforts to cause the Registration Statement to become effective and to provide Infocore with the necessary copies of the Prospectus and Proxy Statement for mailing to the shareholders of Infocore at the earliest practicable date after the effective date of the Registration Statement. CEI shall file all such amendments to the Registration Statement as shall be necessary to keep it current and effective until the Merger shall have been consummated.

               (b) In connection with the preparation of the Registration Statement, Infocore shall provide CEI with all proxy material which Infocore intends to use in connection with obtaining the necessary Infocore shareholder approval for the Merger and the transactions contemplated hereby and all other material which in the opinion of counsel for CEI is required by applicable law to be sent to the shareholders of CEI in connection with such approval. Infocore agrees to cause the Prospectus and Proxy Statement to be mailed to its shareholders at the earliest practicable date after the effective date of the Registration Statement.

               (c) CEI shall file all applicable state securities or "blue sky" applications and use its reasonable best efforts to qualify the CEI Common Stock issuable pursuant to this Agreement under such applicable state securities or "blue sky" laws prior to the Closing Date; provided, however, that CEI shall not be required to consent to general service of process or qualify as a foreign corporation or take any action that would subject CEI to any taxing authority to which it is not now subject.

               (d) CEI shall file an additional listing application with the NASDAQ Small Cap Market covering the CEI Common Stock to be issued to the holders of Infocore Common Stock in connection with this Agreement and shall use its reasonable best efforts to obtain approval of such application upon official notice of issuance.

               (e) CEI shall promptly prepare and file with all other governmental agencies (if any) all documents necessary for such agency (or agencies) to approve the consummation of the transactions contemplated by this Agreement. CEI shall use its reasonable best efforts to obtain all required regulatory approvals as promptly as practical.

               In connection with the preparation and filing of the Registration Statement, any state securities or "blue sky" application, listing application, or other regulatory application, or any amendment thereto pursuant to this
Section 5.4, the parties hereto shall provide to each other such information and documents (or access thereto), and shall render such assistance, as the other party may reasonably request or as may be necessary to carry out the provisions of this Section 5.4.

               5.5  Shareholder Meeting.  Infocore shall call and hold a meeting
                    -------------------
of its shareholders to be held as soon as is practicable for the purpose of voting on this Agreement. A majority of the Board of Directors of Infocore will recommend to its shareholders approval of this Agreement and the Merger and shall take all such actions consistent with the fiduciary obligations of such Board to obtain such approvals as promptly as practicable, including without limitation the solicitation of proxies.

               5.6  Third Party Consents.  Prior to the Effective Date, each of
                    --------------------
CEI and Infocore shall obtain all consents, approvals or authorizations of third parties which are required to be obtained by each of them in order to effect the transactions contemplated by this Agreement and such other consents, approvals or authorizations the absence of which would have an Infocore Material Adverse Effect or a CEI Material Adverse Effect, as appropriate.

               5.7  Satisfaction of Conditions.  Each party hereto will use all
                    --------------------------
reasonable best efforts to satisfy all the conditions to be satisfied by it to effect the transactions contemplated hereby.

               5.8  Public Announcements.  Neither Infocore nor CEI will make,
                    --------------------
issue or release any oral or written public announcement or statement concerning, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the transactions contemplated by this Agreement, or any other communications to its shareholders or the investing public, directly or indirectly (including, without limitation, press releases and statements to securities analysts), without first making a good faith attempt to inform the other of the contents of such announcement, acknowledgment or statement and, unless in the opinion of counsel to such party such statement or release is required by applicable law, without first obtaining the consent of the other.

               5.9  Other Proposals.  Infocore hereby agrees that it shall not,
                    ---------------
nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' officers, directors, employees, affiliates, investment bankers or other representatives or agents (collectively, the "Representatives") to, directly or indirectly, solicit, encourage (including by way of furnishing non-public information), initiate discussions or negotiations relating to or take any other action to facilitate, any inquiries or the making of any proposal for an Acquisition Transaction. As used herein, the term "Acquisition Transaction" shall mean the occurrence of any of the following events: (i) Infocore is acquired by merger or otherwise by any "person" or "group," as such terms are defined in Section 13(d) of the 1934 Act, other than CEI, Sub or any of their respective affiliates (a "Third Party"); (ii) a Third Party acquires more than thirty percent (30%) (as reflected in accordance with generally accepted accounting principles on Infocore's most recent monthly financial statements) in value of the total assets of Infocore and its Subsidiaries, taken as a whole; (iii) a Third Party acquires more than thirty percent (30%) of the outstanding Infocore Common Shares; (iv) Infocore adopts and implements a plan of liquidation relating to, or extraordinary dividend equal to, more than thirty percent (30%) in value of the total assets of Infocore (as reflected in accordance with generally accepted accounting principles on Infocore's most recent monthly financial statements); or (v) Infocore enters into a preliminary or definitive agreement with a Third Party relating to any of the transactions referred to in clauses (i) through (iv) above. Infocore agrees that it shall promptly notify CEI orally and in writing of any such inquiries or proposals. Any such notification shall include the identity of the person making such proposal or request, the terms thereof, and any other information with respect thereto as CEI may reasonably request. Nothing contained in this Agreement shall be construed to prohibit Infocore from
(a) disclosing, under protection of an appropriate confidentiality agreement, non-public information concerning Infocore to, and engaging in discussions and negotiations concerning an Acquisition Transaction with, a person who has made a bona fide offer to engage in an Acquisition Transaction for a consideration and on terms which are more favorable to the Infocore shareholders than the terms of the Merger, and who can reasonably be expected to consummate the Acquisition Transaction on the terms that have been proposed, and which disclosure, discussions and negotiations, in the judgment of Infocore, shall be required by reason of the fiduciary obligations of the Board of Directors of Infocore and
(b) subject to Infocore's obligations under Section 8.5(a) hereof and only after terminating this Agreement in accordance with Section 8.1(c)(iii) hereof, accepting such offer for an Acquisition Transaction from such person which the Board of Directors of Infocore concludes is more favorable to the Infocore shareholders than the Merger contemplated hereby.

               5.10 Affiliates.  Prior to the Closing Date, Infocore shall
                    ----------
deliver to CEI a letter identifying all persons who (in Infocore's reasonable judgment) are, at the time this Agreement is submitted for approval to the shareholders of Infocore, "affiliates" of Infocore for purposes of Rule 145 under the 1933 Act. Infocore shall use its reasonable best efforts to cause each such person to deliver to CEI, on or prior to the Closing Date, a written agreement, in the form attached hereto as Exhibit "A" acknowledging and agreeing to abide by the limitations imposed by law in respect of the sale or other disposition of CEI Common Stock received by such person pursuant to the Merger.


                                  ARTICLE VI

                   CONDITIONS TO OBLIGATIONS OF CEI AND SUB

               6.   Conditions to Obligations of CEI and Sub to Consummate the
                    ----------------------------------------------------------
Merger.  The obligations of CEI and Sub to consummate the Merger provided for in
------
this Agreement shall be subject to satisfaction, on or before the Closing Date, of the following conditions:

               6.1  Representations, Warranties, and Covenants of Infocore.  The
                    ------------------------------------------------------
representations and warranties of Infocore herein contained and the information contained in the Infocore Schedule and other documents delivered by Infocore in connection with this Agreement shall be true and correct at the Closing Date in all material respects with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; Infocore shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Infocore shall have delivered to CEI a certificate in form and substance satisfactory to CEI dated the Closing Date and signed by the Chairman of the Board and the President and Chief Executive Officer of Infocore to such effect.

               6.2  Infocore Shareholder Approval.  The requisite approval of
                    -----------------------------
this Agreement and the transactions contemplated hereby shall have been given by the Board of Directors and the shareholders of Infocore.

               6.3  Employment Agreements.  Harrison H. Clement, Jr., President
                    ---------------------
and Chief Executive Officer of Infocore and Henry M. Stringer, Senior Vice President of Infocore shall have executed and delivered to CEI employment agreements in the form attached hereto as Exhibit "B".

               6.4  No Injunctions.  No preliminary or permanent injunction or
                    --------------
other order, decree or ruling by any federal, state or provincial court in the United States or by any United States governmental, regulatory or administrative agency which prevents the consummation of the transactions contemplated by this Agreement (including the Merger) shall have been issued and remain in effect; provided, however, that each of the parties hereto shall have used its
--------  -------
reasonable best efforts to prevent any such injunction or other order, and to appeal as promptly as possible any such injunction or order that may be entered.

               6.5  No Antitrust Litigation.  No action, suit or proceeding
                    -----------------------
against CEI or Infocore brought by the Antitrust Division of the Department of Justice or the Federal Trade Commission challenging the Merger under the federal antitrust laws shall be pending or shall have been threatened by either such agency.

               6.6  NASDAQ Listing.  The NASDAQ Small Cap Market shall have
                    --------------
approved the listing, upon official notice of issuance, of all CEI Common Stock issuable in connection with this Agreement.

               6.7  Securities Laws.  The Registration Statement shall have been
                    ---------------
declared effective by the SEC, no stop order shall have been issued or proceedings instituted or threatened suspending the effectiveness of the Registration Statement, and all approvals, consents, permits, licenses or qualifications from authorities administering the securities laws of any state having jurisdiction, required in the reasonable judgment of CEI for the consummation of this Agreement and the Merger, shall have been obtained and shall be in full force and effect.

               6.8  Affiliate Letters.  CEI shall have received the letters from
                    -----------------
Infocore's affiliates referenced in Section 5.10 hereof.

               6.9  Dissenters' Rights.  The holders of no more than ten percent
                    ------------------
(10%) of the outstanding shares of Infocore Common Stock shall have effectively exercised dissenters' rights pursuant to the Corporation Law.

               6.10 Legal Opinion.  CEI shall have received an opinion dated the
                    -------------
Closing Date from Saul, Ewing, Remick & Saul, counsel to Infocore, in the form and substance reasonably satisfactory to CEI and its counsel.

               6.11 Resignations.  CEI shall have received the written
                    ------------
resignations, in a form reasonably acceptable to CEI (which shall include a representation with respect to the matters referred to in the last two sentences of Section 3.15 hereof), of those Infocore directors and officers designated by CEI.

               6.12 Fairness Opinion.  CEI shall have received the written
                    ----------------
opinion of its financial advisor, JSI Financial Services, dated as of a date no later than March 17, 1997 and not subsequently withdrawn, that the consideration to be paid by CEI in the Merger is fair to CEI's shareholders from a financial point of view.

               6.13 Exercise of Stock Options.  All outstanding stock options
                    -------------------------
granted by Infocore pursuant to the Infocore 1991 Stock Option Plan shall have been either (i) exercised and Infocore Common Stock issued pursuant thereto or
(ii) effectively and conclusively relinquished and terminated by the optionees.

                                  ARTICLE VII

                      CONDITIONS TO OBLIGATION OF INFOCORE


               7.  Conditions to Obligations of Infocore to Consummate the
                   -------------------------------------------------------
Merger.  The obligations of Infocore to consummate the Merger provided for in
------
this Agreement shall be subject to satisfaction, on or before the Closing Date, of the following conditions:

               7.1  Representations, Warranties, and Covenants of CEI and Sub.
                    ---------------------------------------------------------
The representations and warranties of CEI and Sub herein contained and the information contained in the CEI Schedule and other documents delivered by CEI and Sub in connection with this Agreement shall be true and correct at the Closing Date in all material respects with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; CEI and Sub shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and CEI shall have delivered to Infocore a certificate in form and substance satisfactory to Infocore dated the Closing Date and signed by the President and by the Chief Financial Officer of CEI to such effect.

               7.2  Infocore Shareholder Approval.  The requisite approval of
                    -----------------------------
this Agreement and the transactions contemplated hereby shall have been given by the shareholders of Infocore.

               7.3  No Injunctions.  No preliminary or permanent injunction or
                    --------------
other order, decree or ruling by any federal, state or provincial court in the United States or by any United States governmental, regulatory or administrative agency which prevents the consummation of the transactions contemplated by this Agreement (including the Merger) shall have been issued and remain in effect; provided, however, that each of the parties hereto shall have used its
--------  -------
reasonable best efforts to prevent any such injunction or other order, and to appeal as promptly as possible any such injunction or order that may be entered.

               7.4  No Antitrust Litigation.  No action, suit or proceeding
                    -----------------------
against CEI or Infocore brought by the Antitrust Division of the Department of Justice or the Federal Trade Commission challenging the Merger under the federal antitrust laws shall be pending or shall have been threatened by either such agency.

               7.5  NASDAQ Listing.  The NASDAQ Small Cap Market shall have
                    --------------
approved the listing, upon official notice of issuance, of all CEI Common Stock issuable in connection with this Agreement.

               7.6  Securities Laws.  The Registration Statement shall have been
                    ---------------
declared effective by the SEC, no stop order shall have been issued or proceedings instituted or threatened suspending the effectiveness of the Registration Statement, and all approvals, consents, permits, licenses or qualifications from authorities administering the securities laws of any state having jurisdiction, required in the reasonable judgment of Infocore for the consummation of this Agreement and the Merger shall have been obtained and shall be in full force and effect.

               7.7  Tax Opinion.  Infocore shall have received an opinion of
                    -----------
Saul, Ewing, Remick & Saul, counsel to Infocore, to the effect that:

               (a) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Infocore and CEI will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

               (b) No gain or loss will be recognized by Infocore by reason of the Merger;

               (c) Except for any cash received in lieu of any fractional shares, no gain or loss will be recognized by holders of Infocore Common Stock who receive pursuant to the Merger solely CEI Common Stock in exchange for the shares of Infocore Common Stock which they hold;

               (d) The basis of the CEI Common Stock to be received by the Infocore shareholders will be, in each instance, the same as the basis of the Infocore Common Stock surrendered in exchange therefore, less any basis attributable to fractional shares for which cash is received; and

               (e) The holding period of the CEI Common Stock to be received by Infocore shareholders will include the period during which the Infocore Common Stock surrendered in exchange therefore was held, provided the Infocore Common Stock was a capital asset in the hands of the holder thereof on the Effective Date.


                                 ARTICLE VIII

                       TERMINATION, WAIVER AND AMENDMENT

               8.1  Termination.  This Agreement may be terminated by written
                    -----------
notice of termination at any time before the Effective Date (whether before or after action by the shareholders of Infocore) only as follows:

                    (a) by mutual consent of CEI and Infocore;

                    (b) by CEI

                         (i) upon written notice to Infocore given at any time
               if the representations and warranties of Infocore contained in
               Article III hereof were not true and correct in all material respects when made or as of the Closing Date (except to the extent qualified by materiality in which event such representations and warranties shall be true and correct) or if Infocore fails to perform in all material respects all obligations and comply in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Effective Date (except to the extent such performance or compliance is qualified by materiality in which event such performance or compliance shall have failed to occur);

                         (ii) upon written notice to Infocore given at any time
               after November 1, 1997, if the Effective Date shall not have occurred on or before November 1, 1997 unless the absence of such occurrence shall be due to the failure of CEI or any of its Subsidiaries to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Effective Date (except to the extent such performance or compliance is qualified by materiality in which event such performance or compliance shall have failed to occur); and

                    (c)  By Infocore

                         (i) upon written notice given to CEI at any time if the
               representations and warranties of CEI and Sub contained in
               Article IV hereof were not true and correct in all material respects when made or as of the Closing Date (except to the extent qualified by materiality in which event such representations and warranties shall be true and correct) or if CEI or Sub fails to perform in all material respects all obligations and comply in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Effective Date (except to the extent such performance of compliance is qualified by materiality in which event such performance or compliance shall have failed to occur);

                         (ii) upon written notice to CEI given at any time after
               November 1, 1997 if the Effective Date shall not have occurred on or before November 1, 1997 unless the absence of such occurrence shall be due to the failure of Infocore or any of its Subsidiaries to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Effective Date (except to the extent such performance or compliance is qualified by materiality in which event such performance or compliance shall have failed to occur);

                         (iii) upon written notice to CEI by Infocore if
               Infocore is terminating this Agreement in order to enter into an Acquisition Transaction with a person not a party hereto, provided that Infocore was entitled to pursue the proposal of such Acquisition Transaction pursuant to the provisions of
               Section 5.9 hereof.

               8.2  Effect of Termination.  In the event of the termination of
                    ---------------------
this Agreement and the abandonment of the Merger, the provisions of this Agreement other than the provisions of Section 8.5 shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any willful breach thereof or from its obligations under the confidentiality provisions of Section 3 of parties' Letter of Intent dated February 13, 1997, referred to and incorporated by reference in Section 5.3.

               8.3  Waiver of Terms.  Any of the terms or conditions of this
                    ---------------
Agreement may be waived at any time prior to the Effective Date by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by the Board of Directors of such party, or by its chairman, president or any vice president authorized to act for such party; provided, however, that such waiver shall be in writing and shall be taken only if, in the judgment of the Board of Directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of such corporation, and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

               8.4  Amendment of Agreement.  Anything herein or elsewhere to the
                    ----------------------
contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time prior to the Closing Date only by written instrument duly authorized and executed by each of the parties hereto; provided, however, that after approval by the shareholders of Infocore, no amendment shall be made which by law requires further approval by the shareholders without such further approval.

               8.5  Fees and Expenses.
                    -----------------

                   (a) In the event that: (1) this Agreement is terminated by CEI pursuant to Section 8.1(b)(i), (2) this Agreement is terminated by Infocore pursuant to Section 8.1(c)(iii), or (3) this Agreement is terminated by either CEI or Infocore as a result of the failure to obtain Infocore shareholder approval of this Agreement and the transactions contemplated hereby, then in any of such events Infocore will pay CEI within one business day following the date of termination a break-up fee in the amount of $100,000, such fee being in the nature of liquidated damages as exclusive compensation to CEI for any and all claims and losses which CEI has or may have incurred in connection with this Agreement and the transactions contemplated hereby. Infocore has agreed to this provision in order to induce CEI to enter into this Agreement and as a means of compensating CEI for the substantial direct and indirect monetary and other costs incurred or to be incurred in connection with the Merger and for the loss of its ability to pursue other advantageous transactions and the potential adverse consequences if the Merger is not completed.

                   (b) In the event that this Agreement is terminated by Infocore pursuant to Section 8.1(c)(i), CEI will pay Infocore within one business day following the date of termination a break-up fee in the amount of $100,000, such fee being in the nature of liquidated damages as exclusive compensation to Infocore for any and all claims and losses which Infocore has or may have incurred in connection with this Agreement and the transactions contemplated hereby. CEI has agreed to this provision in order to induce Infocore to enter into this Agreement and as a means of compensating Infocore for the substantial direct and indirect monetary and other costs incurred or to be incurred in connection with the Merger and for the loss of its ability to pursue other advantageous transactions and the potential adverse consequences if the Merger is not completed.

                   (c) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.


                                   ARTICLE IX

                               GENERAL PROVISIONS

               9.1  Cooperation.  Subject to the terms and conditions herein
                    -----------
provided, each party shall cooperate with the other party in carrying out the provisions of this Agreement and shall execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and do, or cause to be done, all additional things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby.

               9.2  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterpart.

               9.3  Contents of Agreement, Etc.  This Agreement sets forth the
                    --------------------------
entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof, except for arrangements between the parties concerning confidential information, are merged into and superseded by this Agreement. Nothing herein express or implied is intended or shall be construed to confer upon or to give any person, other than CEI and Infocore and their respective shareholders, any rights or remedies under or by reason of this Agreement.

               9.4  No Survival of Representations and Warranties.  None of the
                    ---------------------------------------------
representations and warranties in this Agreement shall survive the Effective
Date.

               9.5  Section Headings, Gender and "Person".  The section headings
                    -------------------------------------
herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine or any other pronoun herein when referring to any person has been for convenience only and shall be deemed to refer to the particular person intended regardless of the actual gender of such person. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization or any other entity.

               9.6  Notices.  All notices, consents, waivers or other
                    -------
communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally, by overnight mail service, by facsimile transmission (which is confirmed) or by registered or certified mail, return receipt requested, postage prepaid, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

               If to CEI or Sub:

               Conestoga Enterprises, Inc.
               202 East First Street
               Birdsboro, PA 19508
               Attention:  John R. Bentz, President
               (610) 582-6475 (Fax)

               With a required copy to:

               Miller and Murray, LLP
               542 Court Street
               P. O. Box 942
               Reading, PA 19603-0942
               Attention:  James H. Murray, Esquire
               (610) 376-5243 (Fax)

               If to Infocore:

               Infocore, Inc.
               661 Moore Road, Suite 110
               King of Prussia, PA 19406
               Attention:  Harrison H. Clement, Jr., President and CEO
               (610) 768-5238 (Fax)

               With a required copy to:

               Saul, Ewing, Remick & Saul
               1055 Westlakes Drive, Suite 150
               Berwyn, PA 19312
               Attention:  David S. Antzis, Esquire
               (610) 408-4401 (Fax)

               All such notices shall be deemed to have been given three business days after mailing if sent by registered or certified mail, one business day after mailing if sent by overnight courier service or on the date transmitted if sent by facsimile transmission.

               9.7  Governing Law.  This Agreement shall be governed by and
                    -------------
interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflicts of law provisions.

               IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first above written.


                                      CONESTOGA ENTERPRISES, INC.


                                      By:______________________________
                                        John R. Bentz, President


                                      CI MERGER CORPORATION


                                      By:______________________________
                                        John R. Bentz, President


                                      INFOCORE, INC.


                                      By:______________________________
                                        Harrison H. Clement, Jr.
                                        President and CEO

                                                                     Exhibit "A"

                   EXHIBIT A TO AGREEMENT AND PLAN OF MERGER

Exhibit "A"

                            __________________, 1997



Conestoga Enterprises, Inc.
202 East First Street
Birdsboro, PA 19508
Attention:  Executive Vice President

Dear Sir:

   This letter is delivered to you in compliance with Section 5.10 of the Agreement and Plan of Merger, dated March 14, 1997 (the "Agreement"), between Infocore, Inc. ("Infocore"), Conestoga Enterprises, Inc. ("CEI") and CI Merger Corporation ("Sub"), providing for the merger (the "Merger") of Infocore with and into Sub.

   Pursuant to the Merger, the shares of outstanding Infocore common stock will be converted into shares of CEI Common Stock, par value $5.00 per share ("CEI Common Stock").

   The Merger is intended to qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, as we understand is customary in such merger transactions, you are seeking representations and covenants from persons who are Infocore directors, Infocore executive officers or who hold five percent (5%) or more of the outstanding Infocore common stock concerning their intentions, as of the date hereof, to hold and not to dispose of CEI Common Stock that they receive in the Merger ("Merger Stock").

   In addition, I understand that the resale by me of Merger Stock will be subject to certain restrictions under the federal securities laws. In this regard, as we understand is customary in such merger transactions, you are seeking representations and covenants from persons who are Infocore directors, Infocore executive officers or who hold five percent (5%) or more of the outstanding Infocore common stock to the effect that any resale of such Merger Stock will be performed in compliance with applicable federal securities laws.

Tax Matters
-----------

   The undersigned hereby represents to CEI that the undersigned has no plan or intention to sell, exchange or otherwise dispose of any Merger Stock that is received by the undersigned in the Merger. I understand that Saul, Ewing,

Remick & Saul will rely upon such representations and covenants in delivering its tax opinions concerning the Merger.

Securities Law Matters
----------------------

   The undersigned hereby acknowledges, solely for the purpose of this undertaking, that the undersigned may be deemed to be an "affiliate" of Infocore as that term is used in paragraph (c) of Rule 145 under the Securities Act of 1933, as amended (the "Act").

   The undersigned represents and warrants to you that any shares of Merger Stock which the undersigned shall receive in exchange for shares of common stock of Infocore are not being acquired by the undersigned with a view to their distribution except to the extent and in the manner provided for in paragraph
(d) of Rule 145 under the Act.

   The undersigned acknowledges that it has been advised by counsel for Infocore of the provisions of the federal securities laws which relate to resales of Merger Stock, to be received by the undersigned in connection with the Merger, and the undersigned hereby undertakes to comply fully with such provisions. The undersigned also agrees that CEI may place the legend set forth below on the certificate or certificates for any or all Merger Stock to be received by

Conestoga Enterprises, Inc.
___________________, 1997
Page 2

the undersigned in connection with the Merger, may file stop-transfer instructions with respect to such shares with the transfer agent for such shares and may refuse to transfer such shares except upon delivery to CEI of an opinion, in form and substance satisfactory to CEI, of counsel acceptable to CEI to the effect that the proposed transfer of some or all of such shares does not violate federal securities laws.

     Pursuant to the provisions of the preceding paragraph, the certificate or certificates evidencing Merger Stock received by the undersigned may bear the following legend:

        "The shares represented by this certificate have been issued or transferred to the registered owner hereof as of the result of a transaction to which Rule 145 under the Securities Act of 1933, as amended, applies.
   Such shares, therefore, are transferable only upon, and are otherwise subject to, certain conditions specified in a certain letter dated _________________, 1997 from the registered owner hereof to Conestoga Enterprises, Inc. (a copy of which is on file with the Secretary of Conestoga Enterprises, Inc.), and no transfer of such shares shall be valid or effective until such conditions have been fulfilled."

   It is understood that CEI is required to file certain periodic reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission and that no sales of Merger Stock received by the undersigned in the Merger may be made under Rule 145(d) unless CEI has informed the undersigned that it has filed all such reports required to be filed during the 12 months preceding a proposed sale. It is further understood that CEI will promptly respond to requests by the undersigned as to the filing of such reports.

                                                  Very truly yours,


                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Print Name

                                                                     Exhibit "B"
                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS AGREEMENT is made                         , 1997, by and between
                                 ------------------------
     CI MERGER CORPORATION (the "Company"), a Pennsylvania corporation, and HARRISON H. CLEMENT, JR. (the "Employee"), of
                                                   ----------------------------
                    , Pennsylvania.
     ---------------

                                  BACKGROUND


          Pursuant to an Agreement and Plan of Merger dated March 14, 1997, by and among Conestoga Enterprises, Inc. ("CEI"), Infocore, Inc. ("Infocore") and the Company, Infocore in the near future will be merged with and into the Company, which will be the surviving corporation. Pursuant to such plan of merger (the "Plan of Merger"), as of the Effective Date of the merger specified therein (the "Effective Date"), the corporate name of the Company will become "Infocore, Inc.". The Employee is currently President and Chief Executive Officer of Infocore and the parties have agreed that he shall be employed by the Company as of the Effective Date under the terms and provisions contained in this Agreement.


                                   AGREEMENT


          Therefore, each intending to be legally bound hereby, the parties agree as follows:

          1.   Employment and Employment Duties.  Under the terms and conditions
               --------------------------------
     contained in this Agreement, the Company employs the Employee as President and Chief Executive Officer and the Employee accepts such employment. The Employee's employment duties shall be those specified for the President of the Company in the Company's by-laws and those additional duties, commensurate with such position, assigned by the Board of Directors of the Company (the "Board"). The Employee shall report directly to the Board. The Employee's employment shall be on a full-time basis and he shall not be engaged or employed in other business activities (whether for pecuniary advantage or not) during the term of this Agreement, except that he shall be permitted to serve on the boards of directors of business or charitable organizations, provided such service does not materially affect the performance of his employment duties for the Company. The Employee shall discharge his employment duties in a diligent and conscientious fashion.

          2.   Term.  The Employee's employment hereunder shall be for a period
               ----
     of two (2) years, commencing upon the Effective Date. Notwithstanding the foregoing: (i) the Company may terminate the Employee's employment at any time (A) upon fifteen (15) days prior written notice for any reason or for no reason, or (B) without prior notice for cause (as defined below); and
     (ii) the Employee may terminate the Employee's employment at any time without prior notice for any reason or for no reason. For purposes of this Agreement, the Employee's employment shall be deemed to have been terminated for cause in the event the Company terminates it as a result of:

               (a) the Employee's breach of his confidentiality obligations specified in Section 5;
               (b) the willful failure or refusal by the Employee to perform any of his material employment duties or his material obligations under this Agreement which shall not have ceased or been corrected within fifteen (15) days following a written warning from the Company; or
               (c) the commission of any act or the failure to act by the Employee which constitutes a crime or offense involving money or other property of any of the CEI Companies (as defined in Section 5) or which constitutes a felony in the jurisdiction involved.

          3.   Severance Compensation.
               ----------------------

               3.1  General Rule.  Unless the provisions of Section 3.2 apply,
                    ------------
     in the event of the termination of the Employee's employment by the Company other than for cause prior to the expiration of the two (2) year term referred to in Section 2, the Company shall be obligated to pay to the Employee, within fifteen (15) days after the date of termination, an amount equal to the greater of: (i) fifty percent (50%) of the Employee's annual salary determined as of the date of termination of employment, or (ii) the aggregate salary otherwise payable to the Employee for the balance of the two (2) year term referred to in Section 2, determined as of the date of termination of employment.

               3.2  Change of Control.  If, during the term of this Agreement,
                    -----------------
     the Employee's employment with the Company is terminated within ninety (90) days of the date of a change of control (as defined below), either by the Employee or by the Company other than for cause, the Company shall pay to the Employee, within fifteen (15) days of the date of termination of employment, an amount equal to the greater of: (i) the amount payable to the Employee as determined by the application of the provisions of Section 3.1, or (ii) one and one-half (1.5) times the Employee's annual salary, determined as of the date of termination of employment. The Company shall be obligated to make such payment in lieu of, and not in addition to, the Company's payment obligations under Section 3.1. For purposes of this Agreement, a change of control shall be deemed to have occurred in the event of: (i) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of either the Company or CEI which, when combined with the existing voting power of such persons or entities, would enable them to cast fifty percent (50%) or more of the votes which all shareholders of the Company or CEI, respectively, would be entitled to cast in the election of directors of either the Company or CEI, or (ii) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to a transferee other than CEI or a company or entity of which a controlling interest is owned by CEI.

               3.3  Termination for Cause.  In the event of the termination of
                    ---------------------
     the Employee's employment at any time by the Company for cause, the Company shall have no obligation to pay the Employee any sums following the termination of his employment.

          4.   Compensation.  As compensation for the performance of his
               ------------
     employment duties, during the term hereof the Company shall pay or provide to the Employee the following:

               (a) A salary in the annual amount of One Hundred Two Thousand Dollars ($102,000), payable in accordance with the Company's normal payroll practices in effect from time to time. The Employee's salary shall be reviewed by the Board at the same time and in the same manner as is customary for the employees of CEI and its subsidiaries and may be increased, in the sole discretion of the Board, based upon the Employee's satisfactory performance of his employment duties.

               (b) The provision of those fringe benefits which were provided to the Employee in his position as President and CEO of Infocore as of the Effective Date under plans or insurance policies maintained by the

     Company from time to time, but in no event having benefits less than comparable to those of Infocore. Such fringe benefits include four (4) weeks paid vacation, personal use of a Company automobile, medical health and disability insurance coverage, inclusion in the Company's 401(k) profit sharing plan and its officers' profit sharing plan, and reimbursement of business expenses under policies similar to those in effect with Infocore.

               (c) Maintenance of a life insurance policy insuring the Employee's life with a death benefit of Three Hundred Fifty Thousand Dollars ($350,000.00) payable to the beneficiary or beneficiaries designated by the Employee.

          5.   Confidentiality.  The Employee acknowledges that he has had, and
               ---------------
     in fulfilling his duties under this Agreement he will have, access to confidential information regarding the business and financial affairs of the Company, CEI, and/or the other subsidiaries of CEI (collectively, the "CEI Companies"). The Employee hereby agrees to hold all such information in the strictest confidence, to discuss such information only with authorized personnel of the CEI Companies, and, except as required by law or compelled by legal process, to refrain from disclosing such information to any other party, both during the term of this Agreement and after the termination hereof. The provisions of this Section 5 shall not apply to information which is or becomes generally available to or known by the public other than as a result of disclosure by the Employee.

          6.   Covenant Not to Compete.  The Employee agrees that, in order to
               -----------------------
     protect the legitimate interests and property rights of the Employer, for a period of one (1) year after the termination of the Employee's employment with the Company (regardless of the reason for the termination), the Employee shall not:

               (a) Engage, directly or indirectly, either as owner, partner, agent, employee, consultant, member, or shareholder, or otherwise operate, control, join or participate in, lend money to, or be connected with any commercial enterprise or business which is engaged within the Territory (as defined below) in any facet of the wireless telecommunications business carried on by any of the CEI Companies as of the date of termination of the Employee's employment;

               (b) Approach, solicit, contact, or otherwise establish a business relationship with any customer of any of the CEI Companies or any prospective customer of any of the CEI Companies with whom any of such companies has had significant contact on or before the date of termination of the Employee's employment, for a purpose related to the business carried on by any of the CEI Companies as of the date of termination of the Employee's employment;

               (c) Assist any other person, partnership, corporation, limited liability company, or other entity in the pursuit of the activities from which the Employee is prohibited in engaging under the provisions of Subsections (a) and (b) above; or

               (d) Induce by active solicitation any present or future employees or agents of the Company or the other CEI Companies to directly or indirectly engage in any competitive business or to terminate their employment with any of the CEI Companies.

     For purposes of this Agreement, the term "Territory" shall mean those geographical areas encompassed by the Reading, Pottsville, Sunbury, and Williamsport Basic Trading Areas, as defined by the Federal Communications Commission for the issuance of personal communication services licenses. Nothing contained in this Section 6 shall prohibit the Employee from: (i) investing in and owning securities issued by any publicly-held company which are traded on any recognized securities exchange or in the over-the-counter market; or (ii) accepting employment, after termination of his employment with the Company, with a customer of the Company which is not a significant customer.

          7.   Equitable Relief.  The Employee recognizes and agrees that, in
               ----------------
     the event of a breach or threatened breach of his covenants and obligations contained in Section 5 and/or Section 6 of this Agreement, the Company will suffer irreparable harm and damage, that such harm and damage may be extremely difficult or impossible to quantify, and that therefore the Company shall be entitled to injunctive relief. Nothing contained herein, however, shall be construed as precluding the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages at law.

          8.   Restrictions Excessive.  In the event the restrictions imposed by
               ----------------------
     the covenant contained in Section 6 are deemed by any court having jurisdiction to be unreasonable or otherwise unenforceable by reason of their duration, territory or the scope of the activities prohibited, it is agreed by the parties that such court may construe and enforce this Agreement by reducing the time period, territory, or scope of activities to an extent which such court deems to be reasonable and enforceable.

          9.   Severability.  If any provision or provisions of this Agreement
               ------------
     shall be deemed to contravene or be invalid under the laws of any jurisdiction where this Agreement is in force, the parties agree that such contravention or invalidity shall not invalidate the entire Agreement, but it shall be construed as not containing the particular provision or provisions held to be invalid and the rights and obligations of the parties shall be construed and enforced accordingly.

          10.  Miscellaneous.
               -------------
               (a) This Agreement shall be construed, interpreted and enforced in accordance with the laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

               (b) This Agreement and its provisions shall be binding upon and inure to the benefit of the respective legal representatives, successors, heirs, and permitted assigns of the parties. The Employee shall not assign any of his rights nor delegate any of his duties under this Agreement without the prior written consent of the Company.

               (c) This Agreement constitutes the entire Agreement between the parties and supersedes all prior negotiations, understandings and agreements of any nature whatsoever, whether oral or written, with respect to the subject matter hereof. No amendment, waiver or discharge of any provision of this Agreement shall be effective against any party, unless that party shall have consented thereto in writing.

               (d) The headings to the sections of this Agreement are inserted only for convenience of reference and are not intended, nor shall they be construed, to modify, define, limit or expand the intent of the parties as expressed in this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


     WITNESS:                ..................................................
                     CI MERGER CORPORATION


     -----------             ..................................................
                     By:
                         ----------------------------------
                             ...................................................
                         President

     -----------             ..................................................
                                                  (SEAL)
                         -------------------------
                             ..................................................
                         Harrison H. Clement, Jr.


          INTENDING TO BE LEGALLY BOUND HEREBY, CONESTOGA ENTERPRISES, INC. hereby guarantees the performance of all of the obligations of and payment of all sums due from CI Merger Corporation under the foregoing Employment Agreement.

                             ..................................................
                     CONESTOGA ENTERPRISES, INC........................

                             ..................................................
                     By:
                         -----------------------
                             ..................................................
                             President

                                                                     Exhibit "B"

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS AGREEMENT is made                         , 1997, by and between
                                 ------------------------
     CI MERGER CORPORATION (the "Company"), a Pennsylvania corporation, and HENRY M. STRINGER (the "Employee"), of
                                            ------------------------------------
                     , Pennsylvania.
     ----------------

                                  BACKGROUND


          Pursuant to an Agreement and Plan of Merger dated March 14, 1997, by and among Conestoga Enterprises, Inc. ("CEI"), Infocore, Inc. ("Infocore") and the Company, Infocore in the near future will be merged with and into the Company, which will be the surviving corporation. Pursuant to such plan of merger (the "Plan of Merger"), as of the Effective Date of the merger specified therein (the "Effective Date"), the corporate name of the Company will become "Infocore, Inc.". The Employee is currently Senior Vice President of Infocore and the parties have agreed that he shall be employed by the Company as of the Effective Date under the terms and provisions contained in this Agreement.


                                   AGREEMENT


          Therefore, each intending to be legally bound hereby, the parties agree as follows:

          1.   Employment and Employment Duties.  Under the terms and conditions
               --------------------------------
     contained in this Agreement, the Company employs the Employee as Senior Vice President and the Employee accepts such employment. The Employee's employment duties shall include primary management of the Company's sales and marketing functions and those additional duties, commensurate with his position, assigned by the President and/or the Board of Directors of the Company (the "Board"). The Employee shall report directly to the President. The Employee's employment shall be on a full-time basis and he shall not be engaged or employed in other business activities (whether for pecuniary advantage or not) during the term of this Agreement. The Employee shall discharge his employment duties in a diligent and conscientious fashion.

          2.   Term.  The Employee's employment hereunder shall be for a period
               ----
     of two (2) years, commencing upon the Effective Date. Notwithstanding the foregoing: (i) the Company may terminate the Employee's employment at any time (A) upon fifteen (15) days prior written notice for any reason or for no reason, or (B) without prior notice for cause (as defined below); and
     (ii) the Employee may terminate the Employee's employment at any time without prior notice for any reason or for no reason. For purposes of this Agreement, the Employee's employment shall be deemed to have been terminated for cause in the event the Company terminates it as a result of:

               (a) the Employee's breach of his confidentiality obligations specified in Section 5;

               (b) the willful failure or refusal by the Employee to perform any of his material employment duties or his material obligations under this Agreement which shall not have ceased or been corrected within fifteen (15) days following a written warning from the Company; or

               (c) the commission of any act or the failure to act by the Employee which constitutes a crime or offense involving money or other property of any of the CEI Companies (as defined in Section 5) or which constitutes a felony in the jurisdiction involved.

          3.   Severance Compensation.
               ----------------------

               3.1  General Rule.  Unless the provisions of Section 3.2 apply,
                    ------------
     in the event of the termination of the Employee's employment by the Company other than for cause prior to the expiration of the two (2) year term referred to in Section 2, the Company shall be obligated to pay to the Employee, within fifteen (15) days after the date of termination, an amount equal to the greater of: (i) fifty percent (50%) of the Employee's annual salary determined as of the date of termination of employment, or (ii) the aggregate salary otherwise payable to the Employee for the balance of the two (2) year term referred to in Section 2, determined as of the date of termination of employment.

               3.2  Change of Control.  If, during the term of this Agreement,
                    -----------------
     the Employee's employment with the Company is terminated within ninety (90) days of the date of a change of control (as defined below), either by the Employee or by the Company other than for cause, the Company shall pay to the Employee, within fifteen (15) days of the date of termination of employment, an amount equal to the greater of: (i) the amount payable to the Employee as determined by the application of the provisions of Section 3.1, or (ii) the amount of the Employee's annual salary, determined as of the date of termination of employment. The Company shall be obligated to make such payment in lieu of, and not in addition to, the Company's payment obligations under Section 3.1. For purposes of this Agreement, a change of control shall be deemed to have occurred in the event of: (i) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of either the Company or CEI which, when combined with the existing voting power of such persons or entities, would enable them to cast fifty percent (50%) or more of the votes which all shareholders of the Company or CEI, respectively, would be entitled to cast in the election of directors of either the Company or CEI, or (ii) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to a transferee other than CEI or a company or entity of which a controlling interest is owned by CEI.

               3.3  Termination for Cause.  In the event of the termination of
                    ---------------------
     the Employee's employment at any time by the Company for cause, the Company shall have no obligation to pay the Employee any sums following the termination of his employment.

          4.   Compensation.  As compensation for the performance of his
               ------------
     employment duties, during the term hereof the Company shall pay or provide to the Employee the following:

               (a) A salary in the annual amount of Ninety Thousand Dollars ($90,000), payable in accordance with the Company's normal payroll practices in effect from time to time. The Employee's salary shall be reviewed by the Board at the same time and in the same manner as is customary for the employees of CEI and its subsidiaries and may be increased, in the sole discretion of the Board, based upon the Employee's satisfactory performance of his employment duties.

               (b) The provision of those fringe benefits which were provided to the Employee in his position as Senior Vice President of Infocore as of the Effective Date under plans or insurance policies maintained by the Company from time to time, but in no event having benefits less than comparable to those of Infocore. Such fringe benefits include four (4) weeks paid vacation, personal use of a Company automobile, medical health and disability insurance coverage, inclusion in the Company's 401(k) profit sharing plan and its officers' profit sharing plan, and reimbursement of business expenses under policies similar to those in effect with Infocore.

               (c) Maintenance of a life insurance policy insuring the Employee's life with a death benefit of Three Hundred Fifty Thousand Dollars ($350,000.00) payable to the beneficiary or beneficiaries designated by the Employee.

          5.   Confidentiality.  The Employee acknowledges that he has had, and
               ---------------
     in fulfilling his duties under this Agreement he will have, access to confidential information regarding the business and financial affairs of the Company, CEI, and/or the other subsidiaries of CEI (collectively, the "CEI Companies"). The Employee hereby agrees to hold all such information in the strictest confidence, to discuss such information only with authorized personnel of the CEI Companies, and, except as required by law or compelled by legal process, to refrain from disclosing such information to any other party, both during the term of this Agreement and after the termination hereof. The provisions of this Section 5 shall not apply to information which is or becomes generally available to or known by the public other than as a result of disclosure by the Employee.

          6.   Covenant Not to Compete.  The Employee agrees that, in order to
               -----------------------
     protect the legitimate interests and property rights of the Employer, for a period of one (1) year after the termination of the Employee's employment with the Company (regardless of the reason for the termination), the Employee shall not:

               (a) Engage, directly or indirectly, either as owner, partner, agent, employee, consultant, member, or shareholder, or otherwise operate, control, join or participate in, lend money to, or be connected with any commercial enterprise or business which is engaged within the Territory (as defined below) in any facet of the wireless telecommunications business carried on by any of the CEI Companies as of the date of termination of the Employee's employment;

               (b) Approach, solicit, contact, or otherwise establish a business relationship with any customer of any of the CEI Companies or any prospective customer of any of the CEI Companies with whom any of such companies has had significant contact on or before the date of termination of the Employee's employment, for a purpose related to the business carried on by any of the CEI Companies as of the date of termination of the Employee's employment;

               (c) Assist any other person, partnership, corporation, limited liability company, or other entity in the pursuit of the activities from which the Employee is prohibited in engaging under the provisions of Subsections (a) and (b) above; or

               (d) Induce by active solicitation any present or future employees or agents of the Company or the other CEI Companies to directly or indirectly engage in any competitive business or to terminate their employment with any of the CEI Companies.

     For purposes of this Agreement, the term "Territory" shall mean those geographical areas encompassed by the Reading, Pottsville, Sunbury, and Williamsport Basic Trading Areas, as defined by the Federal Communications Commission for the issuance of personal communication services licenses. Nothing contained in this Section 6 shall prohibit the Employee from: (i) investing in and owning securities issued by any publicly-held company which are traded on any recognized securities exchange or in the over-the-counter market; or (ii) accepting employment, after termination of his employment with the Company, with a customer of the Company which is not a significant customer.

          7.   Equitable Relief.  The Employee recognizes and agrees that, in
               ----------------
     the event of a breach or threatened breach of his covenants and obligations contained in Section 5 and/or Section 6 of this Agreement, the Company will suffer irreparable harm and damage, that such harm and damage may be extremely difficult or impossible to quantify, and that therefore the Company shall be entitled to injunctive relief. Nothing contained herein, however, shall be construed as precluding the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages at law.

          8.   Restrictions Excessive.  In the event the restrictions imposed by
               ----------------------
     the covenant contained in Section 6 are deemed by any court having jurisdiction to be unreasonable or otherwise unenforceable by reason of their duration, territory or the scope of the activities prohibited, it is agreed by the parties that such court may construe and enforce this Agreement by reducing the time period, territory, or scope of activities to an extent which such court deems to be reasonable and enforceable.

          9.   Severability.  If any provision or provisions of this Agreement
               ------------
     shall be deemed to contravene or be invalid under the laws of any jurisdiction where this Agreement is in force, the parties agree that such contravention or invalidity shall not invalidate the entire Agreement, but it shall be construed as not containing the particular provision or provisions held to be invalid and the rights and obligations of the parties shall be construed and enforced accordingly.

          10.  Miscellaneous.
               -------------
               (a) This Agreement shall be construed, interpreted and enforced in accordance with the laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

               (b) This Agreement and its provisions shall be binding upon and inure to the benefit of the respective legal representatives, successors, heirs, and permitted assigns of the parties. The Employee shall not assign any of his rights nor delegate any of his duties under this Agreement without the prior written consent of the Company.

               (c) This Agreement constitutes the entire Agreement between the parties and supersedes all prior negotiations, understandings and agreements of any nature whatsoever, whether oral or written, with respect to the subject matter hereof. No amendment, waiver or discharge of any provision of this Agreement shall be effective against any party, unless that party shall have consented thereto in writing.

               (d) The headings to the sections of this Agreement are inserted only for convenience of reference and are not intended, nor shall they be construed, to modify, define, limit or expand the intent of the parties as expressed in this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

     WITNESS:                ..................................................
                         CI MERGER CORPORATION


     --------------          ..................................................
                         By:
                             -------------------
                             ..................................................
                                  President
     --------------          ..................................................
                                                      (SEAL)
                         ----------------------------
                             ..................................................
                               Henry M. Stringer

          INTENDING TO BE LEGALLY BOUND HEREBY, CONESTOGA ENTERPRISES, INC. hereby guarantees the performance of all of the obligations of and payment of all sums due from CI Merger Corporation under the foregoing Employment Agreement.

                             ..................................................
                             CONESTOGA ENTERPRISES, INC.
                             ..................................................
                             By:
                                --------------------
                             ..................................................
                                  President

                                                                      APPENDIX B
March 14, 1997

The Board of Directors
Conestoga Enterprises, Inc.
202 East First Street
Birdsboro, PA 19508-0448

Ladies and Gentlemen:

JSI Financial Services (JSI) has been retained by the Board of Directors of Conestoga Enterprises, Inc., a Pennsylvania corporation (Conestoga), to express an opinion as to the fairness, from a financial point of view, to Conestoga's common shareholders of the consideration to be paid by Conestoga for 100% of the outstanding shares of Infocore, Inc., a Pennsylvania corporation (Infocore), pursuant to an Agreement and Plan of Merger dated March 14, 1997 by and between Conestoga, Infocore and CI Merger Corporation (the "Merger Agreement").
Pursuant to the Merger Agreement, Conestoga will issue 200,000 shares of Conestoga Common Stock in exchange for 100% of the outstanding common stock of Infocore (the "Consideration").

JSI provides business and financial intermediation, valuation, strategic and business planning, and syndication services to clients in the telecommunications, broadcasting and cable industries. JSI has performed valuations of telecommunications concerns for a variety of purposes including mergers and acquisitions, divestitures, gift and estate taxes, employee stock ownership plans, financial restructurings, and other objectives.

In arriving at our opinion, we have, among other things, (i) considered the nature and economic outlook of the telecommunications industry, (ii) the financial and operating history of Conestoga and Infocore, (iii) Conestoga's and Infocore's earnings and cash flow for the last three years and management's assessment for future earnings and cash flow, (iv) price and trading ranges for Conestoga's Common Stock over the prior 33 months, and (v) the value of revenue streams and other identifiable assets or benefits associated with the Infocore acquisition.

Specific documents and information relied upon and procedures performed in arriving at our opinion included reviewing Conestoga's and Infocore's audited financial statements for the periods December 31, 1994 through December 31, 1996; reviewing Securities and Exchange Commission Forms 10-K filed by Conestoga for the fiscal years ending December 31, 1991 through December 31, 1995; reviewing the history of Conestoga's stock transfer prices for the period June 1, 1994 through March 14, 1997; reviewing the Merger Agreement; having discussions with Conestoga management about the Merger and current and future business prospects for both Conestoga and Infocore; and performing such other analysis and considering such other factors as we deemed appropriate.

In rendering this opinion, we have relied, without independent verification, on the accuracy, completeness, and fairness of all financial and other information that was publicly available or furnished to us by Conestoga, Infocore and/or their advisors.

Based upon our analysis of the factors deemed relevant, it is our opinion that, as of the date of this letter, the Consideration to be paid pursuant to the Merger is fair, from a financial point of view, to the shareholders of Conestoga.

Very truly yours,

JSI Financial Services


By:  William E. King, CPA

                                                                      APPENDIX C



                                 PROVISIONS OF
               PENNSYLVANIA BUSINESS CORPORATION LAW RELATING TO
                       DISSENTERS' RIGHTS OF SHAREHOLDERS
                       ----------------------------------



             15 Pa. C.S.A. Sections 1571 through 1580, inclusive.

(S) 1571. Application and effect of subchapter

          (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

          Section 1906(c) (relating to dissenters rights upon special treatment).

          Section 1930 (relating to dissenters rights).

          Section 1931(d) (relating to dissenters rights in share exchanges).

          Section 1932(c) (relating to dissenters rights in asset transfers).

          Section 1952(d) (relating to dissenters rights in division).

          Section 1962(c) (relating to dissenters rights in conversion).

          Section 2104(b) (relating to procedure).

          Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

          Section 2325(b) (relating to minimum vote requirement).

          Section 2704(c) (relating to dissenters rights upon election).

          Section 2705(d) (relating to dissenters rights upon renewal of election).

          Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

          Section 7104(b)(3) (relating to procedures).

          (b)  Exceptions.--

               (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                    (i) listed on a national securities exchange; or

                    (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

               (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                    (i) Shares converted by a plan if the shares are not
               converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                    (ii) Shares of any preferred or special class unless the
               articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                    (iii) Shares entitled to dissenters rights under section
               1906(c) (relating to dissenters rights upon special treatment).

               (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

          (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

          (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

               (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

               (2) a copy of this subchapter.

          (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

          (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

          (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).


(S) 1572.  Definitions

          The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

          "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

          "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

          "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

          "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.


(S) 1573.  Record and beneficial holders and owners

          (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

          (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.


(S) 1574.  Notice of intention to dissent

          If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.


(S) 1575.  Notice to demand payment

          (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

              (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

               (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

               (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

               (4) Be accompanied by a copy of this subchapter.

          (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.


(S) 1576.  Failure to comply with notice to demand payment, etc.

          (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

          (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

          (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.


(S) 1577.  Release of restrictions or payment for shares

          (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

          (b) Renewal of notice of demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

          (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

               (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

               (2) A statement of the corporation's estimate of the fair value of the shares.

               (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

          (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.


(S) 1578.  Estimate by dissenter of fair value of shares

          (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

          (b) Effect or failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.


(S) 1579.  Valuation proceedings generally

          (a) General rule.--Within 60 days after the latest of:

               (1) effectuation of the proposed corporate action;

               (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

               (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

          (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure)./1/

____________________

/1/42 Pa. C.S.A. (S) 5301 et. seq.

          (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

          (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

          (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.


(S) 1580.  Costs and expenses of valuation proceedings

          (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

          (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided in this subchapter.

          (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers


       Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), provide that a business corporation may indemnify directors and officers against liabilities that they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.

       Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the PBCL, the CEI Bylaws provide that in connection with any action, suit or proceeding in which a person may be involved by reason of being or having been a director, officer, employee or agent of CEI, the directors and officers of CEI shall be indemnified to the fullest extent permitted by law, except for liabilities arising under the Securities Act of 1933, as amended.

       As authorized by Section 1747 of the PBCL, CEI maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering CEI for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by CEI.

     Item 21.  Exhibits

     (a)  Exhibits:

          Exhibit
          Number  Description
          ------  -----------

          2.1 Merger Agreement, dated March 14, 1997, by and among CEI, Infocore and CI Merger Corporation is Appendix A to the Proxy Statement/Prospectus included in Part I and is incorporated herein by reference.

          3.1  Articles of Incorporation of CEI. (1)

          3.2  By-laws of CEI. (2)

          5.1 Opinion of Miller and Murray, LLP regarding legality of the CEI Common Shares being registered.

          8.1 Opinion of Saul, Ewing, Remick & Saul regarding tax matters is Appendix D to the Proxy Statement/Prospectus included in Part I and is incorporated herein by reference.

          10.1 Employment Contract of Harrison H. Clement, Jr. is part of Exhibit B to Appendix A to the Proxy Statement/Prospectus included in Part I and is incorporated herein by reference. Written comment applies to 10.1 and 10.2. We do not need to include employment agreements a second time.

          10.2 Employment Contract of Henry M. Stringer

          23.1 Consent of Miller and Murray, LLP (included in opinion filed as Exhibit 5.1 hereto).

          23.2 Consent of Saul, Ewing, Remick & Saul (included in its opinion attached as Appendix D to the Proxy Statement/Prospectus included in Part I and is incorporated herein by reference).

          23.3 Consent of Beard and Company, Inc.

          23.4 Consent of JSI Financial Services.

          24.6 Powers of Attorney (included on the signature page).

          99.1 Form of Infocore Proxy.

          99.2 Form of Infocore Shareholder Letter of Transmittal.

------------------------------------

          (1) Incorporated herein by reference to sequentially numbered pages 53-56 to CEI's Annual Report on Form 10-K for the year ended December 31, 1992.

          (2) Incorporated herein by reference to sequentially numbered 57-66 to CEI's Annual Report on Form 10-K for the year ended December 31, 1992.

Item 22.  Undertakings

(1)    The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)    The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                                      APPENDIX D


                                                           _______________, 1997


Infocore, Inc.
661 Moore Road, Suite 110
King of Prussia, PA  19406


Re: Certain Federal Income Tax Consequences of the Agreement and Plan of Merger
    among Conestoga Enterprises, Inc., Infocore, Inc. and CI Merger Corporation
    ----------------------------------------------------------------------------


Gentlemen:

      We have acted as special tax counsel to Infocore, Inc., a Pennsylvania corporation ("Infocore"), in connection with the proposed merger (the "Merger") of Infocore with and into CI Merger Corporation, a Pennsylvania corporation ("Merger Sub"), pursuant to the terms of the Agreement and Plan of Merger among Conestoga Enterprises, Inc., a Pennsylvania corporation ("CEI"), Infocore and Merger Sub dated as of March 14, 1997 (the "Merger Agreement"), and as further described in the Registration Statement on Form S-4 filed by CEI with the Securities and Exchange Commission (the "Registration Statement").

      This opinion is being rendered pursuant to your request and in accordance with the requirements of Form S-4 and Section 7.7 of the Merger Agreement. All capitalized terms, unless otherwise specified, have the meaning assigned to them in the Registration Statement.

      In rendering the opinion set forth below, we have relied upon certain written representations and covenants of CEI and of Infocore ("Representation Certificates"), as well as those representations set forth in Sections 3.25 and
4.12 of the Merger Agreement. In connection with this opinion, we have examined and are relying upon (without any independent examination or review) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents: (i) the Merger Agreement, (ii) the Representation Certificates, (iii) the Registration Statement, and (iv) such other instruments and documents as we have deemed necessary or appropriate in order to enable us to render the opinion below.

      In our examination, we have also assumed, with your permission and without independent investigation, that (i) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the date of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of those documents and (ii) the Merger will be effective under the laws of the Commonwealth of Pennsylvania.

      In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, all as in effect as of today's date, and such other authorities as we have considered relevant.

                                     FACTS
                                     -----

      Infocore is a diversified telecommunications services company which designs, installs and maintains telephone and computer systems and resells local exchange and toll services. CEI is a holding company, with the wholly-owned subsidiaries engaged in various aspects of the telecommunications business.

      Pursuant to the Merger Agreement, Infocore will merge with and into Merger Sub. Merger Sub will be the surviving corporation and will continue to be a wholly-owned subsidiary of CEI following the Merger. By virtue of the Merger, the Infocore Common Shares held by any person immediately prior to the Effective Time will become and be converted into that number of CEI Common Shares as is equal to the number of Infocore Common Shares held by such person multiplied by a fraction, the numerator of which is 200,000 and the denominator of which is the number of Infocore Common Shares issued and outstanding immediately prior to the Effective Time. Holders of Infocore Common Shares who would otherwise be entitled to receive a fractional share of CEI Common Stock will receive a cash payment in lieu of such fractional share.

                                   OPINIONS
                                   --------

      Based upon and subject to the foregoing, and based upon our reliance on the accuracy of the representations set forth in the Merger Agreement and Representation Certificates and subject to the assumptions and qualifications set forth herein, we are of the opinion that for federal income tax purposes:

1. The Merger will, under current law, constitute a tax-free reorganization under section 368(a) of the Code.

2. CEI, Merger Sub, and Infocore will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

As a tax-free reorganization, the Merger will have the following federal income tax consequences:

3. No gain or loss will be reorganized by Infocore (or by Merger Sub by reason of being the successor to Infocore) by reason of the Merger.

4. Except for any cash received in lieu of any fractional shares, no gain or loss will be recognized by holders of Infocore Common Shares who, pursuant to the Merger, receive solely CEI Common Shares in exchange for their Infocore Common Shares.

5. The basis of the CEI Common Shares to be received by an Infocore shareholder will be the same as the basis of the Infocore Common Shares surrendered in exchange therefor, less any basis attributable to any fractional share for which cash is received.

6. The holding period of the CEI Common Shares to be received by an Infocore shareholder will include the period during which the Infocore Common Shares surrendered in exchange therefor were held, provided that the Infocore Common Shares were held as a capital asset by such Infocore shareholder at the Effective Time.

      This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

      No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

      This opinion is being furnished only to you in connection with the Merger and solely for your benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our express written consent.

      Notwithstanding the foregoing, we hereby consent to the use of this opinion as Appendix D to the joint proxy statement/prospectus forming a part of the Registration Statement. We also consent to all references to our firm in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,

                                    Saul, Ewing, Remick & Saul

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birdsboro, Pennsylvania on March 26, 1997.

                                                    CONESTOGA ENTERPRISES, INC.


                                                    By: /s/ John R. Bentz
                                                       -------------------------
                                                       John R. Bentz
                                                       President


          Signature                         Title                    Date
          ---------                         -----                    ----

 /s/ F. M. Brown               Chairman of the Board of         March    , 1997
-----------------------------  Directors

 /s/ John R. Bentz             President and a Director         March    , 1997
-----------------------------

 /s/ James H. Murray           Vice President and a Director    March    , 1997
-----------------------------

 /s/ Kenneth A. Benner         Secretary/Treasurer and a        March    , 1997
-----------------------------  Director

/s/ Albert H. Kramer           Vice President, Finance and      March    , 1997
-----------------------------  Administration (principal
                               financial officer)

 /s/ Donald R. Breitenstein    Controller and a Director        March    , 1997
-----------------------------  (principal accounting officer)

 /s/ Robert E. Myers           Director                         March    , 1997
-----------------------------

 /s/ Jean M. Ruhl              Director                         March    , 1997
-----------------------------

 /s/ John M. Sausen            Director                         March    , 1997
-----------------------------

 /s/ Richard G. Weidner        Director                         March    , 1997
-----------------------------

                                      S-1